As filed with the Securities and Exchange Commission January 2, 2009  Registration No. 333-145553

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

PRE-EFECTIVE AMENDMENT NO. 11

REGISTRATION STATEMENT

ON FORM S-1

UNDER THE SECURITIES ACT OF 1933

MILLENNIUM GROUP WORLDWIDE INCORPORATED

(Exact name or registrant as specified in its charter)

Florida	7380	82-0540176
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Number)	(IRS Employer Identification Number)
2825 N. 10th Street
St. Augustine, Florida 32084
(904) 808-0480
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices.)

Julius Jackson, Chairman and President
Millennium Group Worldwide Incorporated
2825 N. 10th Street
St. Augustine, Florida 32084
(904) 808-0480
(Name, address including zip code, and telephone number, including area code, of agent for service)
Copy To:
Carl N. Duncan, Esq.
Carl N. Duncan, Esq., LLC
5718 Tanglewood Street
Bethesda, Maryland 20817
(301) 263-0500

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

 As soon as practicable after the effective date of the Registration Statement

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicated by check mark whether the Registrant is large accelerated filer, an accelerated filer, a non-accelerated filer or a small reporting company as defined in Rule 12b-2 of the Securities Exchange Act of 1934.  (Check one unless a smaller reporting company);
Large Accelerated Filer                                ☐                   Accelerated Filer                                         ☐
Non-accelerated Filer                                   ☒                  Smaller Reporting Company                      ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file an amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed.  We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective.  This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS		$75,000,000
January 2, 2009

6,250,000 SHARES OF COMMON STOCK
MILLENNIUM GROUP WORLDWIDE INCORPORATED

6,250,000 shares of common stock (the "Shares") are being offered hereby by MILLENNIUM GROUP WORLDWIDE INCORPORATED, a Florida corporation (the "Company"), on a best-efforts, self-underwritten basis.

At the present time, there is no public market for the Company’s securities.  An investment in the Shares offered for sale under this Prospectus involves a high degree of risk. You should purchase Company securities only if you can afford losing your entire investment. (See “Risk Factors” beginning on page 7 of this Prospectus.)

Unless earlier terminated, the Initial Offering Period will be up to nine (9) months from the date hereof unless, in the sole discretion  of the Company, it is extended for periods up to a total of twenty-four (24) months.  The Company is offering a minimum of $3,000,000   up to a maximum of $75,000,000 of such Shares.  (See "Plan Of Distribution.")  The date that (1) subscriptions for a minimum of $3,000,000 in Shares have been received and (2) the Company has accepted such subscriptions, will mark the end of the Initial Offering Period,.  At such time, funds raised to that point will be released to the Company, until the up to nine (9) month initial Offering Period is concluded or the Offering is discontinued).  As described in greater detail in "Plan Of Distribution," the Offering is being made pursuant to a Registration Statement which may be extended for additional periods which will, in the aggregate, not exceed 24  months from the date of this Prospectus unless this Prospectus and associated Registration Statement is substantively amended (the "Continuous Offering Period"). During the Initial and Continuous Offering Periods  (up to 9 and 24 months, respectively), Shares will be offered at $12.00 per share (the "Selling Price"). If a minimum of $3,000,000 of Shares is not sold during the Initial Offering Period (as it may be extended), investor funds   will be promptly returned, excluding any interest, if any.

The minimum purchase is $500; additional purchases by existing Shareholders may be made in increments of $500 or more.

	Price to Public During Initial Offering Period: (1), (2), (3)	Selling Costs: (1) and (2)	Proceeds to Company: (3)
Per Share	$12.00	$12.00	$12.00
Total Minimum	$3,000,000	$200,000	$2,800,000
Total Maximum	$75,000,000	$400,000	$74,600,000
1)
During this Offering Period, there is a $500 minimum (and existing Shareholders may make additional purchases in the amount of $500 or more).  Certain states require higher suitability standards.  See “Plan Of Distribution – Subscriptions” and the Subscription Agreement (Appendix III).

2)
 Self-Underwritten Offering – Shares will be offered by officers and directors of the Company without the use of broker-dealers.  Such officers and directors will use their best efforts to sell the securities offered but there is no assurance that such self-underwritten Offering will be successful.   While there is no commitment to do so, the Company has reserved the right to have a bi-furcated Offering, namely adding selling broker-dealers on a commission basis as described in “Plan Of Distribution."

3)
 These amounts are before deducting offering expenses (estimated at $200,000 in the case of the minimum offering and $400,000 in the case of the maximum offering) payable by the Company.  However, as noted above,  the Company has reserved the right to engage a broker-dealer and, if such alternative is employed in the future, negotiate a price for selling the remaining securities with   the cost being paid from the proceeds of the Shares sold and the Prospectus amended appropriately.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION NOT CONTAINED IN THE PROSPECTUS IN CONNECTION WITH THIS OFFERING AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED.

BECAUSE THE MINIMUM CLOSING AMOUNT IS LESS THAN $5,000,000, INVESTORS ARE CAUTIONED TO CAREFULLY EVALUATE THE COMPANY’S ABILITY TO FULLY ESTABLISH ITS STATED OBJECTIVES AND TO INQUIRE AS TO CURRENT DOLLAR VOLUME OF SUBSCRIPTIONS.

UNTIL April 1, 2009 (90 DAYS AFTER THE DATE HEREOF), ANY BROKER-DEALER EFFECTING TRANSACTIONS IN THE SHARES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A CURRENT COPY OF THIS PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A COPY OF THIS PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO ANY UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed information and financial statements appearing elsewhere or incorporated by reference in this Prospectus.  All references in this Prospectus to Shares are as of September 30, 2008 unless otherwise specified.  Prospective investors should carefully consider the information set forth under the heading "Risk Factors."

Millennium Group Worldwide Incorporated (“Millennium” or the “Company”) is a Florida corporation located at 2825 N. 10th Street, St. Augustine, Florida 32084 (Telephone: 904-808-0480).   The Company  intends to engage in a broad range of services and businesses aimed at specific targeted markets but will initially focus on developing residential real estate in Florida, marketing mortgage products for J.P. Morgan Chase to minority homeowners and providing support services in Africa for Catoca Mining Limited..  The overall strategy of the Company grows out of various affirmative action experiences of the 1970s and 1980s.  Historically, the Company’s management has observed that ideas for improving disadvantaged minority neighborhoods have come from outside those communities and the organizations participating in these efforts do their best to help by providing gratuitous aid.  However, by their very nature, management believes these programs often result in the benefits, both the economic and recognition, flowing to the originators of the plans rather than to the communities.  The Company’s principal founders believe that it is possible to provide services and develop businesses that build both self-esteem and entrepreneurial know-how within minority communities, while at the same time bringing economic and social benefits into the neighborhoods and creating socially responsible profits for the Company.

The Company believes that the principal criteria for success in the Company's business is responsiveness to the needs of the targeted consumer, quality of service and the ability to establish and maintain effective relationships with the communities in which it operates. The Company's personnel will have extensive experience and training in these skill areas.  These skills typically are not prevalent among African-oriented businesses; however, historical evidence has shown management that businesses able to implement such strategies often reap returns far higher than in other parts of the world.

Many American businesses seem reluctant to seek entry into the African markets.  In most cases, those markets are dominated by firms representing former colonial powers.   In many cases, these firms are actually not well accepted, but tolerated when there are no other alternatives.  The organizational activities and investigations, discussed below, have indicated to the founders of Millennium that American firms are embraced and sought after by many indigenous Africans. The history of the civil rights movement in the U.S. makes many locals especially responsive to this type of appeal.  The Company’s founders have gained, they believe, great credibility in this regard.  Management of the Company also believes that there are a myriad of business opportunities and, while the risks are higher than in the U.S., the potential returns are also higher.  These anticipated higher returns are expected to result from the absence of extensive competition for these opportunities and the reasonable expectation that effective application of American technology and capital to these opportunities will generate returns in excess of those available in the U.S. (often characterized by fierce competition among relatively equal competitors).  These higher profits would permit a company such as Millennium to generate reasonable returns for investors while, at the same time, developing training opportunities and sustainable business ventures for the population.

By way of example, the Company will bid on work in Africa with margins of more than 30% whereas the same job in the U.S. might only absorb a 10% margin at maximum (due, in part, to the large number of companies pursuing work and the slow-down in the U.S. economy).  These data combined with the business reports from private equity and hedge funds in Africa, extolling the profit benefits in Africa, together with our intention to have personnel  in place once the Company reaches the $37,500,000 mid-point of this Offering, contributes to management’s belief that the Company’s return on African businesses are expected be higher than they will be in the U.S.

These opportunities are supported by numerous strategies on the continent of Africa that promote economic participation by indigenous Africans.  These special programs give preferential treatment to the local population for every sector of the economy.  Since there presently is a shortage of investment capital and expertise among native Africans, it is management’s opinion that investors from the U.S. will be able to provide capital, technology and know-how to these opportunities and thereby profit from this contribution.

At the present time, the Company has engaged mostly in organizational activities to structure the various business areas, but also has investigated business opportunities for investment and performed preliminary due diligence on certain projects, both in the U.S. and Africa. In fact, to date, the Company has entered into fourteen (14) material agreements relating to these projects (each described in “The Company”) consistent with the foregoing philosophy and business  plan.  The Company believes these projects are socially responsible and have the potential to be economically beneficial to members of minority and faith-based communities that are currently limited in opportunities.  Specifically, the Company intends to participate in projects in the U. S.  that will not only  benefit these communities (the target market), but is expected to provide a steady stream of cash flow to invest in economically impoverished communities in Sub-Sahara Africa and the Caribbean and other areas, including Mexico.
GENERAL MANAGEMENT PHILOSOPHY

There are certain key corporate and management philosophical tenets that the Company’s founders believe are key to   the long term success of the Company:

▪	To achieve commercial success in its individual investments or businesses it owns and manages, the Company must have majority control (at least 50% plus 1 share) of these operations.
▪
While the Company will remain focused on our vision to foster the development of business opportunities for the African-American and Hispanic communities, it is in the long term best interests of the Company, both for its own growth and in developing the potential for these individuals, to develop strategies to maximize overall participation in the broadest-based business activities possible.

▪
A certain portion of the Company’s annual profits, either by percentage or an absolute dollar amount, if available, will be dedicated for reinvestment in business opportunities in Africa.  Such projects will be selected based upon the opportunities, rather than simply the specific level of returns, for sustainable development, long term local employment or needed social benefits for the local populations.

▪	A key component of success in Africa will be through a mentoring program where management skills from successful U.S. operations are expected to be exchanged with fledgling businesses in Africa.
▪
To initiate meaningful improvement in the poverty level of Sub-Sahara Africa, U.S. companies must assist in the development of enterprises that convert natural resources on the continent while concurrently reducing the outflow of funds.

PHILOSOPHY FOR AMERICAN AND FAITH-BASED OPERATIONS

In summary, the Company’s philosophy and objectives for its domestic operations are derived from the following key assumptions:

▪
Members of the African-American community that have an affiliation with the various traditional black churches (so-called faith-based communities) have a higher disposable income compared to other portions of the target market.

▪
Potential shareholders of the Company are African-Americans and Hispanics, especially of the faith-based communities, and they can benefit not only from the dividends and distributions from the profitable operations of the Company, but from attractively priced goods and services offered by the Company.

▪
These faith-based communities have a natural and strongly developed membership organization and communication network, established principally through individual churches and ministries, that have not been consistently and comprehensively offered a range of products and services that are tailored to their needs nor delivered through black- and/or Hispanic-owned or managed businesses on a nationwide or even regional scale.

▪	The Company intends to develop aggressive marketing to reach this large and relatively wealthy niche of the African-American and Hispanic, faith-based communities.

PHILOSOPHY FOR INTERNATIONAL OPERATIONS

The Company further believes that African-Americans and Hispanics have a substantial desire to support development and economic growth in Sub-Sahara Africa and the Caribbean.  These desires, management believes, are based on the fact that the origins or “roots” of these members lie in the various nations that make up those regions.  The phenomenon is evidenced by the wide variety and number of individual missions and charitable operations in Sub-Sahara Africa that are currently funded or otherwise supported by African-American faith-based communities and, in the Caribbean, the Hispanic faith-based communities.  The Company’s management applauds this commitment.  Nonetheless, the Company  believes it can further develop and support this genuine and sincere concern for the welfare of the population of Sub-Sahara Africa and the Caribbean in a new and different way that, while profit-seeking by the Company, focuses there on economic growth, development and expansion of business opportunities in the private sector.

The Company’s philosophy and objectives for its international operations are derived from the following key assumptions:

▪
Africa is a destination for significant aid and development moneys intended to assist the nations of Sub-Sahara Africa in fostering economic growth. Likewise, the Caribbean is a destination for significant aid and development moneys for the support of families and communities in the region.  A significant portion of these moneys will be spent on infrastructure, such as roads, ports, municipal services and similar ventures, that will create an environment in which private businesses can operate more effectively and profitably.

▪
In many countries in Africa, Central America and the Caribbean, there has been a significant improvement in responsible use of funds.  Objective evidence of this improvement comes from the re-entry of many aid donors into Africa and the Caribbean.  Over the next several years, management believes the business climate in many African and Caribbean nations will be supportive of private investment and that the indigenous populations there will seek out public-private and strictly private opportunities to provide basic goods and services.  With sufficient care in selecting investments, management believes the Company can generate at least competitive rates of return on investments in Sub-Sahara Africa and the Caribbean.

THE OFFERING

Securities	6,250,000 Shares having an aggregate offering price of $75,000,000 are being offered at $12.00 per share (the “Selling Price”) during this Offering Period. (See "Plan Of Distribution" and Cover Page.)
Offering Period
As described in greater detail in "Plan Of Distribution" and on the Cover Page, the Offering begins on the date of this Prospectus and may continue for up to nine (9) months thereafter, unless earlier terminated. The date that (i) subscriptions for a minimum of $3,000,000 of Shares have been received and (ii) the Company has closed its initial escrow, will mark the end of the Initial Offering Period.  Subject to pertinent securities requirements, the Company expects to update this Prospectus after its Initial Offering Period and continue the Offering (the “Continuous Offering Period”)  for up  to 24 months from the date of this Prospectus if, as expected, the $75,000,000 maximum is not achieved during the Initial Offering Period.

Proceeds Held

All subscriptions during the Initial Offering Period will be held in an escrow account with Miami Escrow Services, Inc. whose address is 2520 S.W. 22nd Street--Suite 2143, Coral Gables, Florida 33145.   Net proceeds from such subscriptions will not be paid to the Company until receipt of the minimum offering amount of $3,000,000.   If the minimum offering amount of $3,000,000 is not achieved, the related proceeds will be returned to the investors without interest.  Investors are reminded that, given the duration of the Initial Offering Period, subscriptions may be held in escrow for up to nine (9) months from the date of this Prospectus.   In addition, while it is expected that interest will be earned on escrowed funds, any interest earned  will not be returned to subscribers but rather will be paid to the Escrow Agent to defray the costs of the escrow.  While unlikely, any change from the specified $12.00 offering price from the date of this Prospectus until the Offering is terminated or fully subscribed will terminate this Offering and the subscribers would then be entitled to a refund of their money.

Minimum Subscription

The minimum purchase is $500 and multiples thereof.  Any interest earned will be retained by the escrow agent.  See “Plan of Distribution; Subscription Procedure” with regard to the higher suitability standards imposed on residents of California. Unless there is a material change in the terms of the Offering, which is permitted only by amendment to this Prospectus and associated Registration Statement, subscriptions are irrevocable. (See "Investment Requirements," "Plan of Distribution–Subscriptions" and the Subscription Agreement (Appendix III).)

Risks and Conflicts of Interest

An investment in the Company involves substantial risks due in part to the costs the Company will incur, given the highly speculative nature of the Company’s consumer products and services business.  Risks inherent in investing in the Company are discussed under "Risk Factors.”

Plan of Distribution

The Shares are being offered on a best-efforts basis by the Company through its directors and officers.   The Company has reserved the right, but is not committed, to use broker-dealers in certain circumstances.   (See “Plan Of Distribution.”)

Use of Proceeds
Proceeds of this Offering will be applied to certain contemplated acquisitions and/or start-ups outlined herein and for working capital purposes.  More specifically, the Company intends to offer a range of consumer products and services relating to real estate, financial services, communications and entertainment.  If only the minimum is achieved, the Company will purchase real estate in St. Augustine, Florida to provide affordable housing to workforce individuals and families and will commence the building of three houses immediately.  Once those houses are sold, the Company will build and sell additional houses while concurrently pursuing subsidy funds available from state and federal sources.  Ultimately, management believes the increase in the number of houses built will allow for profits to be reinvested in the construction of the remainder of the houses and the coffee roasting business will be initiated.  Also, if the minimum is achieved, the Company will begin developing Carishoca, a  second affordable housing project, expected to consist of 90 townhouses in Fort Lauderdale, Florida with Amera Broward Central.  The sales of the original townhomes are expected to provide the funds necessary to fund the construction of additional housing units.  (See “The Company.”)  The Company will seek to meet the expanding needs of ethnic communities for consumer products and services tailored to those specific communities with an emphasis on those products and services not readily available (or at prices typically higher than generally available outside such communities).  If only the minimum Offering is achieved, the Company will concentrate its efforts in real estate in the U.S.  In the event more than the minimum Offering is subscribed, the Company intends to be more aggressive in implementing its business plan.  Management believes the coffee roasting and automotive sales and services can be initiated from revenue derived from the housing sales.  The Company plans to expand the products and services contemplated in its business plan as revenue is earned.  However, if the Company reaches the maximum, dialysis centers are expected to be developed and operated, radio stations pursued, insurance companies and banks approached to create ventures in which those pursued companies will have a minority stake and the Company will have a majority stake.  Management believes that additional revenues will accrue to the minority stake holders of the ventures and revenues and asset growth as well as “reach” will accrue to the Company.  As the Company increases its revenues in the Americas and secures contracts in Africa, investment in business opportunities in Africa (where the indigenous population can participate in sub-contracting opportunities provided by the Company) will serve as the foundation for the creation of indigenous African-owned businesses.   (See “Application Of Proceeds” and “The Company.”)

Post-Offering Securities Outstanding

If the $75,000,000 Offering is fully subscribed, the number of Shares outstanding will increase from 6,250,000_to 12,500,000.  If the $3,000,000 minimum Offering is achieved, the number of Shares outstanding would be increased to 6,500,000.  (See “Capitalization.”)

SUMMARY FINANCIAL DATA

The Summary Financial Information, all of  which  has been derived from audited and unaudited financial statements included elsewhere in this Prospectus,  reflects the operations of the Company for its limited operating history as of and for the period from inception to September 30, 2008.  This information should be read in conjunction with the financial statements (audited as of December 31, 2007 and reviewed as of September 30, 2008, respectively Exhibits I and II) and “Management’s Discussion and Analysis of Financial Condition and Results of Operation.”

Current Assets	$75,473
Non-current Assets	-0-
Current liabilities	$158,585
Long Term Liabilities	$934,738
Gross Profit	$12,000
Loss from Continuing Operations since inception	$(3,934,847)
Net Loss	$(690,995)

PRO FORMA FINANCIAL INFORMATION

Pro forma financial information has not been presented since no significant business combination has occurred or is probable and, even where possible or remote, there have been no significant historical operations. Consequently, pro forma information would serve no useful purpose.

Compiled, unaudited financial statements as of September 30, 2008 (see Appendix I) are provided in this Prospectus.  Full financial statements as of year-end have been presented for the Company (see Appendix  II). In addition, summary financial data is provided in "Selected Financial Data" Following.

INTRODUCTORY STATEMENT:
WHO SHOULD INVEST

PURCHASE OF THE SHARES OFFERED HEREBY SHOULD BE MADE ONLY BY THOSE PERSONS WHO CAN AFFORD TO BEAR THE RISK OF A TOTAL LOSS OF THEIR INVESTMENT. THE COMPANY RESERVES THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART.

Each subscriber will be required to make certain representations as to his net worth and income. (See "Investment Requirements" and Appendix II, the “Subscription Agreement And Power of Attorney.”) The Company believes that prospective investors should consider the Shares as a long-term investment. There is no public market for these Shares.  None is likely to develop until after this Offering has been concluded or discontinued.  In the meantime, the Company will become a reporting company concurrent with the date of this Prospectus and will make needed filings with the SEC, the NASD or other self-regulatory organizations.  (See "Risk Factors -- Absence Of Public Market And Associated Illiquidity Of Shares.")

RISK FACTORS THAT MAY CAUSE LOSS OF INVESTMENT

Prospective investors should consider carefully, in addition to the other information contained in this Prospectus, the following factors before purchasing the Shares offered hereby.

(1)
THE COMPANY, IN THE EARLY STAGES OF DEVELOPMENT, HAS A LIMITED HISTORY OF OPERATIONS AND MINIMAL CAPITAL RESOURCES, WHICH ARE NOT ADEQUATE TO FULLY IMPLEMENT ITS BUSINESS PLAN.  IN ADDITION, UNFORESEEN MARKET FLUCTUATIONS CAN ADD TO THE VOLATILITY OF THE COMPANY’S REAL ESTATE DEVELOPMENT PLANS.  IF ADDITIONAL FINANCING IS REQUIRED BUT NOT OBTAINED, OR MARKET CONDITIONS DO NOT IMPROVE, THE INVESTOR RISKS LOSING ALL OR PART OF HIS INVESTMENT.  The Company is in the early stage of development and has only a limited history of operations. (See "The Company -- General" and "Conflicts Of Interest.") To the extent that the Company implements its real estate development plans, fluctuations in the real estate market could cause delays in the execution of the business plan, the Company's business will be subject to lack of mortgages for both high-end and affordable homes as well as increased availability of houses on the market which could extend the time that a house remains on the market as well as encountering all of the problems, expenses, delays and risks inherent in a new business enterprise (including limited capital, delays in program development, possible cost overruns, uncertain market acceptance and a limited operating history). (See also below "Risk Factors -- Reliance On Management.") In addition, the Company's future success will depend upon factors which may be beyond its control or which cannot be predicted at this time and could cause investors to lose all of their investment.

The Company might not achieve profitability in the future. If the Company fails to achieve profitability, its growth strategies could be materially adversely affected. (See "Management's Discussion And Analysis Of Financial Conditions And Results Of Operations.")

Moreover, the Company's minimal capital resources are not adequate to fully implement its business plan. If the Company achieves only the $3,000,000 minimum associated with this Offering, the Company is expected to be sustainable for approximately 12-18 months without additional financing.  Thereafter, if additional financing is required but not obtained, the investor risks losing all or part of his/her investment.  Conversely, if the Company achieves the $75,000,000 maximum offering associated with this Offering, there will be no additional financing required for the foreseeable future. If additional financing in fact is required, it might not be available to the Company if and when required, or on terms acceptable to the Company.  If such additional financing is not available, the Company might have to sell additional stock which might result in substantial dilution of the equity interests of existing Shareholders.

(2)
GOING CONCERN REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS RAISE  DOUBT AS TO THE COMPANY’S ABILITY TO CONTINUE OPERATION WITHOUT FUNDS FROM THE OFFERING AND THEREFORE THE INVESTORS COULD LOSE THEIR INVESTMENT.  The factors described above in “Limited History Of Operations: Historical Net Losses . . .” raise substantial doubt about the Company’s ability to continue as a going concern.  In this regard, see the Report of Independent Certified Public Accountants accompanying the Company’s audited financial statements appearing elsewhere herein which cites substantial doubt about the Company’s ability to continue as a going concern.  There can be no assurance that the Company will achieve profitability in the future, if at all.  As a result of these and other factors, there can be no assurance that the Company’s proposed activities and/or acquisition of majority ownership in the businesses of other companies will be successful or that the Company will be able to achieve or maintain profitable operations.  If the Company fails to achieve profitability, its growth strategies could be materially adversely affected.  (See “Management’s Discussion And Analysis Of Financial Condition And Prospective Results Of Operations.”)

(3)
THE RISK OF RELYING ON A MANAGEMENT TEAM WHICH HAS NOT PREVIOUSLY WORKED TOGETHER COULD CREATE INTERNAL CONFLICTS DUE TO DIFFERENT OPERATING STYLES AND PHILOSOPHIES.  THE RESULT MAY STALL IMPORTANT BUSINESS DECISIONS AND CREATE POOR WORKING CONDITIONS, SUBSEQUENTLY COSTING THE COMPANY TIME AND MONEY AND RESULTING IN THE INVESTORS LOSING THEIR INVESTMENT. Although members of management have significant cumulative experience and expertise in the identification, acquisition and operation of various businesses, none of its members previously has operated such an extensive array of operations the Company contemplates.  Investors will have no right or power to take part in or direct the management of the Company. Accordingly, no investor should purchase Shares unless such investor is willing to entrust all aspects of management of the Company, including the selection of businesses and/or controlling interests in companies it may acquire, to the Company's management. This potential risk is even more important in this Offering since the Company's business is dependent to a significant degree upon the performance of certain key individuals, the departure or disabling of any of whom could have a material adverse effect on the Company's performance and none of whom, until the minimum is achieved, is required to devote their services exclusively to the Company except for Julius Jackson, Sr. and Mary White.  The loss of the services of any such key personnel could have a material adverse effect upon the Company. The Company will maintain key man life insurance of $1,000,000 on Mr. Jackson, application for which will made after the Company has raised $10,000,0000 in this Offering. The key employees could leave the Company and may compete with the Company if satisfactory agreements are not developed.  Therefore, the investors are at risk for losing some or all of their investment if the key employees leave the Company before the management team develops redundancy for those employees.

(4)
BASED ON THE BROAD DISCRETION OF MANAGEMENT, THERE IS ASSOCIATED RISK REGARDING THE USE OF PROCEEDS, SUBSEQUENTLY CREATING AN OPPORTUNITY FOR MANAGEMENT TO DEPLETE THE OPERATING CAPITAL IN VENTURES THAT DO NOT RETURN ENOUGH PROFITS TO FUND OPERATIONS, WHICH IN TURN COULD CAUSE THE INVESTORS TO LOSE THEIR INVESTMENT. A significant portion of the net proceeds of this Company have been allocated to working capital and, among other things, to expand its contemplated real estate-related activities and/or acquisition of  majority interest in the businesses of other companies.  While the Company expects to use proceeds of this Offering as outlined in "Application Of Proceeds," management of the Company retains broad discretion as to the specific use of such funds.  That discretion could cause the investor to  lose all or part of their investment.

(5)
FUTURE EXPANSION MIGHT NOT BE POSSIBLE OR PROFITABLE DUE TO A POTENTIAL LACK OF DIVERSIFICATION OR FINANCIAL OVER-EXTENSION OF THE COMPANY WITH NO PROFITS TO REINVEST FOR SUSTAINABILITY.  IN THE EVENT OF EITHER, INVESTORS COULD LOSE THEIR INVESTMENT.   As a result of this Offering, the Company is expected to expand into activities in which management has not previously operated and generally experience significant expansion.   This includes expansion into entertainment via television and radio station ownership and management, an area where it is expected that new opportunities will open up for minorities resulting from  December 2007 rule changes by the Federal Communications Commission.  With no experience by the current management in this and other areas (automotive, financial services, food manufacturing and distribution, for instance), the Company could have difficulty in finding management personnel that could effectively operate the associated activities and therefore could cause the loss of the investment into those sectors.  To reduce that potential risk, and to tap into pre-existing expertise, the Company will typically enter into joint ventures (in all cases having an interest of no less than 50% + 1 share) with established firms.  Additionally, management has not operated a private equity company and will have to  hire a team with experience to execute in that sector.  In light of the Company's pursuit of additional projects and activities and funding in this and future offerings, management believes the Company will experience significant expansion in the future. It is possible (as a result of these recent preliminary activities -- and potential future projects and joint ventures) that the Company's management will be required to manage larger business operations than historically has been the case. It is possible that the Company will fail at its attempts to effectively implement the organizational and operational systems necessary for optimal management integration of its expanded activities, which could cause a loss of the investor’s money.

(6)
FUTURE ACQUISITIONS WITHOUT THOROUGH DUE DILIGENCE MAY RESULT IN FINANCIAL LOSSES THAT DEPLETE THE WORKING CAPITAL TO THE POINT THAT THE COMPANY CANNOT RECOVER AND SUBSEQUENTLY CAUSE INVESTORS TO LOSE THEIR INVESTMENT.  To expand its market and diversify its business mix, the Company's business strategy includes growth through acquisitions and joint ventures (again in all cases having an interest of not less than 50% + 1 share). If there are no future acquisitions, if there are future acquisitions that are consummated on terms unfavorable to the Company or if any newly acquired companies are unsuccessfully integrated into the Company's operations, the investor could lose all of their money.  As the Company may use equity or incur long-term indebtedness or a combination thereof for all or a portion of the consideration to be paid in conjunction with any future expansion, acquisitions or joint ventures, the Company could lose its ability to continue operations and the investor could lose their investment money.

(7)
THERE IS RISK ASSOCIATED WITH INCREASED COMPETITION FROM EXISTING AND FUTURE COMPETITORS THAT MAY MATERIALLY AND ADVERSELY AFFECT THE COMPANY’S ABILITY TO ACHIEVE PROFITABILITY AND CAUSE INVESTORS TO LOSE THEIR INVESTMENT.  The Company's business plan spans construction, real estate development, financial services and entertainment which in some cases overlap and are highly competitive. The Company faces substantial competition from a number of well-established, well-financed companies, many of whom have greater resources and are more established than the Company. Increased competition by existing and future competitors in the real estate, construction, communications and financial services sectors could materially and adversely affect the Company's ability to achieve profitability.  One example of this risk is the existence of established development and construction companies which are entrenched in the marketplace.  To the extent that management of those companies decide to commit significant financial resources into developing projects for the Company’s potential targets, those projects could be done by competitors.

(8)
NO MARKET STUDIES HAVE BEEN COMPLETED TO SUBSTANTIATE THE PROBABILITY OF SUCCESS, AND WITHOUT PREPARATION OF A FEASIBILITY STUDY, THE COMPANY COULD EXHAUST ALL ITS CAPITAL TRYING TO MAKE THE BUSINESS WORK AND THE INVESTORS WOULD LOSE THEIR INVESTMENT.  In formulating its business plan, the Company has relied on the judgment of its management. No formal, independent market studies concerning the demand for the Company's proposed products and services have been conducted; however, market studies are expected to be employed in the future. Directly or indirectly, the Company will use a significant portion of the proceeds of this Offering to validate the legal and economic feasibility of its business plan. To the extent that the Company determines any or a part of its business plan is not feasible, or to the extent the Company is unable to make a determination of feasibility and/or to modify its business plan, the Company will be unable to proceed to develop in accordance with its business plan and investors may lose their entire investment in the Company.

(9)
THE COMPANY’S PRODUCTS AND SERVICES WILL EXTEND TO BOTH INTERNATIONAL AND DOMESTIC AREAS, WHICH CARRY SUBSTANTIAL RISK ASSOCIATED WITH THE RESPECTIVE MARKET AND ECONOMIC CONDITIONS.  DECLINING MARKET CONDITIONS MAY RESULT IN POTENTIAL DECREASED CASH FLOW AND PROFITABILITY WITH LITTLE TO NO WARNING AND MAY BE IMPOSSIBLE TO OVERCOME, WHICH WOULD CAUSE THE INVESTORS TO LOSE THEIR INVESTMENT. There is no prior proof of the acceptance of the Company's contemplated products and services. The Company intends to commence operations at a time when the industries affected by consumer products and services are rapidly evolving and is characterized by an increasing number of market entrants. As is typical of new and rapidly evolving industries, demand and market acceptance for recently introduced products and services is subject to a high level of uncertainty and risk. Because the market for certain of the Company's products and services is new and evolving, it is difficult to predict the future growth rate, if any, and size of this market. While it is known that consumer products and services, including those to ethnic markets, constitute a large and growing aggregate market for the Company's products and services, the market may not continue to develop and may not become sustainable, particularly in view of the Company' emphasis toward minority communities. If the market for its products and services fails to grow, the Company's ability to establish and expand its brand identity would be materially and adversely affected.

(10)
 BRAND DEVELOPMENT AND BRAND ACCEPTANCE IS DIFFICULT TO CREATE AND, IF NEGATIVE BRANDING OCCURS, IT CAN BE DIFFICULT TO OVERCOME, NEGATIVELY IMPACTING FUTURE SALES AND PUTTING THE INVESTORS AT RISK OF LOSING THEIR INVESETMENT.  The Company believes that establishing and maintaining a brand identity is a critical aspect for attracting and expanding its targeted audience and that the importance of brand recognition will increase due to the growing number of competitive products and services. Promotion and enhancement of the Company's brand will depend largely on its success in continuing to provide high quality products and services.  If African-American and Hispanic and/or African-centric and Caribbean-centric customers do not perceive the Company's existing products and services to be of high quality, or if the Company introduces products and services or enters into new business ventures that are not favorably received, the Company will risk diluting its brand and decreasing the attractiveness of its line of products and services. If the Company is unable to provide high quality products and services, or otherwise fails to promote and maintain its brand to its intended customer base, incurs excessive expenses in an attempt to improve or promote and maintain its brand, the Company's business, results of operations and financial condition could be materially and adversely affected and investors could lose their investment.

(11)
 RADIO AND TELEVISION BROADCASTING IS SUBJECT TO FEDERAL REGULATIONS THAT IF NOT CAREFULLY FOLLOWED CAN RESULT IN THE LOSS OF THE REQUIRED LICENSING AS WELL AS FUTURE REGULATIONS THAT THE COMPANY MIGHT NOT BE ABLE TO RESPOND TO AND CAN CAUSE INVESTORS TO LOSE THEIR INVESTMENT.  The   radio and television broadcasting industries are subject to regulation by the FCC under the Communications Act of 1934, as amended (the "Communications Act"). Approval of the FCC is required for the issuance, renewal or transfer of radio and television broadcast station operating licenses. Initially, no operations of the Company are subject to the FCC regulations. However, in due course, the Company intends to acquire radio and/or television stations, directly or indirectly through joint ventures or an operating subsidiary, at which time the Company's business will require it to obtain and hold broadcasting licenses from the FCC.  It is noted that Congress and the FCC may in the future adopt new laws, regulations and policies regarding a wide variety of matters (including technological changes) which could, directly or indirectly, affect the then current operations and ownership of the Company.  For example, the 1996 Telecommunications Act, as amended, relaxes the current limitations imposed on the number and location of broadcasting properties that may be owned by any one person or entity; such regulations had prohibited any person or entity to own more than two FM or two AM radio stations in any one market over a specified size or in excess of 20 FM and 20 AM radio stations in the aggregate and restricted ownership of licensed properties by foreign nationals. (See "Competition" above in this section.)

(12)
THE COMPANY IS SUBJECT TO DIRECT GOVERNMENT REGULATIONS APPLICABLE TO ITS ACTIVITIES AS WELL AS GENERAL BUSINESS PRACTICES IN ANY COUNTRY IN WHICH IT WILL OPERATE.  THESE RULES AND REGULATIONS ARE SUBJECT TO CHANGE.  GOVERNMENTAL REGULATION AND LEGAL UNCERTAINTIES POSE A CERTAIN RISK WHICH MAY IMPACT THE PRODUCTS AND/OR SERVICES OFFERED BY THE COMPANY, INCREASE ITS COST OF DOING BUSINESS AND SUBSEQUENTLY CAUSE THE INVESTOR TO LOSE THEIR INVESTMENT.  In light of laws and regulations currently applicable directly to consumer products and services, the Company is subject to direct government regulation in certain portions of its contemplated activities as well as regulations applicable generally to business. It is beyond the scope of this discussion to go into all applicable laws and regulations that may impact the Company, especially if the Company ramps up (as expected) its ambitious business plan.  The Company will initially be subject mainly to those regulations generally applicable to business, including:

▪
The Company will have to comply with regulations regarding the wholesale purchase of vehicles in any state in which it has a physical presence.  Liability insurance on the business property as well as on the fleet of cars owned by the Company will have to be maintained.  If the dealership creates a body shop, it will have to comply with Occupational Safety and Health Administration (OSHA) regulations.  If the dealership opens a tag agency, it will have to comply with the regulations regarding tag agencies in the state in which it has a physical presence.  However, the Company does not plan to operate a body shop or tag agency and intends to meet all regulatory requirements for a dealership.  If the Company does not satisfy all governmental regulations associated with the automobile dealership, investors could lose their money.

▪
 Regulations regarding food services and processing will have to be met by our coffee roasting business. Before the Company can roast or sell coffee beans and products, it must meet both the Federal Food and Drug Administration guidelines for making food products available to the public for consumption, as well as meet the Florida Health Department guidelines, including  constantly passing inspections.  The Company must also meet the OSHA guidelines for safety to employees of the coffee roasting business.

▪
 For the construction business, the Company must meet the regulations for having a licensed general contractor as a qualifier for the Company.  Additionally, the construction company must have workers compensation insurance for injury on the job or while operating company vehicles, if the company has any.  The construction company must also maintain general liability insurance, comply with the Federal Unemployment Tax Act and OSHA regulations.

▪
The Company will have to comply with regulations covering radio signal broadcasting, if the company purchases or establishes a radio station.  It will also have to comply with ownership limitations in force at the time that it enters that business sector.  The Company will also have to comply with the no-call laws if it enters the direct mail and phone notification business.

▪
 If the Company enter the financial services sector as contemplated, prior to expending any funds, a thorough business plan will be required to developed based on input from national and state lawyers and bankers.  Such professionals and consultants will be engaged by the Company to insure that both federal and state oversight responsibilities will be able to be satisfied by the Company.

▪
 Indigenous Business Development in the various countries that the Company will work in is at varying stages of development.  In South Africa, a Black Economic Empowerment Law is a regulation  that must be met by all companies operating in South Africa.  If the Company does not meet the requirements of that regulation, the Company could lose the investors money.  In other countries, such as Angola, there is no strict requirement to follow any regulation for Black Economic Empowerment.  However, the Company, without coercion, practices Black Economic Empowerment and indigenous business development.  The South African government requires, under its Black Economic Empowerment Act, indigenous South Africans must be given the opportunity to own a 26% stake in businesses operated within the country and, in addition, there must be an integration of Black South Africans within the management structure of businesses operating in that country.  Continuing that exemplar, Black South African employees must be given additional time off, in excess of regular vacation time, for family emergencies beyond what is generally given within the United States.  Consequently, even though the Company will identify specific rules and regulations in any country in which it will operate, those rules and regulations could change and the Company will have to respond.

▪
Moreover, if the Company in due course expands into new markets (financial services, for example), the Company will then become subject to existing laws and regulations in such market(s).  For example, the Company will have to comply with Florida Financial Institution Regulation 69U-120 for Banks, Trust Companies, Savings Bank and Associations and 69U-140 for International Banks.  At that time, the Company (or a subsidiary) would be deemed a financial institution, must meet net capital requirements and have the directors vetted and be approved by regulatory agencies. Similarly, notwithstanding its intention to organize a private equity fund so that the Company or any subsidiary or the fund proper are exempt from registration under the Investment Advisers Act of 1940 and the Investment Company Act of 1940, the Company recognizes that registration under these Acts may be required and will register if so required.

Moreover, a number of laws or regulations may be adopted in the future that will have an impact on the Company’s business model and operations. The adoption of new laws or the adaptation of existing laws which impact the products and/or services offered by the Company, which could decrease the demand for the Company's ethnically-oriented products and services and businesses in African and Caribbean communities, increase the cost of the Company doing business and therefore cause the investor to lose their investment.

(13)
THE COMPANY MAY NOT GENERATE SUFFICIENT REVENUES TO BE PROFITABLE AND PAYMENT OF DIVIDENDS TO SHAREHOLDERS, IF ANY, IS ENTIRELY AT THE DISCRETION OF MANAGEMENT.  DIVIDENDS MAY BE FURTHER RESTRICTED UNDER FUTURE CREDIT OR OTHER FINANCING AGREEMENT, AND SHAREHOLDERS MAY NOT RECEIVE DIVIDENDS AND/OR COULD LOSE THEIR INVESTMENT.  Payment of dividends, if any, to Shareholders is entirely at the discretion of management. The Company’s services and products may not be accepted in the marketplace, and there would subsequently be insufficient revenues generated for the Company to be profitable. Not only has the Company not paid any dividends to date, it anticipates that, for the foreseeable future, it will retain any earnings for use in the operation and future expansion of its business activities. Moreover, the Company may be restricted from paying dividends to its Shareholders under future credit or other financing agreement(s). (See "Certain Related Party Transactions" and "Absence Of Public Market And Associated Illiquidity of Shares.")

(14)
THE COMPANY INTENDS TO LIST SHARES FOR TRADING ON ANY AVAILABLE SECONDARY MARKET.  HOWEVER, UNTIL A MARKET DEVELOPS, A PURCHASER MAY BE UNABLE TO LIQUIDATE THEIR INVESTMENT IN THE EVENT OF AN EMERGENCY OR FOR ANY OTHER REASON AND THE SHARES MAY NOT BE READILY ACCEPTED AS COLLATERAL FOR A LOAN.  LIQUIDITY OF THE TRADING MARKET FOR THE SHARES AND AN ACTIVE ONGOING PUBLIC MARKET CANNOT BE GUARANTEED.  IF AN ACTIVE PUBLIC MARKET DOES NOT DEVELOP OR IS NOT MAINTAINED, THE MARKET PRICE AND LIQUIDITY OF THE SHARES MAY BE ADVERSELY AFFECTED CAUSING INVESTORS TO LOSE THEIR INVESTMENT. The Company's Shares are not publicly traded and are not likely to be traded initially.  (See "Plan Of Distribution.")  Such a publicly traded status requires the Company to enlist broker-dealers to serve as market makers. Even if found, any market maker of the Company's Shares may discontinue such activities at any time without notice. The Company intends to list the Shares for trading on any available secondary market or quotation system as early as possible. However, until a market for its Shares develops, a purchaser may be unable to liquidate his or her investment.  Liquidity of the trading market for the Shares and an active ongoing public market cannot be guaranteed.  If an active public market does not develop or is not maintained, the market price and liquidity of the Shares may be adversely affected. Consequently, holders of Shares acquired pursuant to this Offering may not be able to liquidate their investment in the event of an emergency or for any other reason, and the Shares may not be readily accepted as collateral for a loan.  (See "Investment Requirements.")

(15)
THE COMPANY INTENDS TO OPERATE IN DOMESTIC AND INTERNATIONAL REGIONS.  CYCLICALITY OF BUSINESS AND REVENUES IN THESE SECTORS COULD BE SUBJECT TO SEVERE DOWNTURNS BASED ON MARKET AND ECONOMIC FLUCTUATIONS OUT OF THE COMPANY’S CONTROL THAT COULD RESULT IN INVESTORS LOSING ALL OR PART OF THEIR INVESTMENT. Domestic revenues of the Company, as well as those of the services business generally, could be cyclical.  Despite problems in the real estate market both in housing oversupply and limited mortgage availability in the U.S., there are potential offsets in the Sub-Sahara Africa markets.  However, the ease of developing and construction in the U.S. might not be replicated in the Sub-Sahara Africa market and therefore could cause the investor to lose all of his or her investment. Similarly, the automobile industry is also experiencing a slow down.  Nevertheless, for the foregoing reasons, an investor could lose all of their investment.

(16)
ABSENCE OF CERTAIN STATUTORY REGISTRATION; NEITHER THE INVESTMENT COMPANY ACT 1940 NOR THE INVESTMENT ADVISERS ACT OF 1940 APPLY TO THE COMPANY; INVESTORS EXPECTING PROTECTION UNDER THOSE ACTS WILL NOT HAVE SUCH PROTECTION AND THEREFORE COULD LOSE THEIR INVESTMENTS. Neither the management nor the Company is (nor does management believe it is required to be) registered under the Investment Company Act of 1940 or the Investment Advisers Act of 1940, each as amended; therefore, purchasers of the Shares will not be afforded any protection provided by those Acts. The Company intends to examine opportunities that, if pursued, may become wholly-owned subsidiaries of the Company; alternatively, those pursued activities may take the form of providing, directly or indirectly, financing and/or providing management services to affiliated or non-affiliated companies.  Under pertinent operating criteria, the Company intends to conduct its operations so that it does not come under the regulation of the respective Investment Advisers and Investment Company Acts of 1940, both as amended, in all cases having an interest of no less than 50% + one (1) share.

(17)
THERE IS NO DIRECT CORRELATION BETWEEN THE OFFERING PRICE OF THE SHARES AND THE COMPANY’S ASSET VALUE, NET WORTH, EARNINGS OR ANY OTHER ESTABLISHED CRITERIA OF VALUE.  THE PRICE OF THE SHARES IS NOT NECESSARILY INDICATIVE OF THE PRICE AT WHICH THE SHARES MAY BE TRADED.  INVESTORS PURCHASING SHARES UNDER THE INCORRECT ASSUMPTION OF A DIRECT CORRELATION BETWEEN SHARE PRICE AND COMPANY VALUE COULD LOSE ALL OR PART OF THEIR INVESTMENT. The offering price of the Shares offered hereby has been determined by management of the Company and bears no direct relationship to the Company's asset value, net worth, earnings or any other established criteria of value. Therefore, the price of the Shares is not necessarily indicative of the price at which the Shares may be traded following the consummation of this Offering. For example, the Company's existing Shareholders, subsequent to the August 2, 2007 exchange of debt for equity, acquired their Shares at an average price of $.4113 per Share. (See “Capitalization” and “Dilution.”)

(18)
IMMEDIATE DILUTION WILL OCCUR;  COMPANY SHARES ARE SUBJECT TO DIMINUTION OF VALUE UP TO A MAXIMUM OF 97% PER SHARE SINCE SHARES ARE NOT BASED ON THE COMPANY’S ASSET VALUE.  THEREFORE, THE INVESTORS MAY IMMEDIATELY LOSE MOST OF THEIR INVESTMENT PRIOR TOCOMMENCEMENT OF ACTIVE OPERATIONS.

This Offering will result in immediate and substantial dilution of the net tangible book value per common share. Investors who purchase Shares offered hereby will experience immediate dilution based on the difference between the subscription price and the net tangible book value per common share. Purchasers of Shares during at least the Initial Offering Period will pay $12.00 per share which, upon completion of this Offering, will have a net tangible book value (based on the Company's balance sheet as of December 31, 2007, after giving effect to this Offering) of approximately $2,673,145 if the $3,000,000 Offering is achieved and $74,673,145 if the $75,000,000 maximum offering is achieved. That represents dilution of $11.59 per share (or approximately 97%) at the $3,000,000 level and $6.03 per share (or approximately 49%) at the $75,000,000 level. (See "Capitalization” and “Dilution.")

(19)
PRINCIPAL STOCKHOLDERS RETAINING APPROXIMATELY 51.1% OF THE SHARES MAY BE ABLE TO CONTROL THE OUTCOME OF ALL MATTERS SUBMITTED FOR A VOTE AND WILL BE ABLE TO ELECT ALL OF THE COMPANY’S DIRECTORS.  SUCH CONTROL BY THE PRINCIPAL STOCKHOLDERS MAY POSITIVELY OR NEGATIVELY INFLUENCE CERTAIN TRANSACTIONS REGARDING ACTUAL OR POTENTIAL CHANGE OF CONTROL OF THE COMPANY AND SHARE PREMIUMS, AND INVESTORS MAY NOT HAVE THE ABILITY TO EFFECTIVELY CONTROL THEIR INVESTMENT.  Prior to the Offering, individual officers, directors, advisors and more than 5% shareholders (the "Principal Stockholders") owned in the aggregate approximately 69.99% of the Shares. (See "Security Ownership Of Certain Beneficial Owners And Management.") Upon completion of the Offering, the Principal Stockholders' and their affiliates' aggregate ownership Shares in the Company will permit them to retain approximately 51.1% of the Shares, assuming the $75,000,000 maximum is raised. Consequently, the Principal Stockholders may be able to effectively control the outcome on all matters submitted for a vote to the Company's stockholders (particularly if significantly less than the $75,000,000 maximum is raised). Specifically, at least initially, the Principal Stockholders will be able to elect all of the Company's directors. Such control by the Principal Stockholders may have the effect of discouraging certain types of transactions involving an actual or potential change of control of the Company, including transactions in which holders of Shares might otherwise receive a premium for their Shares over then current market prices.

(20)
ANY SUBSTANTIAL SALE OF STOCK BY EXISTING SHAREHOLDERS COULD DEPRESS THE MARKET VALUE OF THE STOCK, THEREBY DEVALUING THE MARKET PRICE AND CAUSING INVESTORS TO RISK LOSING ALL OR PART OF HIS INVESTMENT.  The Principal Stockholders, including directors and officers (among whom is Julius Jackson, Sr.) beneficially hold as of the date of this Prospectus, directly or indirectly, 4,375,156 (69.99%) of the outstanding Shares of the Company. All of such Shares held by the Principal Stockholders are "restricted" and/or “control” shares as defined in Rule 144 under the Securities Act ("Rule 144").  This Rule also extends  to non-affiliates  of the Company with regard to restricted shares, that is those not freely tradable.  All of these restricted Shares have been owned beneficially for more than one year by existing shareholders and may not be sold in the market pursuant to Rule 144 until at least one year has passed from the date of their purchase (or six (6) months in the case of a reporting company, if so reporting for at least 90 days, as the Company will become concurrent with the date of this Prospectus).  The Company can make no prediction as to the effect, if any, that sales of Shares, or the availability of Shares for future sale, will have on the market price of the Shares prevailing from time to time. Sales of substantial amounts of Shares in the public market, or the perception that such sales could occur, could depress prevailing market prices for the Shares. Such sales may also make it more difficult for the Company to sell equity securities or equity-related securities in the future at a time and price which it deems appropriate.

(21)
(21) CIVIL UNREST IN KENYA AND OTHER COUNTRIES WHERE THE COMPANY PLANS TO DO BUSINESS COULD CAUSE PROJECT DELAYS, COST OVERRUNS & CHANGING PROJECT DELIVERABLES IMPACTING THE PROFIT MARGINS UP TO AND INCLUDING LOSS OF THE INVESTOR’S MONEY.  There is no guarantee that political issues will not cause problems with the Company’s execution of its international projects.   By way of example, the Company intends   to engage in the coffee roasting business mentioned in this Prospectus by roasting coffee beans from Kenya.  The recent elections in Kenya have caused conflict between tribes who have worked together for decades since the country gained its independence.  The African countries that the Company plans to work in are generally stable.  Even though the Company intends to have, on each overseas project, political risk insurance, inconvertibility of currency insurance and other risk mitigation strategies implemented, the investors could lose their investment due to other unforeseen problems in Africa.

(22)
RISK OF FINANCIAL LOSES DUE TO THE DEPRESSED RESIDENTIAL REAL ESTATE MARKET IN THE US THAT COULD RESULT IN LIMITED OR EVEN NEGATIVE CASH FLOW AND EXTENDED HOLDING COSTS, WHICH CAN CAUSE INVESTORS TO LOSE THEIR INVESTMENT. The Company is planning its initial focus on Florida residential real estate development.  At this time, like the rest of the country, Florida is dealing with a very depressed real estate market. Due to this fact, the Company could suffer from little to no cash flow from these projects and even have to endure extended holding costs due to a flooded residential market. In the event the market does not improve and the Company continues forward in this market, the investors run the risk of losing some or all of their investment.

CERTAIN RELATED PARTY TRANSACTIONS

The following inherent or potential conflicts of interest should be considered by prospective investors before subscribing for Shares.

(1)
Ronald Avery of The Ronco Group has served as a mentor to Julius Jackson, Sr. and the Company and has made substantial investment of capital, time, physical resources and reputation. From February - December 2007, the Company has received approximately $389,700 dollars from Ronald Avery in the form of cash and services.  Mr. Avery has provided funds for working capital, office space, travel and incidentals to the Company and provided personal loans to Mary White, the secretary of the Company, and Julius V. Jackson Sr., the president of the Company.  Past transactions during the past fiscal year were numerous with the aggregate amount of $389,000, all individual transactions being in amounts of less than $120,000. Prior to August 2, 2007, the amount totaled approximately $200,000 and was converted on August 2, 2007 to equity as described above and in Footnote 5 to the attached financial statements; from August 3 through December 31, 2007, loans by Mr. Avery to the Company aggregated an additional $189,700 approximately such amount remaining outstanding at year end.  Mr. Avery, in 2008 to date, has lent an additional $200,000 (approximate) to the directors of the Company with some of this money in turn being loaned to the Company and classified as long-term debt in the Company’s September  30, 2008 financial statement.  Such funding over the periods is reflected in this table:

March 2, 2002 (inception) to August 2, 2007 (converted to equity)	$200,000
After August 2, 2007	$189,700
Loaned to Mr. Jackson and Ms. White (per (6) below)	$210,300
Total	$600,000

Noting that the joint venture was contingent on funding at the Offering’s minimum, the Company and The Ronco Group have mutually agreed to terminate the proposed joint venture.  If the joint venture had been consummated, work of the Company, in areas where the Ronco Group had expertise, would have been bid on by the Ronco Group.  There would also have been bid requests made to other companies to get comparable bids.  Outside directors would have been provided bid summaries and tallies on all bids if the Ronco Group had been the lowest bidder.  An analysis would have been done by non-affected board members and a decision would have been made as to whether or not to award the bid to the Ronco Group.  If the Ronco Group were not the lowest bidder and staff recommended to the Board another company, the contract would have been awarded to the other bidder ,barring any unusual business or ethical issues   The fire distribution contract had no relationship to the real estate development contracts.  Given the elapsed time since the Company began the mentor /protйgй relationship with the Ronco Group, the Company is no longer in need of that mentor/protege relationship.  Therefore, there will be no continuing relationship with the Ronco Group other than rental from a corporate landlord owned by one of the principals of the Ronco Group.

(2)
The Company will put out for bid those projects that might have been performed by The Ronco Group. (See above)  The fire protection and fuel distribution contracts, one of the projects that was expected to be performed under a joint venture relationship with The Ronco Group, was the first such bidding situation.  The apparent low bidder for that contract is TeKontrol Incorporated of Orlando, Florida.  Thomas Kornegay, a director of the Company, is the majority share holder of TeKontrol Incorporated of Orlando, Florida.

(3)
Separately, Robert Curbelo, currently a director of the Company, is expected to be appointed to be project manager for a real estate development and construction contract contemplated by the Company.  Mr. Curbelo will be paid at market rates for his service to the Company.

(4)
The Company relied on the expertise of Richard Corrigan, formerly an executive with the Overseas Private Investment Corporation,  to determine the net present value of the Company, should funding become available, to prosecute agreements the Company has signed.  Mr. Corrigan is now a member of the management team of the Company, including serving on the Board of Directors, which role and relationship might give rise to a question of his objectivity  relative to assessments that went into the Company’s business plan.

(5)
Mr. Lane extended a bridge loan to the Company during April 2008.  Under the associated note, there was (among other provisions) security in the form of all shares Mr. Jackson  personally owns in the Company if such loan was not repaid on a timely basis.  The Company has defaulted on the loan.  Effective immediately, the parties (in lieu of the Shares in question being transferred from Mr. Jackson to Mr. Lane) have agreed as follows: Mr. Lane will accept the previous payment made in October of $27,500, the original principal loaned in April, and payment by the Company (inclusive of interest and penalties) in return for forbearance on levying on Mr. Jackson’s Shares and the Company’s timely payment of $49,080 on or before  December 31, 2008.  Such payment of such amount was made and, accordingly,  Mr. Lane will forbear levying on Mr. Jackson’s shares. All other provisions, including those relating to default, and a personal option of Mr. Lane’s to buy certain of Mr. Jackson shares, remain in place.  The Company had agreed to make the agreed payment out of the proceeds of the next available cash inflow to the Company, namely the next progress payment from Catoca Mining.

(6)
As original investors in the Company, Mary White and Julius Jackson, each of whom is a director of the Company, took out various loans individually and advanced those fund to the Company to support activities necessary to cover expenses associated with the Company.  As reimbursement for such loans to the Company during its start-up, the Company has agreed to pay Ms. White (in full satisfaction of the aggregate loans that she has extended to the Company) and Mr. Jackson (in partial satisfaction of the loans that he has extended to the Company) in the amount of $125,000 each if the minimum is raised. Any other loan re-payments to Mr. Jackson are required to come from Company operations and be approved by the Board of Directors at that time.  Some of the money at issue was borrowed by Ms. White and Mr. Jackson from Ronald Avery, principal of The Ronco Group, and will be repaid from the contemplated reimbursements outlined in (1) above. The amounts that the parties have agreed to be repaid by the Company are the following: Ms. White ($125,000 but only if the minimum is raised); and Mr. Jackson ($260,111, after netting out the recent repayment of $49,080 to Tim Lane but limited to (i) $125,000 if only the minimum is raised and (ii) only if the above Board approval and payment only from operating revenue conditions outlined above are met). These amounts, when added to the $189,700 that was loaned to the Company from Ronald Avery, brings aggregate long-term debt, as reflected in the Company’s unaudited September 30, 2008 financial statements, to $614,891. (See Appendix I.)

Given the multiple relationships outlined above, the actions by the Company might be deemed to have been determined in other than an arms’-length manner.  In the future, all contracts will be put out for competitive bid.  Any contracts on which a Board member of any other related party might enter a bid will be awarded on the basis of lowest credible bid and the related party will not have any decision making authority in such an award.

The Company believes that any past transactions with its affiliates have been at prices and on terms no less favorable to the Company than transactions with independent third parties.  The Company may enter into transactions with its affiliates in the future.  However, the Company intends to continue to enter into such transactions only at prices and on terms no less favorable to the Company than transactions with independent third parties.  In that context, the Company will require any director or officer who has a pecuniary interest in a matter being considered to excuse himself or herself from any negotiations.  In any event, any debt instruments of the Company in the future are expected generally to prohibit the Company from entering into any such affiliate transaction on other than arm’s-length terms.  In addition, a majority of the Board is (and must continue to be) neither an officer nor have a pecuniary interest (other than as a Shareholder or director) in any transactions with the Company.  In turn, commencing immediately, a majority of the independent Board of Directors members (defined as having no pecuniary interest in the transaction under consideration) will be required to approve all matters involving interested parties.   Moreover, it is expected that additional independent directors will be added to the Board and the independent escrow agent, Action Stock Transfer Co., will begin serving no later than the initial closing for this Offering, to assure proper issuance of stock to Shareholders.

THE COMPANY

The Company was incorporated in Florida on March 25, 2002 to seek to provide a method of unifying the investment of funds within minority communities in the United States, and underserved communities in Africa, the Caribbean and Latin America, to extend the economic benefits of business ownership to indigenous peoples in a socially responsible manner.  Early activities included organizational business development activities, proposals and engineering plans were submitted to potential clients as were discussions of project scope.  Recently, these activities have yielded signed agreements for projects (some of which are not dependent on this Offering for funding) which have begun recently to generate revenue.  The Company has executed the agreements listed in Part II of this filing, executory (i.e., conditional) until the Company achieving at least the $3,000,000 minimum in this Offering, pursuant to which it will pursue the other projects, joint ventures and activities.   (See also “Application Of Proceeds.”)

GENERAL

The strategy of the Company grows out of affirmative action experiences of the 1970s and 1980s. Although there was significant growth in the economic status of some minorities, the benefits did not, in many cases, flow to the intended communities.  Far too many minority neighborhoods are currently replete with pawnshops, “E-Z” credit facilities, auto title loan companies, high priced convenience stores and usurious check cashing facilities.  The Company seeks to build both self-esteem and entrepreneurial know-how within minority communities by installing programs and businesses that bring the economic and social benefits to them. By pooling economic resources, the inhabitants of minority neighborhoods, as well as others sensitive to the need of spreading economic wealth, are expected to contribute to the capitalization of the Company, thereby enabling it to expand both domestically and internationally.  While this is expected to benefit these investors, management believes it will allow access to new programs and businesses in minority communities.

The Company will manage all operations from its head office in St. Augustine, Florida.  This corporate structure will include responsibility for:

▪	MGW Americas – oversight of all projects and businesses located in North America, the Caribbean and Central America.
▪	MGW International – oversight of all projects and business located outside of the Americas and the Caribbean.
▪
Administration - financial and operating data, marketing, systems, human resources, record keeping, compliance with government regulations and filings, corporate documents and company reports for all entities owned by    or in which 50% plus one (1) share or better ownership interest will be held by the Company.

▪
Corporate Finance - asset acquisitions, due diligence, asset valuations, reporting, acquisitions and/or joint ventures, legal advisory, financial and debt structuring, corporate coordination, new project management, portfolio management by region, analysis by sector, active representation within portfolio investments and investment committees.

The Company has identified several projects for which it proposes to provide funding and has to date entered into eleven (11) executed contracts (and four (4) are in the final stage of negotiations) with regard to the Company’s current and contemplated activities .  No fixed commitments have been made for any non-self-funded projects or activities, unless the IPO is successful. The projects listed below are in different stages and are intended to be pursued if the funding contemplated from this Offering is achieved.

There are two projects from the list that have caused cash to enter the Company’s bank accounts.  Specifically, the Company has received and will continue to receive funds from J.P. Morgan Chase on a monthly basis from our marketing agreement and a prepayment or down payment from Catoca mines.  The funds received from Catoca mines, approximately $246,000 is the first of a total of $2,050,000.00, which would be received by the Company by the end of 2008, 15 days after our scheduled completion date for the project.  All of the Catoca mine projects will be funded by the customer, utilizing progress payments, which will be negotiated on a project by project basis.  On projects where the Catoca Mining, LDA. will pay monthly for services rendered, the payments will be made in accordance with the customers existing monthly costs for the outsourced services to be provided by the Company.  In each case, the Company has determined that the monthly cash flow will exceed the cost of providing the service and associated overhead.  All Catoca Mining, LDA. projects can be performed without proceeds from this Offering.

The Company intends to consider, in addition to those outlined in this description of “The Company,” many other development projects and intends to take advantage of opportunities as they arise, thus providing income and asset growth for its shareholders based on its planned investment and development strategy. The Company intends to develop strict guidelines for investment, first considering preservation of capital, then equity participation (always obtaining at least a majority interest in any project or business) and liquidity. In most situations, it will maintain a preferred position with emphasis on an exit strategy with earnings and a residual equity position. Management intends to fund projects strictly based on satisfactory completion of appropriate due diligence and based on generally accepted investment guidelines as they may evolve over time. At least initially, any specific opportunities pursued will relate to automotive sales, media, entertainment, financial services, construction, real estate development, manufacturing and communications activities.

The projects and diverse activities contemplated by management are inherently risky.  The risks could cause the investors to lose part or all of their investment. Potential investors are advised to consult their own legal and accounting counsel as to their suitability for investment in the Company.  (See “Risk Factors.”)  The Company recognizes that there is a need to focus on the disparity of not participating, on a broad scale, in world economies. It believes the remedy for this problem requires a concentrated program, developed in conjunction with people of African and Hispanic descent within the faith-based community, and implemented by people of all nationalities and economic backgrounds. Though it may appear initially that this strategy is separatist or potentially exclusionary, management believes mainstream economies on the North American and African continents, as well as in the Caribbean and Latin America, will see the benefits of sharing the wealth and providing more benefits to conventional businesses as well as the previously disadvantaged. As the implementation of the Company's strategy gains momentum, it is the opinion of management that the Company's targeted consumers (who may also be shareholders) will be offered additional Company products and services, thereby building on the process.

Local churches and social groups in the minority community will be pursued for investing in this Offering.  To the extent that they do invest, those groups will also be marketing arms for the Company’s goods and services. Under this approach, management believes that the more involvement from the community, the more likely the contemplated positive benefits will spread.

Management believes that the principal criteria for success in the Company's business is responsiveness to the needs of the targeted consumer, referral sources, quality of service and the ability to establish and maintain effective relationships with the principal referral sources in each of the communities in which it will be operating . The Company's personnel will have extensive experience and training in the strategies necessary to ensure the best implementation of the strategies to achieve the goals of the Company. This experience and training will provide a potential for growth of the Company, allowing it to market and deliver its services to a broad range of members of the emerging domestic and African markets. In this manner, the Company will be able to provide goods and services to the communities inhabited by indigenous Africans, blacks and Hispanics (the two predominant minority groups in the U.S.) as well as the broader markets in a very cost-effective and quality manner.

MGW AMERICAS

The Company’s St. Augustine, Florida office will not only be the Company’s headquarters, but also  the office for its MGW Americas division.  Immediately following this Offering, the Company will begin a comprehensive program of expansion by means of acquisition, joint development, development and licensing of select consumer product and financial services companies designed to target minority citizens in specified cities, specifically working with church members and individual churches representative of The Church of God in Christ and  A.M.E., in both the United States and Africa; the Caribbean Conference of Churches based in Trinidad; National Baptist; Church of God; and non-denominational.

The Company will make a number of investments in North America with the following objectives:

1.	Acquire operational assets that will allow for broad-based minority and faith-based community ownership of businesses (always acquiring operational control); and
2.	Capitalize on the vast, unfocused purchasing power of the Company’s stakeholders and target market.

The Company’s initial focus for operational assets will be commercial and residential real estate development, property management, automotive sales, manufacturing, financial and construction services.  In addition, with management’s affordable housing development experience and the Company’s access to low cost construction systems, the Company intends to address the affordable housing shortage in North America.

The Company will initially concentrate on affordable housing, commercial property management, sales of automobiles, manufacturing of coffee products and construction of housing and commercial real estate.  Additionally, the Company will enter, when either funds are raised from this Offering or revenue from operations are adequate, the financial services sector.   These products and services will initially be marketed to members of the African-American and Hispanic communities A more specific focus will be on faith-based communities, while seeking, over time, to continuously broaden the range and depth of products and services offered to the broader communities.  The Company believes this is the appropriate strategy based on the following factors:

1.	There is, in management’s view, a lack of unity of economic resources within minority communities at present;
2.	There has been a significant reduction (or even elimination) of many affirmative action initiatives in the U.S. over the past few years;
3.
Management believes it can pursue a significant niche resulting from consolidation in the financial markets and an associated desire to achieve ever higher economies of scale (thus creating more homogenous product offerings without consideration of the unique needs and product requirements of minority groups);

4.
Concurrently, there has been a corresponding centralization of decision making, hiring requirements and outsourcing to the cheapest provider, regardless of community affiliation, implying to the small entrepreneur that the odds of being successful as an independent are against him;

5.	The cost-effectiveness and short term expense of expanding into new minority and fringe neighborhoods; and
6.
The fact that there is limited competition because few other companies are offering products, services and ownership for consumption or utilization of services to the population targeted by the Company at competitive prices.

As service and product offerings are developed, the Company will begin its roll-out to faith-based and minority communities, taking initial advantage of concentrations in Mexico as well as Florida, Georgia, New York, Illinois, Ohio, North Carolina, Tennessee, Texas and California.  As rapidly as possible thereafter, the Company believes these opportunities could also spread to other states throughout the United States.

In due course, the Company may pursue two projects that could qualify for international housing development funds from U.S. governmental-supported overseas programs.  The targeted programs encourage high-end housing development projects that could create affordable housing for the work force, namely through a percentage of profit margins from high-end housing must be used to build work force housing before net profits can be distributed to the Company.   The Company believes this creative program will contribute revenues to its indigenous business activities in the housing development sector—while concurrently mitigating a portion of the additional cost of training the indigenous work force.

PROPOSED ORGANIZATION STRUCTURE -MGW AMERICAS

1.1  Automotive Dealerships

In recent class action settlements in Federal Courts, auto dealers were charged with having exploited minorities through financing and pricing strategies.  See for example, Borlay v. Primus Automotive Financial Services, Inc. and Ford  Motor Credit Company, United States District Court for the Middle District of Tennessee, at Nashville (Civil Action No. CV-3-02-0382), Baltimore v. Toyota Motor Credit Corporation, United States District Court for the Central District of California, Western Division (Civil Action No. CV 01-05564 (FMC)), Jones, et. al. v. Ford Motor Credit Company, United States District Court for the Southern District of New York (Civil Action No. 00-CIV-8330 (PAC)), Smith, et al. v. Chrysler Financial Company LLC , United States District Court for the District of New Jersey (Civil Action No. 00-6003 (DMC)).  These actions by dealer defendants and captive lenders have substantially undermined the minority community’s confidence in auto dealerships and, as a result, have limited sales to this target market.  As a first step in addressing this under-served market, the Company has entered into an agreement, with Franklin Auto Mall, Inc., an existing auto dealership conditional upon raising the $75,000,000 maximum, to create an automotive dealership joint venture.  From this base, the goal is to create, in due course, a network of dealerships that can service the expected 2 to 4 million consumers made up of the Company’s Shareholders and target market.  One example of the proposed strategy to restore confidence in U.S. auto dealerships will be the   option for customers to purchase vehicles from the Company, through a direct marketing program network comprised of churches, social groups and others, and have the vehicle shipped to a cooperating location near the customer.  The initial target markets for this strategy will be the faith-based and minority community concentrations noted above and the organizations discussed in Section 1.4 below.  As the program evolves, the Company will explore additional markets which it believes it can profitably serve.

Furthermore, the parent organization of the existing auto dealership is vitally interested in establishing a more significant presence in the mid-African continent.  By coordinating the export of vehicles to Africa, the dealership will establish a further base of vehicles to enhance both their relationship with the parent firm and the ability to better serve the minority community.

The Company’s role in operating the joint venture with Franklin Auto Mall, Inc. will be marketing to the ownership of the Company’s new shareholders, the churches and the parishioners.  The Company will sell to all geographic areas of  the United States, from the Franklin location in Virginia, utilizing an online website, with direct shipments from the factory to a receiving dealer in the city of the customer.  The Company will own 81% and provide the funds from the proceeds of this Offering.  The joint venture partner will own 19% and will also provide the expertise necessary to operate this business enterprise.  Currently, the Company has key relationships with the Church of God in Christ (which has over 2 million members nationwide), the National Baptist (a group with more than 4 million members nationwide), the Church of God (a denomination with more than 2 million members world wide), the Church of God (a denomination with more than 2 million members worldwide) and the African Methodist Episcopal Church (a denomination with more than 2 million members nationwide).  Cities with at least 50,000 of the target denominations are New York, Rochester, Philadelphia, Pittsburgh, Cleveland, Minneapolis-St. Paul, Chicago, Atlanta, Memphis, Nashville, Jacksonville, Miami, Tampa, Orlando, New Orleans, Dallas, Houston, Los Angeles, Oakland and San Francisco.  The Company is targeting these religious denominations due to the fact that churches from each of these groups are shareholders in the Company, offering these minority supportive groups a chance to have a fair and convenient automotive buying experience.

1.2 Construction and Property

Real estate development has been, until recently, a viable sector in the U.S. and many other countries. Historically African-Americans and Hispanics have not participated broadly in the development of residential real estate projects nor had the opportunity to own a home in such real estate developments. However, today many members of those communities have worked in various components of the real estate industry and have developed the skills necessary to participate in the business of real estate development.  The Company will develop and provide the financial resources to assist in the development of community based residential and commercial real estate and address some of the housing and entrepreneurial needs of both the underserved communities and the broader communities at large.  In addition, the Company will target commercial development, including shopping centers, hotels, medical facilities and auto boutiques.

The Company will focus on both new developments and housing programs that are designed to upgrade blighted communities utilizing Community Reinvestment Act funds, Community Redevelopment Initiatives and other available incentive programs in the U.S.  The Company plans to utilize empowerment zones, tax credits, tax-exempt bond financing, community second mortgages and down payment assistance programs in its efforts to be more responsive to the financial needs of previously underserved communities. Through this Offering, members of the community will have an opportunity to both own stock in the Company and utilize its services to acquire homes. The Company plans to create the model for the development of residential communities in both Africa and North America.  The Company has negotiated with J.P. Morgan Chase, a mortgage company, to offer replacement mortgages to certain minority community inhabitants who have the potential to lose their homes due to their current adjustable rate mortgages.

The Company's initial real estate development project is expected to be an affordable housing project in West St. Augustine, Florida, providing housing to workforce individuals and families and to develop Carishoca, a second affordable housing project expected to consist of 90 townhouses, an office/retail building and a hotel in Fort Lauderdale, Florida with Amera Broward Central.  To that end, the Company has entered into an agreement, conditional upon raising at least $3,000,000 in this Offering, to buy vacant land in St. Augustine and to begin construction on 90 townhouses in Ft. Lauderdale.  The Company’s role in the St. Augustine and Ft. Lauderdale projects will be as developer, controlling 100% of the projects.  The Company will hire the necessary support staff and sub-contractors, maintaining control until completion.

The project with Amera Broward Central, Carishoca, is part of a much larger development initiated by Broward County and several cities surrounding the respective developments and, depending on the timing, the amount raised in this Offering and revenues from other projects, the Company might invest as much as $8,000,000 in this project. No other housing development in the immediate vicinity, management believes; propose to offer quality, affordable single family homes.  The Company proposes initial construction to commence upon receiving a minimum of $3,000,000 from this Offering. Even if no additional funds are available from this Offering, the sale of the original townhomes are expected to provide the funds necessary to fund the construction of additional housing units. In addition, the Company envisions that construction of the hotel and office/retail complex will follow the sale of a substantial portion of the affordable homes in the Carishoca development.  The Company will rely extensively on the construction expertise and development experience of the Company’s President who has been involved in construction and real estate development for more than 23 years and will also utilize sub-contractors who will bid on the project with regard to skill sets not possessed by Company personnel.  (See “Certain Related Party Transactions”.)

1.3  Entertainment and Communications

The entertainment industry, Company management believes, is closely related to the communications and broadcasting industries, the latter industries serving as distribution channels for the former. The entertainment industry is quite broad, spanning both content and distribution channels.  It is now evolving into electronic media as well.  The major business segments encompassed by the entertainment industry include sports, travel, lodging, fitness, theme parks, theme restaurants, live entertainment, records, film production and exhibition as well as gaming.

Included in sports are not only professional sports teams and venues but also participant sports such as tennis, bowling and golf.  It is also particularly important to the Company’s U.S. target market.

Although minorities currently make up approximately 48 percent of the U.S. population, they own only 2.5 percent of approximately 11 thousand licenses commissioned by the Federal Communications Commission (the “FCC”).  As reported by The Wall Street Journal and other sources, rule changes by the FCC, adopted in December 2007, would allow the Company to consider an investment in the new opportunities provided the Company is successful in its Offering. The relaxation of ownership rules in the 1996 Telecommunications Act created opportunities for growth and consolidation of broadcast properties for those companies that had the capital and experience.

Ownership rules for radio changed in 1992 and again in 1994 allowing commercial radio owners to own a total of 20 AM and 20 FM radio stations and, in specific markets an additional 3 AM and 3 FM stations  if they are small business-controlled or minority-controlled.   These changes set off a trend of consolidations that has driven the public market for radio stocks. With the adoption of the 1996 Telecommunications Act, as amended, the broadcast market was further deregulated allowing unlimited national commercial ownership and of commonly-owned commercial radio stations in a local radio market, from 5-8 stations. Given this wave of broadcasting mergers and acquisitions and the Company’s outreach philosophy in minority communities, management believes the Company can exploit this opportunity if it obtains adequate funding from this Offering and/or otherwise obtains adequate funding to pursue.

Finally, digital technology is revolutionizing the telecommunications industry and there is opportunity for minority-controlled companies with experience and access to capital to own some of this new spectrum, as the next generation of broadcast and telecommunications service providers. Major corporations are seeking to establish mutually beneficial relationships with minority-controlled companies with experience and access to these new communications licenses. Moreover, urban and inner-city markets continue to attract increasing amounts of advertising revenue and continue to reflect larger percentages of minority populations. The Company will seek to capitalize on these economic and demographic trends by identifying a larger, more entrenched mainstream company in the market place with a willingness to work with the Company in a mentor/protйgй relationship in both the U.S. and international operations.  The Company, upon reaching the maximum in this Offering, intends to hire a fee-based consultant and law firm with expertise in the entertainment and communications industry for advise on the laws, regulations and oversight that the Company must take into account as it pursues the acquisition of a radio station that it expects to serve as the Company’s initial entry into the communications and entertainment market.  The Company has allocated $5,000,000 for this sector if the maximum Offering is reached.  However, if only the minimum or mid-point is reached, the Company will not pursue this sector in the foreseeable future.

1.4  Affinity Products and Direct Marketing

Historically, minority communities have lacked access to attractive retail opportunities for a broad range of products and services readily available elsewhere.  As its product and service offerings expand, and additional organizations and firms which share the Company’s vision are identified, the Company intends to make a catalogue of services and products available to organizations within these communities.  As an example, coffee products from the roasting operation described in Section 1.6 below will be made available for consumption and gifts through this catalogue.  The catalogue will be available both in an on-line format and hard copy version to provide the broadest possible access by the organizations to the available goods and services.

The concentration of this market, for example the members of a particular faith-based organization, will allow an array of products to be delivered with a minimum of handling and shipping expense.  Furthermore, the Company will develop fund-raising opportunities for these organizations in return for their advertising and administrative assistance. The affinity products and direct marketing services will not be implemented until $37,500,000 is raised through this Offering

1.5  Financial Services

The Company has entered into an agreement with J.P. Morgan Chase to provide counseling services to clients who may then apply directly to J.P. Morgan Chase for financial products services, with the initial focus being mortgages to some of the families who have been feeling the impact of the sub-prime mortgage problem  The Company intends, with adequate funding, to expand the current marketing program with J.P. Morgan Chase into a joint venture relationship which will provide additional financial services to the Company’s target community.  The Company will not act as a mortgage broker, instead acting as a marketing group on behalf of J.P. Morgan Chase.   As a consequence, the Company will not be required to be licensed as a mortgage broker.

The material terms of the J.P. Morgan Chase agreement provide for payments to the Company for marketing of J.P. Morgan Chase mortgage products. The Company has begun receiving these revenues from J.P. Morgan Chase relating to the marketing agreement relating to certain public meetings  that have been held in churches, schools, town halls and other locations to inform people with mortgage problems of the potential for J.P. Morgan Chase to assist in extricating from their problem mortgage. The Company has received, to date, $12,000 from J.P. Morgan Chase for the these forums and associated activities and will continue to receive these revenues as we continue to perform these services into the future.  Additionally, the Company is obligated to seek non-profit organizations specifically focused on home ownership in minority and the broader neighborhoods.  The Company is also obligated to compile lists of individuals who attend such meetings and request assistance from J.P. Morgan Chase.  In turn, J.P. Morgan Chase is responsible for the intake process relating to the names provided by the Company, underwriting the loan applications for the intake process and providing loans to those who can meet the bank’s established criteria.

There are many homeowners who were steered toward variable rate interest loans who could have qualified for fixed rate loans.  The agreement does not ensure that lower fixed rate loans will be provided to minority homeowners affected by the sub-prime lending market.  However, the Company’s efforts are designed to identify homeowners who might qualify for a fixed rate loan, have J.P. Morgan Chase perform the underwriting and move the homeowners to a fixed rate loan if they qualify.

The Company believes that this venture will be profitable for the Company because the agreement with J.P. Morgan Chase provides for covering the cost of the Company’s activities and will offer the Company the opportunity to reduce cost by moving into the area of providing information and coordination to non-profit organizations via the internet and public service announcements in both print and audio venues.  Company management believes, using this approach, less of the fixed fee will have to be used to generate awareness of the product in the community.

The Company also intends to issue a request for letters of interest to at least five banks to determine the willingness to work with the Company in creating additional financial services for the Company’s target market.  The Company will also engage a consultant to advise the Company on requirements and strategies for entering into the banking sector.  As the Company’s management believes that a community development financial institution would offer additional products and services to the Company’s target population, a consultant will be engaged to assist the Company in that effort as well.

The Company recognizes the complexity of this sector but management believe it has significant potential for providing better services and products to the minority communities that constitute the Company’s emphasis.  Several credit unions established by churches are expected to be recipients of Company products and services envisioned.  Company’s management understands such Church-related credit unions have an interest in working with the Company in formulating new products and banking-type services for parishioners and churches whose members are shareholders of the Company.  If the Company does initiate the process of offering banking products directly, it would comply with the regulatory oversight requirements and pursue the necessary capital to engage in such business.  The initial strategy expected to be pursued will involve the acquisition of a community development financial institution or, if the environment is conducive, the acquisition of a small, full service community bank, with the potential strategy of expanding.

The Company intends to leverage U.S. Government programs to better serve this market niche and provide the financial products that will allow these consumers and business owners to be able to manage and use money more effectively. Furthermore, the Company intends to acquire an existing Community Development Financial Institution. In addition, the Company has entered into an agreement with J.P. Morgan Chase,  a leading provider of residential mortgage financing, to develop an affinity program that will provide access to home loan finance for target markets.  By combining with a strong and recognized institution, the Company believes it can brand the product in its name while maintaining the assurance of quality delivery systems for its clients and retaining a certain percentage of the profits for its own account.  Additionally, if successful, management would expect the contemplated relationship would provide the Company assistance in providing financial literacy programs to address some of the root causes of the minority community’s financial woes.

The Company intends to offer, over time, a range of insurance products through an insurance agency broker that it expects to create.  The Company intends to hire a consultant and law firm competent in representing members of the insurance brokerage industry.  The Company recognizes the complexity of this sector but believes it has significant potential for providing better services and products to the minority communities that constitute the Company’s emphasis.  If the Company does initiate the process of offering insurance products directly, it would comply with the regulatory oversight requirements and would need to obtain the necessary capital to engage in such business.  While having received a preliminary indication of interest from a number of existing insurance firms, the Company intends to solicit letters of interest from multiple insurance companies to test the willingness of those companies to work with the Company and to assure that the most competitive programs possible are offered to the Company’s target market and stakeholders.  The initial strategy will be to structure an affinity relationship with the most attractive insurance company interested in such an arrangement.  If the Company raises the minimum Offering, there will be no investment in this activity.  However, if the Company reaches the mid-point or maximum in this Offering, the Company will invest up to approximately $3,000,000 and $5,000,000, respectively, in the Americas.  The Company’s management believes the amount planned for investment in this sector at the mid-point and maximum will be adequate to commence its contemplated domestic insurance operations.

To further enhance home ownership among the Company’s target market, the Company expects to create a not-for-profit affiliate to operate a homeownership program.  In this program, an individual’s or family’s potential for home ownership would be assessed, and if approved, they would be enrolled in a home ownership program and placed in a home with lease payments based on the most competitive home mortgage rates available. The lease payments would be structured to mirror traditional mortgage payments.  They will include interest, principal, insurance and property taxes.  However, since in most cases, under existing laws, a non-profit will not have to pay real estate taxes, these “excess” funds will be held in escrow to mitigate temporary, unforeseen circumstances.  If a family encounters more severe or longer-term difficulties, eviction proceedings will be commenced in line with traditional underwriting standards.  As the individual or family meets the goal set for home ownership within the ensuing five year period, the non-for-profit will be removed from the mortgage and replaced by the individual or family, with no new refinancing or closing costs. The family will continue the payments to the lender, with only a moderate increase in payments to pay for taxes.

In addition to increased home ownership by minorities, success in the above activities will augment the Company’s ability to assist members of its target market to start or enhance small and community businesses.  In due course, the Company intends to offer an even wider spectrum of financial services than those listed in this section.  The Company will also offer consulting services to other non-profit organizations to expand financial literary programs in the targeted communities.

1.6 Beverages

The Company has entered into a joint venture agreement with Wandana International Jambo Coffees and Teas, Inc., conditional on raising $37,500,000 in this Offering,  to jointly own a coffee roasting company in Jacksonville, Florida.  Wandana, part of a Kenyan coffee cooperative, is represented by a family member who currently resides in the U.S., and who formerly managed his family’s coffee growing operations.  The cooperative will provide a ready source for exported coffee beans to the U.S. for roasting, packaging, wholesaling and retailing to targeted customers.  The Company intends to comply with the requirements of TransFair USA to assure that its coffee receives Fair Trade certification.

Similarly, the Company intends to create retail and consumer markets for tea and cocoa interests in Ghana and to export to the U.S.  At present, Ghana cocoa boards corporate executives estimate that nearly 95% of its output is distributed through wholesale channels with the resulting profits being diverted into foreign interests and away from the indigenous population.  Providing that the contemplated funding is received and revenue from funded resources are adequate to further develop the business plan, the Company intends to pursue blending, packaging, wholesaling and retailing opportunities for these products as well.  As with coffee, the Company will comply with the requirements of TransFair U.S. to ensure Fair Trade certification for the tea and cocoa products.

MGW INTERNATIONAL

The Company’s philosophy and objectives for its contemplated international operations are derived from the following key assumptions:

▪	Africa will become a destination for significant aid and development moneys intended to assist the nations of Sub-Sahara Africa in fostering economic growth.
▪
A significant portion of these moneys will be spent on infrastructure, such as roads, ports, municipal services, etc. that will create situations in which private businesses can operate more effectively and profitably.

▪
In many African countries, in response to prodding and support from the U.S and other developed countries, there has been a significant improvement in governing, in maintaining fiscal discipline and in supporting activities that are beneficial to all citizens of these countries, rather than an elite few.

▪
Over the next several years, an atmosphere will be created in many African nations that is receptive to private investment, that will seek out public-private (or strictly private) opportunities to provide basic goods and services.

▪
With sufficient dedication of resources and management time and effort, the Company will identify and participate in these commercially-oriented opportunities with the support of U.S. government agencies and programs such as USAID, the Oversea Private Investment Corporation or the U.S. Export Import Bank--or their multilateral counterparts.   Such partnerships can significantly mitigate commercial and country risks in investing in these commercial opportunities.

▪	Over time and with sufficient care in selecting investments, management believes the Company can generate a superior return on investment from its investment activities in Sub-Sahara Africa.
▪
A portion of the Company’s annual profits, either by percentage or at an absolute dollar amount, if available, will be dedicated for reinvestment in business opportunities in Africa, in order to generate sustainable development, long- term local employment and/or needed social benefits.

▪
Newly enacted laws on the continent of Africa require businesses to have significant ownership by indigenous Africans for the companies to do business with the governments, specifically Black Economic Empowerment (“BEE”) charters (See Black Economic Empowerment Program Document, the OPIC News Letter (November 19, 2007) and World Bank News Letter (November 20, 2007).)

Indigenous Business Development

Within Africa, newly identified business opportunities are being made available by national governments to indigenous African companies and entrepreneurs in sectors such as road building, truck and train transportation, mining, house building and a host of other sectors.  Support for these fledgling companies can be executed by the Company through investment and joint venture arrangements.  The Company has also explored and can access expertise from U.S.- based companies and other resources that would increase the probability of success by the previously disadvantaged local enterprises.  This approach differs from historical practices which have been to develop a program for the developing countries, especially Africa, with little meaningful local company input and involvement.

Over the past four years, the Company has developed relationships with key individuals within various countries on the continent of Africa who have a genuine interest in working with a company from the U.S. that can bring expertise and resources from U.S. government agencies such as the Overseas Private Investment Corporation (OPIC), the U.S. Agency for International Development (USAID), Export-Import Bank and The Millennium Challenge Account (a U.S. Government entity unrelated to the Company), as well as resources, both people and finances, from a number of corporate and financial institutions.

These resources are compatible with or enhanced by the following factors:

▪	Newly enacted Black Economic Empowerment (so-called “BEE”) laws on the continent of Africa.
▪
The slow pace at which the larger companies, both local national and multinational, are responding to the requirements of the new laws with concurrent unavailability of capital for indigenous Africans.

▪
The increased emphasis on supporting the development of sub-Sahara African countries from all areas of the developed world (but especially the U.S.) by expanding trade and investment opportunities in these counties. In addition to existing programs supported by USAID, the current U.S. administration is moving rapidly to support grants by the un-affiliated Millennium Challenge Corporation (a U.S. Government entity) to countries that have significantly demonstrated a willingness to provide transparent government and social programs that support the general native population. Other U.S. government agencies such as the Ex-Im Bank, OPIC and the Trade Development Agency (“TDA”) have also increased their focus on Sub-Sahara African over the past few years, adding an element of short and long term financing capital and technical support for projects identified within the region.

In July of this year, representatives of the Company had follow-up meetings with the Minister of Finance, Minister of Mines and the Governor of the province of Bas Congo in the Democratic Republic of the Congo.  These follow-up meetings led to the development of a term sheet which is the foundation for an agreement between the Company and the province of Bas Congo.

This term sheet, signed by the President of the Company and the Governor of Bas Congo province, is included in this registration statement.  The purpose of the ultimate agreement is for the Company to help manage the natural resources of the province, incorporating the development of indigenous Congolese in the work performed in the province.  The Company will identify U.S. businesses with the requisite expertise, create a business execution company, majority owned by the Company, and have as sub-contractors the U.S. company with the expertise performing as project managers and the indigenous Congolese company performing at least 15% of the work or services to be performed in all sectors being executed under the agreement.

The Company, under this agreement, will also create an enterprise zone as a beach head, namely providing a comfortable place to live and work with amenities from or similar to those in the U,S.  From these enterprise zones, the Company believes it can promote additional U.S. business expansion to other places on the continent of Africa.  This enterprise zone, available of course to other U.S. companies, will also provide incentives, created jointly by the Company and the Bas Congo government, that the Company believes will attract more U.S. companies to this region of Africa.  The Company will also import as many U.S. goods and services to the region with the intent of creating more U.S. jobs concurrently with creating Congolese jobs and businesses.

It is also the Company's desire to maximize the utilization of resources of countries on the continent of Africa for the primary benefit of the inhabitants of those countries. With mortgage and securitization instruments available through U.S. Government programs for housing development in Africa with better terms given to U.S. businesses, the Company can increase the availability of affordable housing in Africa and the Caribbean.

The Company believes that the needs and desires of the residents of African countries are not significantly different than those of its potential clients in North America—namely, affordable housing, decent jobs, access to reliable communication systems, banking and insurance products and services, and the ability to purchase needed goods at fair prices.  As the Company develops the capabilities of its American operations, it will also create the opportunity to transfer and deliver similar capabilities to its potential clients in Sub-Sahara Africa.  For example, on May 24, 2007, Overseas Private Investment Corporation closed a call for proposals to address the above mentioned areas.  Additionally, Ghana received a Millennium Challenge Grant of over 500 million dollars in August 2006.

For example, the Millennium Challenge Corporation is a U.S. Government Agency that provided the funds to Ghana for agricultural development and poverty alleviation.  (see www.mcc.gov.)  The Company intends to expand on its efforts in Sub-Sahara Africa by working with recipients of Millennium Challenge Account funds, creating business and technology transfer opportunities for indigenous Africans .  Additionally, Ghana received a Millennium Challenge Grant of over 500 million dollars in August 2006.  The Company believes that the above mentioned acts by the U.S. Government within the past two years and President Bush’s commitment of over 800 million new dollars for Africa, announced in OPIC News (April 2008), further illustrates the appropriateness of attention that the Company intends to place on Africa’s development.  Thus, with private sector involvement, management believes, countries in Africa would want to work with the Company to mentor companies owned by indigenous Africans.   Following the model of the Company, the Company’s management believes these efforts can be expanded and even more progress can be made.

A certain percentage of the capital raised through this Offering will be devoted to acquiring, investing in or developing certain African-based businesses or targeting investment opportunities in individual for-profit projects or other investment opportunities in Sub-Sahara Africa.  The Company is committed to creating and evolving a comprehensive, integrated strategy for the development of sustainable projects, including:

▪	Addressing the critical housing shortage in Africa;
▪	Promoting job creation in the construction industry and home component manufacture;
▪	Developing a mortgage financing system for broad-based access within Africa;
▪	Launching a private equity fund managed by a company at least 50% plus one share owned by the Company;
▪
Serving as a consultant to eligible countries in creating, submitting and monitoring their applications to the Millennium Challenge Account (MCA), as administered by the Millennium Challenge Corporation (MCC), a U.S. Government agency that provides for infra-structure development and poverty alleviation in Africa;

▪	Acquiring and integrating a number of financial institutions in and between various African countries; and
▪	Establishing offices in each African country where the Company then has projects, creating a local company in which there is a domestic broad-based ownership structure.

Key assets (for example) within the sectors of financial services, banking and insurance, construction, communications and transportation will be acquired with at least 50% plus one share initial ownership.

Projects and developments that comply with the Company’s minimum requirements for governance, fiscal discipline and broad-based community benefit, will be presented to third party investors to participate through the proposed Africa-centric private equity fund (discussed below).

The Company, if it raises sufficient funding, intends to make a number of investments in Africa and the Caribbean with the two-fold objective to:

i.
Acquire operational assets that will extend its U.S. activities into complementary African and Hispanic businesses, initially focusing upon providing property management and analogous financial services capabilities; and

  ii.   Acquire controlling interests in property development companies that control commercial and affordable housing projects.

PROPOSED ORGANIZATIONAL STRUCTURE – MGW INTERNATIONAL

2.1 Construction and Property

The Company intends to capitalize on the entry of Overseas Private Investment Corporation (“OPIC”) into the home ownership arena in Sub-Sahara Africa. Home ownership will be facilitated and encouraged through a number of creative strategies including a program in which employees of both the government and solid private sector companies can purchase homes on credit, with the monthly payments being made by payroll deductions.  Ample safeguards will be implemented to assure that if an employee leaves the job, s/he will be able to either satisfy the mortgage upon termination or a government- (or another private sector-)employee will replace them in the home. Other strategies include a non-traditional lease-to-own program. Under this scenario, a non-profit organization is designated as the owner of a property for up to five years while the Company serves as the developer and manager of the program and ultimately receives at least twenty two percent (22%) of the gross mortgage proceeds when the lessee coverts to private ownership of the home.

The Company has been selected, after submitting a proposal to provide employee housing, by Catoca Mining Limited Company in Angola, to provide houses for it’s employees.  Catoca will guarantee payment by its employees for the housing.  A contributing factor to its selection was the Company’s plan to utilize indigenous African companies as protйgйs and sub-contractors during the construction.  This project can be performed without using proceeds from this Offering.  The Company has also been selected to provide a clinic and other medical services by the Catoca company for it’s employees and their families.  The Company will be paid by Catoca on a monthly basis for providing these services.  The Company has also been selected to manage the fuel distribution and fire protection of Catoca, build it’s light vehicle maintenance facility, build and operate it’s visitor housing and conference complex and assess it’s water utilization program.

2.2 Financial Services

Throughout much of Africa, substantial amounts of both income and time are spent by workers cashing their paychecks since banking services are virtually non-existent outside of city centers. In addition, historically, the only savings product available to many residents is a simple savings account, inadequate to accelerate wealth accumulation.  Likewise, the principal life insurance product has been an expensive whole life insurance policy that often covers little more than burial costs of the policy holder.

The Company intends to extend the US-based programs designed to promote financial literacy and homeownership to better serve the homeownership demands of the Sub-Sahara Africa population.  In Africa, the lack of a developed mortgage and securitization market has been a barrier to home ownership and wealth building.  Thus, Company management regards the securitization of home loans in Africa as a crucial element in extending homeownership opportunities to a greater percentage of the population.

The Company will initially extend relationships with US-based banking institutions and will ultimately seek out a bank for potential acquisition.  To accomplish these goals, the Company has allocated up to $12,900,000 from the maximum Offering amount of $75 million for financial services.

2.3 Food Products and Agricultural Development

Consistent with its commitment to develop and enhance the agrarian economy in the Sub-Sahara area, the Company has entered into a joint venture agreement described above with Tambala Food Products of Malawi in which the Company plans to participate through a joint venture agreement.  Such proposed joint venture is contingent upon raising the $75,000,000 maximum in the Offering, the Company would own a fifty-one percent (51%) interest in the joint venture.  Tambala has developed and markets a full line of peanuts and peanut products, beans, rice, popcorn, honey and orange soda locally through Malawi-based grocery chains (Shoprite Malawi and People’s Trading Centre) and through wholesalers like Metro Stores.  As rapidly as practicable, the Company will work with Tambala to expand the marketing and distribution of its product lines and expects to  develop import channels to the U.S.

Tambala is agro-based and deals with small local farmers either directly or indirectly through organized farmers clubs and associations.  With the full support of the Malawian government, Tambala and the Company (through the joint venture) will conduct operations in support of poverty reduction/eradication and economic empowerment of the local population, particularly female-headed households.  This joint venture company expects to buy from the local farmers, the harvest and strategically store it for processing and pre-packing, thereby earning the farmers a direct income that provides individual economic empowerment at the household level while supporting government efforts to improve food safety.

2.4  Private Equity Fund Management

The Company intends to take advantage of programs that provide both debt and equity to a particular project.  Some programs provided by the International Finance Corporation (“IFC”) will provide a certain level of debt to a project and historically utilize the preferred creditor status of the IFC to attract private syndicated debt to a project.  In addition, the IFC itself, if the project is in the priority sector, has provided up to 20% of the project’s required equity in addition to the loan, a facility the Company’s management believes it qualifies for and can access.  This combination of debt and equity is a powerful tool in ensuring the correct mix of debt and equity is available to the projects identified by the Company or for those projects identified by an investment fund in which the Company is acting as manager.   Similar programs are available from selected regional multilaterals and some bilateral agencies.

The Company will create an equity fund and hire and/or acquire a fund management company to serve as manager, investing up to $500,000 of the proceeds of this Offering for staffing and operations of such fund’s management company if the midpoint is achieved or $3,000,000 if the maximum is achieved.  This equity fund is expected to act as a catalyst for small business ventures initially.  The Company will also seek opportunities to attract investment from other funds in countries where the Company establishes a presence.  Fund management would generate fees and possibly an incentive.  Additionally, as the Company develops more capacity, other financing strategies will be developed.

Very specifically, the Company intends to create a subsidiary to attract private equity investors interested in providing assistance to the previously disadvantaged population on the African continent—one example being country funds created to assist a specific sector in a specific country (for example, the agricultural sector in Angola and social security funds within a given country).  With funds from the Company’s Offering, those resources could be multiplied.  For example, in support of a given sector, the Company will seek involvement of other U.S. companies operating in Africa to provide more housing for employees working for those companies.  This will also, if launched, management believes, create more goodwill toward U.S. companies.

In addition, the Company will seek to take advantage of a variety of programs available from both multilateral and bilateral financial institutions established to support private investment opportunities in the developing world.   As an example, the Company intends to work with existing fund managers supported under a program provided by the Overseas Private Investment Program.

Very specifically, the Company expects to take projects to one of several funds, established by private fund managers (the General Partner or G.P.) and supported by OPIC, that focus specifically on Sub-Sahara Africa.  The Company believes it will be able to take projects in such a fund that will receive matching debt funding from OPIC, generally equal to the amount of equity provided by the G.P. and the limited partners in the fund. The OPIC debt funding may be used for equity investments identified by the fund with OPIC retaining the right to any distributions from the fund after an initial investment period; while all other returns are available to the G.P. and the L.P.s.  This arrangement allows a fund with sufficient monies to invest in worthwhile projects while at the same time providing the benefits of leverage through long term, patient debt at attractive fixed rates.  Some of the projects may be eligible for additional debt from OPIC, or other bilateral or multilaterals, at debt to equity ratios in excess of 1 to 1 and for certain programs at the 2 to 1 level.  Similar programs are available from other bilateral and multilateral agencies including several large European bilateral and certain regional multilateral agencies.

Background

Since independence began spreading on the continent of Africa in the 1960’s, there has been insufficient effort to match the transfer of skills with adequate financial resources to create a meaningful change in the economic landscape of Africa. Management of the Company has spent the past year discussing, formulating and assessing strategies with various leaders in the trade and commerce sectors of Africa and the U.S.  The strategy also included meeting with large corporations with a widespread presence in Africa to get their input relative to involving the previously disadvantaged in the economic mainstream.

Learning from the lessons of the past in the U.S. and Africa, the Company will seek to combine the provision of capital with training, mentorship, governance and management programs to companies or projects invested in by the pool. The Company intends to focus on companies where there is broad-based ownership and multiple key personnel in areas of responsibility.

Addressing the Problems of the Past

The Company has assessed the effectiveness of previous private investment funds sponsored by, among others, the Overseas Private Investment Corporation (“OPIC”) and the International Finance Corporation (“IFC”) in Africa as well as  the traditional funding methods in certain countries, including donor funding, debt funding and captive private equity funding. Certain realities affecting effective project funding became apparent:

▪	Since administration from offices within the U.S. distances management from projects, the Company will need to establish offices within each country represented;
▪	There is insufficient focus on smaller businesses (which drive the economies in most countries):
▪
Forced reliance on broadly inaccessible ‘captive’ (government and banks) funding has created disparate risk-return barriers to entrepreneurs or local business ventures (where, management believes, effective independent private equity  and mezzanine funding structures are often the catalyst for economic growth and employment);

▪
Historically there has been little or no economic investment participation from the countries of Africa but discussions with government and business leaders throughout Africa have underscored management’s opinion that African countries do, in fact, want to have a vested interest in the success of a new model for Africa, rather than rely on funds contributed by donor countries;

▪	Housing construction contributes significantly to the local economy and provides attractive opportunities for career training; and
▪	Home ownership creates local economic and political stability and creates wealth generation to promote local investment opportunities.

Investment Objectives as Manager

To identify development projects and investments that meet the Company’s objectives, management intends to:

▪	Have the management created invest in projects that offer the real potential to offer substantial returns to the Fund as measured over a ten year period;
▪	Create project sustainability and adequate diversification of risk;
▪	Offer the investor the unique capability of participating in distinctive investment opportunities;
▪	Extract optimum value through timely selection and realization of portfolio investments;
▪	Benefit those previously disadvantaged communities by job creation and creating broad-based ownership through structured project investment; and
▪	Expand on the Black Economic Empowerment (“BEE:) initiatives associated with current infrastructure projects in Africa.

Investor Protection

Management believes in enhancing the return on capital through increased accountability. Management is of the opinion this can be achieved through the following process:

▪	Transaction approval through Investment Committee(s)
▪	Appointment of External Fund Advisors and Specialists
▪	Company Compliance Officer(s)
▪	Independent Audits
▪	Quarterly and Special Reports to Investors
▪	Approved risk management systems
▪	Active regional representation and participation within selected projects
▪	Non-executive representation on the Company’s Board of Directors
▪	Voluntary polygraph examination of all individuals in an economic decision making position
▪	Underwriting deals for debt funding from recognized local and international financial institutions.

To coincide with opportunities to acquire assets of U.S. companies interested in meeting the Black Economic Empowerment goals by divesting parts of their businesses to the previously disadvantaged, the Company will allocate a portion of the raised funds, no more than 30%, to take advantage of those opportunities that are likely to be available.  Since there is a shortage of equity capital on the continent of Africa for the opportunities being made available to the previously disadvantaged, the Company intends to operate in that niche market as well.

HOWEVER, PROJECTS AND BUSINESS ACTIVITIES AS SUGGESTED HEREIN ARE INHERENTLY RISKY, AND THERE CAN BE NO ASSURANCE THAT THESE RISKS CAN BE MITIGATED TO THE EXTENT THAT LOSSES WILL NOT OCCUR, AND THERE CAN BE NO ASSURANCE THAT INVESTORS IN THIS OFFERING WILL NOT LOSE ALL OF THEIR INVESTMENT. POTENTIAL INVESTORS ARE ADVISED TO CONSULT THEIR OWN LEGAL AND ACCOUNTING COUNSEL AS TO THEIR SUITABILITY FOR INVESTMENT IN THE COMPANY.  (SEE ‘RISK FACTORS.’)

ADDITIONAL DISCLOSURES

1.  EMPLOYEES

Initially, after the minimum is achieved in this Offering, only Julius Jackson Sr. and his administrative assistant will work full time. The remaining staff will be hired as the operational plans are scaled up and implemented and the mid-point of the Offering is reached.

As of November 1, 2008, the Company had two full-time and three part-time employees, all of whom work out of the Company’s Florida office. None of such employees are represented by employee union(s). The Company believes its relations with all of its employees are good.

2.  PROPERTY

The Company has one leased office location at 2825 N. 10th Street, St. Augustine, Florida. This is a lease of 2,000 sq. ft. office space at cost of $2,500 per month, including electricity. Also included is the use of a reception area, eight fully furnished individual offices, a kitchen/ break room, a fully furnished conference room with audio/ video, bathrooms, phone system and parking for seven cars.

3.  LITIGATION

There has not been any material civil, administrative or criminal proceedings concluded, pending or on appeal against the Company or its affiliates and principals.

4.  MATRIX OF CONTRACTS

Contracts in Existence

As of the date of the Prospectus, the contracts the Company has in place are the following:

Contracts will be extended as necessary, consistent with the funding raised in this Offering.

Agreement Description	Original Closing Date	Extended Termination Date	Current Status
Franklin Auto Mall J. V.	Dec. 16, 2007	March 15, 2009	In Force
Prism Real Estate J. V.	July 31, 2007	March 15, 2009	In Force
Tambala Foods Products J. V.	When Funded	N/A	In Force
Wandana Jambo Coffees and Teas J.V.	Feb. 25, 2007	March 15, 2009	In Force
Development Agreement, Amera, Carishoca	Jan. 10, 2010	N/A	In Force
Shareholder Agreement, Leman Trading	Feb. 10, 2008	March 15, 2009	In Force
Shareholder Agreement, The Ronco Group	N/A	N/A	Cancelled
Vacant Land Contract, St. Augustine Project.	June 25, 2007	March 15, 2009	In Force
Marketing Contract, J.P. Morgan Chase	N/A	N/A	In Force
Study of Water Intake, Catoca Mining	N/A	N/A	Pending
Auto Leasing/ Maintenance Program, Catoca	N/A	N/A	Pending
Health Services, Catoca Mining	N/A	N/A	Pending
Construction of Houses, Catoca Mining	N/A	N/A	Pending
Fuel Distribution and Fire Protection, Catoca	N/A	N/A	In Force
Bas Congo Mineral Contract	Sept. 20, 2008	NA	In Force

5.   DIRECTORS AND EXECUTIVE OFFICERS

The following table reflects the names, ages and positions of the Company's executive officers and directors.

Name	Position	Age	1st Elected	Term Expiration
Julius Jackson, Sr.	Chairman and President	60	14 Dec 02	31Dec 08
Newall J. Daughtrey	Chief Financial Officer, Treasurer, and Director	60	02 Aug 07	31Dec 08
Timothy M. Lane	Chief Operating Officer and Director	59	02 Aug 07	31Dec 08
Richard Corrigan	Executive Vice- President and Director	63	02 Aug 07	31Dec 08
Joseph Krall	Director	42	02 Aug 07	31Dec 08
Ronald Avery	Director	55	02 Aug 07	31Dec 08
Charles H. Perkins	Director	68	14 Dec 02	31Dec 08
Mary White	Director and Secretary	51	14 Dec 02	31Dec 08
Patricia J. Braynon	Director	54	02 Aug 07	31Dec 08
Robert Curbelo	Director	45	02 Aug 07	31Dec 08
Ronald J. Hoston	Director	62	02 Aug 07	31Dec 08
Joseph Johnson, Jr.	Director	56	02 Aug 07	31Dec 08
Thomas S. Kornegay	Director	70	02 Aug 07	31Dec 08
Dr. W. David Lee	Director	42	02 Aug 07	31Dec 08
Gordon G. Murdock	Director	55	02 Aug 07	31Dec 08

JULIUS JACKSON, SR. – CHAIRMAN OF THE BOARD OF DIRECTORS AND PRESIDENT
Mr. Jackson has been Chairman of the Company since May 2002.  He has been the Company’s key business development person in Africa, securing a number of potential opportunities.   During this time, he served as a Bush/Cheney Team Leader for the 2004 Presidential election and also worked on President Bush’s previous campaign.  Mr. Jackson’s professional career began at General Motors Corporation in 1968 as assistant to the plant chemist for two years. Between 1971 and 1974, Mr. Jackson served with the Metro Dade Police department during which time he earned a degree in criminal justice administration at Florida International University. Until 1976, he supervised a component of federal funds at the Miami-Dade County (Florida) Manager’s Office while continuing his education at St. Thomas University in working towards a master’s degree in human resource administration. Mr. Jackson left Miami-Dade County employ   in 1976 to join a private Washington D.C. consulting firm as technical support coordinator for Florida, Mississippi and Alabama. Thereafter, Mr. Jackson founded a consulting firm that ultimately had offices in London, Washington D.C., New Haven (Connecticut) and Miami.   The firm procured national and international contacts with various U.S. government agencies, including the National Institute on Drug Abuse and the Department of Defense. Mr. Jackson has served as project manager for the development of over 10 training courses and course revisions published by the U.S.  Government Printing Office (“GPO”).  Mr. Jackson also served as CEO of Millennium Financial Services International which filed November 5, 2001 for Chapter 7 bankruptcy (which application was later dismissed).  From 1985 to 1989, Mr. Jackson served on the Miami Dade County Housing Finance Authority, with emphasis on financing affordable housing. He has secured financing from both the private sector and governmental resources for development of a number of projects. Mr. Jackson has been a board member of the Greater Miami Chamber of Commerce, the Salvation Army and many civic and business organizations.

NEWALL J. DAUGHTREY - CHIEF FINANCIAL OFFICER, TREASURER AND DIRECTOR
Newall J. Daughtrey completed a Master of Science in Management from Florida International University with a concentration in Public Administration. Mr. Daughtrey is currently the chairman of a consulting firm (Newall J. Daughtrey & Associates) offering services in business/economic development and municipal management. As City Manager of Belle Glade, Florida Mr. Daughtrey was instrumental in updating the City’s ordinances and getting the City Commission to approve the first rate increase for the water and sewer enterprise since 1999.  As City Manager of Opa-Locka from 2000-2002, 1994-1995 and 1979-1982, his responsibilities included supervision of the following departments: Police, Finance, Parks and Recreation, Library, Water and Sewer, Public Works, Sanitation, Building Licenses and Code Enforcement. Managing 175 employees with a budget of $23 Million, Mr. Daughtrey was successful in securing a $2.1 Million grant from the State of Florida to develop a storm-water utility master plan, a $10 million grant from FEMA and the State of Florida to clean out the City’s canals and getting the City Commission to approve $40 Million in a Special Assessment for capital improvements for the City. For 10 years Mr. Daughtrey served as President and Executive Director of The Business Assistance Center founded to create and expand Black-owned business. His efforts created a business incubator for 71 firms, loaned and invested over $11 million to 124 Black owned firms, and upon becoming a 301(d) licensee, was approved to issue $5 million in capital stock (Class A) and up to $20 million in Subordinated Stock (Class B). Over the last 30 years Mr. Daughtrey’s experience in City governing has led to  community redevelopment and revitalization projects to include the creation of the Business Assistance Center , a Black owned bank (People National Bank), a black controlled credit union and a Job Assistance Project creating over 36,000 jobs in non-subsidized jobs over a five-year period.  Professional Affiliations include Vice-President Miami-Dade County and City Manager Association, member of the Florida City and County Manager Association, the International city Manager Association, the American Society for Public Administration, Greater Miami Chamber of Commerce, and former Vice-Chairman, Board of Trustees Miami-Dade Community College and Board of Governors of Greater Miami Chamber of Commerce.

TIMOTHY M. LANE - CHIEF OPERATING OFFICER AND DIRECTOR
Mr. Lane is the CEO of Everest Advisors, Inc. He is also Co-Founder of The Afghanistan Reconstruction Company, LLC.  In this capacity he established the first privately owned bank in Afghanistan in partnership with Asian Development Bank and ING.  In Afghanistan, he was also responsible for:  rebuilding a significant portion of the Kabul-Kandahar road for USAID; successfully completing the new US Embassy complex in Kabul; and forming a successful partnership to build, own and operate the first 4-star hotel in the region, Hyatt Regency Kabul.  Mr. Lane is an experienced private equity investor having made early stage investments in a number of companies that have enjoyed successful IPO’s: iManage, Inc., CyberSource Corporation, Beyond Corporation, Radcom Ltd., Media-Metric Inc. Starting in 1981, Mr. Lane was on a fast-track career path with PepsiCo, Inc where he spent 16 years in various senior management positions. These included CFO, Frito Lay International, CFO, Pepsi-Cola International, CFO, Kentucky Fried Chicken Worldwide. Lastly, as CEO, PepsiCo Restaurants International he led KFC and Pizza Hut to positions of dominance throughout China, the rest of Asia and the Middle East. Later he was recruited by Bass PLC to become Chairman and CEO of Holiday Inn Worldwide.

RICHARD CORRIGAN –EXECUTIVE VICE PRESIDENT AND DIRECTOR
Mr. Corrigan was a Director, of the Overseas Private Investment Corporation located in Washington, D.C. responsible for Portfolio Management and Special Assets.    In that capacity, he engaged in international project finance, managed risk and portfolio management functions of a $13 Billion portfolio with responsibility for overall credit quality and reserves and responsible for managing loan portfolio on a day-to-day basis including direct exposure and loan guarantee programs. Mr. Corrigan organized and developed an internal controls function for that U.S. governmental agency to comply with government standards for financing organizations and initiated a credit audit process to monitor third party lenders under loan guarantee program. He also was appointed as senior credit professional for Task Forces created to increase penetration of middle market companies expanding overseas and to explore opportunities for OPIC in financing or insuring housing and mortgage finance in developing markets.  Mr. Corrigan’s many experiences with Federal Deposit Insurance Corporation, Atlanta, Georgia, included being an Asset Specialist assigned to the Resolution Trust Corporation.  In such capacity, he was responsible for selling numerous companies acquired by the RTC including an Auto Leasing Company in Puerto Rico, Life Insurance and Casualty Insurance Companies in Florida, a Mortgage Service Operation and several portfolios of over $350 million in consumer loans. Mr. Corrigan also managed and successfully concluded the affairs of 60 active operating subsidiaries of failed savings and loan associations, including companies active in Trust Management, Securities Sales, Mortgage Servicing, Insurance, Real Estate and Consumer Loans. He received Special Achievement Award for activities in Subsidiary Management. Mr. Corrigan earned a Bachelor of Arts in History at Manhattan College, Bronx, N.Y., serving on the Deans List. He was a Candidate, Master of Arts in Government, at the University of Maryland, College Park and a Candidate, MBA in Finance, at Pace University, New York, N.Y.

MARY WHITE – SECRETARY AND DIRECTOR
As the President of the Company from its inception in 2002, Ms. White has been responsible for administrative coordination and management.  She has a combined 21 years of experiences with Chevron Corporation, Bank of America, Twin Federal Savings and Loan Association and Solotron Systems, a small minority company based on experience in savings and loans, office and account manager and expertise in telecommunications and protocols. Mrs. White holds a Certificates of Training in Management from the American Management Association International Center for Management Development.  Ms. White was recently elected as secretary of the corporation.

RONALD AVERY - DIRECTOR
Mr. Avery is the President and founder of an operational management company, The  Ronco Group of Companies  (which has more than 50 million dollars in annual revenue).  Currently, Mr. Avery provides general oversight of all Ronco Group activities, manages the day-to-day operations and coordinates activities to successfully achieve profit and return on capital. Mr. Avery’s leadership has established an organizational structure which effectively delegates authority to subordinates, which leads to the accomplishment of objectives.  He meets with and advises other executives and reviews results of business operations.  As President, Mr. Avery develops the primary goals, operating plans, policies as well as short and long range objectives for the organization.  He also presents the organization to the financial community, major customers, government agencies and the public.   Mr. Avery earned a Business Studies degree from the Lackawanna Junior College of Scranton, PA and Accounting Studies at Tunkhannock Area Adult Education of Tunkhannock, PA.

PATRICIA J. BRAYNON - DIRECTOR
Mrs. Braynon is the Executive Director of the Miami-Dade Housing Finance Authority.  Ms. Braynon is responsible for the overall administration of Authority bond issuance activities and management of a $1.5 billion loan portfolio, and is responsible for staff supervision, budget preparation, fiscal management, implementing policy directives.  Under Ms. Braynon’s guidance, the Authority created a Deep Subsidy Program that pools sources of financing and blends interest rates to reduce overall costs for borrowers.

Until the recent hire of its own Chief Executive, Ms. Braynon acted as CEO of the Miami-Dade Affordable Housing Foundation, Inc. where she continues to serve in a consulting capacity.  From two years, in 1996 to 1997, Mrs. Braynon served as one of five Assistant County Managers with the Miami-Dade County Municipal Government, which employs over 36,000 people. Her areas of responsibility included the management and oversight of eleven departments of approximately 3,300 employees with combined budgets in excess of $200 million. In addition, she has over 20 years experience in private sector housing finance and mortgage lending.

Ms. Braynon earned a Bachelor of Science in Business Administration from Tuskegee University, Tuskegee, Alabama.

ROBERT CURBELO - DIRECTOR
Mr. Curbelo is currently the director of construction for BHI Developers, a residential builder and developer of luxury single-family homes and multi-family affordable housing.    Prior to working at BHI Developers, Mr. Curbelo worked for the Tower Group from 2005 to 2007 as the senior project manager responsible for construction of the Shops @ Midtown Miami, a $60 Million 1.3 Million square foot mixed-use project located in Miami-Dade County with ground floor wrap around retail of 300,000 feet, a three story poured-in-place post-tensioned garage, two story live/work units on the 2nd floor and build-out of two of the anchor tenants.  From 1999 to 2005, Mr. Curbelo completed over $50 Million of commercial projects through-out Miami-Dade County, as a senior project manager for Codina Construction Company, a subsidiary of Codina Group, one of the largest U.S. real estate development, real estate, consulting and construction companies.   The projects included the new Miami Children’s Museum on Watson Island, infrastructure work and site development for the Dolphin Mall located in West Dade, telecommunication facilities for Telefonica USA, Exodus Communication, and BellSouth, an 80,000 square foot office and warehouse building for the Martino Tire Company and a five story medical office building in Hialeah, Florida for CAC CarePlus.   From 1992 to 1999, Mr. Curbelo worked for DACRA Construction Inc, a subsidiary of DACRA, a local construction, real estate and development company located in Miami Beach, and he participated in many of the property renovations that occurred in the 1990’s in the Art Deco District of Miami Beach.   Mr. Curbelo started as an estimator, then was promoted to a project manager, and finally to Vice-President of Operations for DACRA Construction. Having completed over $9M of renovation work during his tenure as project manager, as Vice President he was involved with the day-to-day business administration and acted as development manager for the company’s in-house projects.  From 1985 to 1992, Mr. Curbelo worked three years for Morse Diesel International, starting as a project engineer and leaving as an assistant project manager having been responsible for construction of $8M of interior office space during his tenure.  He then founded a construction company to renovate an existing hotel on Highway AIA in Ft. Lauderdale, Florida and build six single-family homes in Opa Locka, Florida. Finally, he worked two years with Lehr Construction, where as estimator and purchasing manager, the company built over $5 Million of interior office space during his tenure.  Mr. Curbelo earned a Bachelors of Science degree in Civil Engineering, Bachelors of Science degree in Architectural Engineering from the University of Miami, Coral Gables Florida, and a Masters in Business Administration degree from the University of Florida. In addition, he has earned graduate credits on his Masters degree in the Construction Management program at Florida International University.   Mr. Curbelo has been a licensed real estate broker for twenty years in Florida, a certified General Contractor since 1986 and an Engineer Intern since 1985 in Florida.  Mr. Curbelo is a member of the National Trust for Historic Preservation, former member of the American Society of Civil Engineers and has received 30 hours OSHA training.

R. J. HOSTON - DIRECTOR
Mr. Hoston holds a certificate from Moody Bible College of Chicago in Biblical Studies and a Masters of Science Degree from the University of Rochester. Pastor Hoston worked for the Xerox Corporation for 20 years as an Engineer and Technical Writer leaving in 1990 for full-time ministry.   Pastor Hoston began his ministry in South Bend, Indiana later moving to Rochester, New York in 1968 where he served at the Powerhouse Church of God in Christ (C.O.G.I.C.) starting jail, street and migrant camp ministries.  After a one-year interim pastorate, in October of 1981, Pastor Hoston founded the Bethesda Church of God In Christ. The Bethesda Church offers drug and abuse counseling, family life ministry, a food cupboard, and an annual Christmas Love Box program feeding needy families, passionately modeling the life of Christ. Other outreach ministries include the support of an orphanage in Haiti, and the radio and the television broadcast “Bethesda Presents Jesus”.

Pastor Hoston is the Founder and the Chairman of the Board of Bethesda Charities Inc., a not-for-profit corporation established for the purpose of community development, housing, job placement and other social outreach programs. Bethesda Charities is the parent corporation for the Bethesda Child Development Center, a $2,000,000 economic development project that offers the Universal Pre-K program generating revenue of almost $1,000,000 per year serving over 200 children and their parents.

Pastor Hoston’s affiliations include: United Church Ministries, Southwest Ministers Alliance, Minister Alliance and Bank CEOs Task Force, Urban League, Chairman of Footprints to Home Ownership (a community housing project), Black Leadership Summit Committee and Rochester Religious Leader’s Summit and Jobs 3000 Campaign (Congress Of African American Unity, Inc.) He is the Chairman of the Board of the Daisy House (Senior Complex & Housing) and a board member and treasurer of the Fredric Douglass Resource Center.

Denominationally, Pastor Hoston has served as Chairman of the Pastors and Elders Council and the Ordination Board as well as a standing member of the Bishop’s Executive staff.  Nationally, he has served on the C.O.G.I.C. National Doctrine Review Committee and National Judiciary Screening Committee.   As an ardent advocate for the urban family, Pastor Hoston has spearheaded and developed practical community outreach programs that have impacted individuals and communities across cultural and generational boundaries far beyond the borders of Rochester, New York.

JOSEPH JOHNSON, JR. – DIRECTOR
Mr. Johnson has been the Director of the Fulton County Georgia Department of Economic Development since June 2000 where he is responsible for the business finance, international development, business retention and marketing for nine municipalities and a 3.4 million dollar budget. He has brought in over 7,000 new jobs, established the first Fulton County international program, closed 2.7 billion dollars in taxable and non-taxable bonds and attracted numerous international corporate headquarters in the County.

Formerly, Mr. Johnson served as the Director of Economic Development and Property Management for the City of St. Petersburg, Florida, where he aided in creating: a business-industrial park; a million dollar Brown Field Economic Development Initiative; a program for small business micro loans; and an umbrella Community Development Corporation for Urban Community Development Corporations.  As City Manager for East Point, Georgia, Mr. Johnson developed two business parks and attracted major industrial businesses utilizing Industrial Revenue Bond financing. He planned and executed a five year strategic road widening project that allowed for the expansion of the South Fulton County Hospital into a medical campus. He also transformed, retrofitted, and relocated several businesses within the City of East Point, Georgia transforming East Point into the International City Community of the Future.

Mr. Johnson received a Bachelor of Arts Degree in Political Science and Economics from Clark College, Atlanta, Georgia.  Mr. Johnson has studied Bond Financing and Real Estate Investment at the Woodrow Wilson School of Law in Atlanta and Urban Government at Atlanta University.

THOMAS S. KORNEGAY - DIRECTOR
Thomas S. Kornegay earned a Bachelor of Arts in Business Administration from Florida Metropolitan University in 1985. He is currently the President and founder of TeKontrol-Texas, Inc., a telecommunications connector assembly and distribution firm.  TeKontrol, Inc. specializes in international engineering, management, training, IT and technical services. As founder of KTS Management Consultants (a non-profit organization) in 1999, Mr. Kornegay provided consulting services to other non-profit organizations in the USA assisting them in successfully passing federal audits and being approved for additional funding until 2003. From 1985 to 1988, Mr. Kornegay was the Project Manager for Integrated Logistic Support (ILS) programs for Department of Defense contracts totaling over 40 million dollars. In his capacity as Functional Group Manager, Mr. Kornegay developed program planning documents and maintenance packages and Logistic support Analysis programs, automated data bases, and the ILS and Configuration Management sections of all technical proposals developed by the Branch Office. Drawing on his experience as a Communication Operator and Supervisor in the US Navy from 1965-1975, Mr. Kornegay, over a 3 year period, supervised 120 Navy instructors and over 1200 personnel in 12 week training courses for which he received the Navy Achievement Medal for having saved the Navy an estimated $1.4 million annually in training costs. In addition, Mr. Kornegay managed maintenance of all communication, sonar, navigation, and data processing equipment in support of the Military Sealift Command from 1978-1980, in 1982 assumed responsibility  for quality assurance inspections for the U.S. Government on Royal Saudi Arabian Navy ships, monitoring test of weapons systems, communication and radar systems and providing contractor logistic support as an analyst for American Systems Corp. by preparing Life Cycle Support Plans, Request for Proposals and Field Engineering Representative Acquisition Support Plans .   (A former subsidiary of TeKontrol, Inc. , TeKontrol Management and Construction, Inc., after being spun-off as a separate operating subsidiary and its own management, filed for Chapter 7 bankruptcy protection October 27, 2003, which bankruptcy application was granted May 20, 2006.)

He is the First Vice-chair, Board of Directors for the African American Chamber of Commerce of Central Florida. He has served on the Board of Directors for the Black Business Investment Fund, COMPACT Program, and Greater Orlando Chamber of Commerce, Frontline Outreach, the Greater Orlando Leadership foundation and the Leadership Orlando Alumni. Mr. Kornegay was also the Florida Delegate to the 1995 White House Conference on Small Business.

JOSEPH KRALL - DIRECTOR
Mr. Krall is currently a principal/partner of The Ronco Group as well as Chief Financial Officer of the Company.  For  The Ronco Group of companies, he directs the overall financial plans and accounting practices of all entities, oversees treasury, accounting, budget, tax and audit activities of the organization and subsidiaries, and oversees financial and accounting system controls and standards and ensures timely financial and statistical reports for management. Under his management, Mr. Krall manages all financial operations and formulates the organization's financial strategies for expansion and long-term stability and directs the planning, organization, and implementation of overall procedures for all real estate acquisitions and management, fiscal reporting and administration, purchasing and warehousing, risk management, cash management, investments, business licensing, and sales tax administration.  Mr. Krall coordinates the activities of outside suppliers of financial services hired or contracted by the Ronco Group, including accountants, auditors, financial consultants, underwriters and brokers, the banking system and other financial venues to maintain a working relationship and to develop additional relationships with banks, financial institutions and capital markets with the aim of securing the funds necessary for the operations of the Ronco Group, and the attainment of its development plans and its investments.  Mr. Krall earned a Bachelor in Science degree, majoring in accounting at the University of Scranton (Pennsylvania) and he received his CPA license on  June 3, 1996.

DR. W. DAVID LEE – DIRECTOR
Dr. Lee will work with the Company to take advantage of the network of faith-based communities, a significant part of the Company’s target market.  He has also traveled to Africa on behalf of the board of directors of the Jubilee Community Development Corporation to secure a contract with the government of Mozambique to build houses for teachers over the next four years. Dr. Lee holds a Doctorate in both Economics and Theology.  He is currently pastor of the Jubilee Cathedral Church in New Haven, Connecticut.  The church, with Dr. Lee’s help, has created the above mentioned Community Development Corporation to focus on community development in the United States and Africa.  Dr. Lee has personally worked for Union members in the City of New Haven, Connecticut, focusing on broad-based economic empowerment.

GORDON G. MURDOCK - DIRECTOR
Mr. Murdock joined the Company in 2006.   He has experience in manufacturing, international business and experience working for a publicly traded company. Mr. Murdock previously worked at Goodyear Tire & Rubber Holdings (Pty) Limited, where he was the Managing Director responsible for all Goodyear’s operations in sub-Saharan Africa. He held this position from 2001 until his retirement in 2006, during which time he was responsible for a budget of over $500 million  and  5000  employees. From 1999 to 2001, Mr. Murdock was also the Director of Manufacturing Operations for the East European, Middle East and Africa. He has integrally been responsible for the complete Manufacturing procedures in all five Countries for Goodyear.  His responsibilities even extended to Product Planning and the finished quality of the products.  Additionally he was responsible for identifying and developing new Manufacturing opportunities in Russia.  Before that, from 1994 through 1999, he was the Plant Manager of Goodyear’s tire manufacturing plant in Lawton, Oklahoma.  At the time the plant was Goodyear’s largest and most productive manufacturing facility, he supervised over 2400 employees.  Between 1979 and 1994 he worked his way up through Goodyear holding various positions in Quality Assurance, Technical Service and Manufacturing.  Mr. Murdock graduated from the United States Military Academy in 1973 with a B.Sc. in Engineering and was a Commissioned Officer of the US Army until 1979.  He is fluent in Italian and German, Spanish, French, Russian and Afrikaans.  Subsequent to receiving his degree in engineering, and while working for Goodyear, he achieved a M.S. in Applied Mathematics at Case Western Reserve University in 1982 and he gained an MBA from The University of Akron in Corporate Finance in 1983.

CHARLES PERKINS – DIRECTOR
As prior Treasurer of Millennium Group Worldwide, Inc., Mr. Perkins was responsible for the acquisition of credit opportunities experienced by the Company.  Before joining the Company, born August 1939, Mr. Perkins was in retirement from Florida East Coast Railway, effective August 2002.  At Florida East Coast Railway, Mr. Perkins served as a Road Master and Supervisor.  He was also a track inspector for the Federal Railroad Administration for fifteen years.  At Florida East Coast, Mr. Perkins supervised a full complement of employees and was a first responder to railway accidents for the fifth district of Florida East Coast Railway (West Palm Beach to Florida City).  Before joining Florida East Coast, Mr. Perkins worded as custodian at Flagler Memorial Presbyterian Church, an asset of The Flagler Estate.

5.  EXECUTIVE COMPENSATION

Name	Employment Date	Proposed Salary ($)	Other Annual Compensation
Julius Jackson, Sr.	March 2002	150,000	N/A
Newall Daughtrey	June 2008	125,000	N/A
Timothy Lane	June 2008	125,000	N/A

To date, no compensation (salaries or any bonus) has been provided to any of the named executives, listed in the table immediately preceding this paragraph, except for the securities provided for under the section “Security Ownership Of Certain Beneficial Owners And Management” below.  All discussions in this table and  section refer to compensation that will begin only if the minimum Offering is achieved.

Compensation to outside board members will be at $1,000 per meeting, plus travel and incidental expenses. There will be no compensation to board members employed by the Company or any of its affiliates unless serving in an officership or consulting capacity.

Under the proposed compensation agreement with the Company, as approved by a majority of the Company’s independent directors, Julius Jackson, Sr. and Mary White will each receive retroactive compensation of $7,500 per month for the first year of development and $10,000 each per month for the subsequent years not to exceed a combined total of $400,000 if the mid-point of this Offering is reached pursuant to a Resolution passed by the Board of Directors in its Annual Meeting held on December 14, 2002. To amplify, Ms. White and Mr. Jackson both accepted shares in the August 2, 2007 debt conversion to equity.  As they are both founding members of the Company, their decision to accept most of their retroactive compensation in stock was to minimize the amount of cash to be taken from the proceeds of the offering.  There are no extraordinary benefits, such as options, bonuses etc. accruing to Ms. White and Mr. Jackson.  Ms. White and Mr. Jackson have borrowed personally and if the minimum, maximum or mid-point are not achieved, will not expect any reimbursements from the Company beyond what is stated in the “Application Of Proceeds.”

As original investors in the Company, Mary White and Julius Jackson took out various loans individually to support activities necessary to cover expenses associated with the Company.  As reimbursement for such loans to the Company during its start-up and to this date, the Company has agreed to pay Ms. White and Mr. Jackson in the amounts of $125,000 each if the minimum is raised and $250,000 each if the mid-point is reached. Any other payments will come from Company operations and will be approved by the Board of Directors at that time.  Some of the money at issue was borrowed by Ms. White and Mr. Jackson from Ronald Avery, principal of The Ronco Group (see “Related Party Transactions”), and will be repaid from the contemplated reimbursements outlined above. The amounts that the parties have agreed to be repaid by the Company are the following: Ms. White ($125,000 if only the minimum is raised); and Mr. Jackson ($300,191, including the recent repayment of $49,080 to Tim Lane). These amounts, when added to the $189,700 that was loaned to the Company from Ronald Avery, brings aggregate long-term debt, as reflected in the Company’s unaudited September 30, 2008 financial statements, to $614,891. (See appendix I.)

Finally, by resolution passed  by the Board of Directors in the Annual Meeting held on August 2, 2007, should the mid-point of this Offering ($37,500,000) be achieved, the Board may choose to offer employment contracts to Messrs. Lane, Murdock and Johnson to fill specific needs of the Company. In addition to an agreement contained in a bridge note described below, Tim Lane, a Company director, and the Company have agreed that if, as expected, the Company starts a management company to serve as an adviser to an international private equity fund and he chooses to play an active role in the creation and administration of such equity fund management company, the Company will (1) pay a salary or consulting fee of at least $10,000 a month; and (2) grant Mr. Lane, with no investment required, an equity interest of not less than 5% founder’s ownership interest in such equity fund management company.

If only the minimum funding is subscribed for in this Offering and no other funds are available, it is intended that the amount of reimbursements for all employees will be reduced sufficiently until cash flow is available to adequately pay these amounts. However, it is intended that the difference between the full compensation level and what is paid will be accrued and ultimately paid when funds are available.

6.  SECURITY OWNERSHIP BY BENEFICIAL OWNERS AND MANAGEMENT

The following table summarizes certain information with respect to the beneficial ownership of the Company's Shares, immediately prior to and after this offering (and subsequent to the exchange of debt for equity as previously described):

	No. Shares Prior to Offering	% at Minimum	% at Mid-Point	% at Maximum	Current % of Common
Directors, Officers & Founders (1)
Julius Jackson Sr. (2) (3)	2,401,000	36.94%	25.616%	19.21%	38.42%
Charles H. Perkins, Sr.	640,625	9.86%	6.83%	5.12%	10.25%
W. David Lee	328,125	5.05%	03.5%	2.625%	5.25%
Mary White	562,500	8.65%	6.00%	4.5%	9.00%
Ronald Avery (Ronco Group)	250,000	3.85%	2.67%	2.00%	4.00%
Gordon Murdock	117,500	1.81%	12.533%	.94%	1.88%
Robert Curbelo	15,625	0.24%	.166%	.125%	0.25%
Thomas Kornegay	9,750	0.15%	.104%	.078%	0.16%
Joseph Johnson III	7,031	0.11%	0.08%	0.06%	0.11%
Patricia Braynon	3,125	0.05%	0.03%	0.03%	0.05%
Timothy Lane (3)	0	0.00%	0%	0%	0.00%
Newall Daughtrey	0	0.00%	0%	0%	0.00%
Ronald Hoston	0	0.00%	0%	0%	0.00%
Pamela Jeanne Corrigan	39,375	0.61%	.42%	.315%	0.63%
Total Directors & Officers	4,375,156	69.85%	57.95%	35.01%	69.99%
All Other Shareholders	1,874,844	30.15%	42.05%	64.99%	30.01%
Total Shares in Issue	6,250,000	100.00%	100.00	100.00	100.00

(1)	The address of such enumerated beneficial owners and management is that of the Company, 2825 N. 10th Street, St. Augustine, Florida 32084.
(2)
Julius Jackson, Sr., Chairman and President of the Company, in addition to his direct ownership (11.424%), has voting authority over the Julius Jackson, Jr. & Family Trust, 1832 N.W. 193rd  Street, Miami Gardens. Florida 33056, which owns 1,687,500 shares or 27.00% of the Company.  Accordingly, he is deemed to have “beneficial ownership” aggregating 38.424%.

(3)
Mr. Lane extended a bridge loan to the Company during April 2008.  Under the associated note, there was (among other provisions) security in the form of all Shares Mr. Jackson personally owns in the Company (739,804), if such loan was not repaid on a timely basis.  The Company has defaulted on the loan.  Effective immediately, the parties (in lieu of the Shares in question being transferred from Mr. Jackson to Mr. Lane) have agreed as follows:  Mr. Lane will accept the previous payment made in October of $27,500, the original principal loaned in April, and payment by the Company (inclusive of interest and penalties) in return for forbearance on levying on Mr. Jackson’s Shares for the Company’s timely payment of $49,080 on or before December 31, 2008. Such payment of such amount was made and, accordingly, Mr. Lane will forbear levying on Mr. Jackson’s shares.  All other provisions, including those relating to default and a personal option of Mr. Lane’s to buy certain of Mr. Jackson’s Shares remain in place.  The Company had agreed to make the agreed payment out of the proceeds of the next available cash inflow to the Company, namely the next progress payment from Catoca Mining.

A payment of $27,500 was made to Mr. Lane, a Company director, on  October 3, 2008, as a repayment of a loan by Mr. Lane on April 28,2008, sent by wire transfer to the account of the Company for the imminent trip to Africa and other working capital needs, These funds were included in the Company’s long term liabilities accruing interest at 7% per annum.  Mr. Lane required payment from proceeds of the Company’s revenue from its contract with Catoca Mining.  Mr. Lane was paid $27,500.00, his principal, on October 3, 2008 by wire transfer, which will reduce the Company’s long term liabilities.

SELECTED FINANCIAL DATA

The following table sets forth certain financial data for the Company. The selected financial data should be read in conjunction with the Company's "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements of the Company and Notes thereto. (See Appendix I). The selected financial data for the periods ended December 31, 2007, 2006 and 2005, have been derived from the Company's financial statements, which have been audited by independent certified public accountants (See Appendix I).

	Year Ended 12/31/2005	Year Ended 12/31/2006	Year Ended 12/31/2007
Income Statement Data:
Revenue	0	0	0
Costs and Expenses	$630,978	$677,662	$787,772
Loss From Operations	$(630,978)	$(677,662)	$(787,772)
Interest Expense, net (3)	$48,912	$80,820	$76,681
Net Loss (5)	$(679,890)	(758,481)	$(866,453)
Net Loss per Share (4)	$(679.89)	$(758.48)	$(0.34)
Common and Common Equivalent Shares Outstanding (4)	1000	1000	6,250,000
Balance Sheet Data:
Working Capital (Deficiency)	$(8,232)	$(51,947)	$(34,211)
Total Assets	$4,875	$3,443	$3,401
Accumulated Deficit	$(1,618,916)	$(2,377,396)	$(3,243,852)
Stockholders' Equity (Deficit)	$(1,617,916)	$(2,376,396)	$(326,855)

(1)
Common and common equivalent shares outstanding is based on the weighted average number of shares of common stock equivalents outstanding each period, as adjusted for the effects of Securities and Exchange Commission Staff Accounting Bulletin ("SAB") No. 83. Pursuant to SAB No. 83, "cheap" stock and warrants (that is, stock or warrants issued for consideration or with exercise prices below the initial public offering (IPO) price within a year prior to the initial filing, or in contemplation of the IPO, should be treated as outstanding for all reported periods. Consequently, 1,000 shares are the common and common equivalent shares outstanding for all reported periods for purposes of computing net loss per share.

(2)
The financial statements from which the above information has been derived have been prepared assuming the Company will continue as a going concern. However, the Company has incurred losses since inception and has negative working capital. Such factors, among others, raise substantial doubt about the Company's ability to continue as a going concern.  Currently the Company has been classified as a “Development Stage” enterprise. In this regard, see Reports of the Independent Certified Public Accountants accompanying the Company's audited financial statements.  (See Appendix I which outlines the Company's status as a development stage company.) The Company may not achieve profitability or adequate financing in the future. If the Company fails to achieve profitability and/or adequate financing, its growth strategies could be materially adversely affected.

(3)
The Company has not paid interest to debt holders and, on debt remaining after the conversion of debt to common stock on August 2, 2007, does not expect to pay interest until profitable operations are achieved.

(4)
Effective August 2, 2007, the Board of Directors and the Shareholders offered then current debt holders the opportunity to convert outstanding loans and accrued interest into common shares in the Company.  All shareholders agreed to convert debt and accrued interest into common shares resulting in a new capitalization of the Company with 6,250,000 common shares.  The number of authorized common shares remained unchanged at 50,000,000. Based on these shares the total number of issued common shares is currently 6,250,000. Therefore, accumulated losses by the Company as of December 31, 2007 equate to $0.34 per share since inception.

(5)	There have been no, nor are there expected to be, cash dividends for the foreseeable future.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The Company is a "development stage" company now seeking development and expansion capital in order to create a network of businesses and services focused on and directed to minorities in the United States and natives of Sub-Sahara Africa and certain Caribbean countries.

As the Company had only been involved in organizational activities and researching potential businesses, the Company has now, to date, entered into eleven (11) executed contracts (and four (4) in the final stages of negotiations) relating to the  projects and activities described above (and subject to obtaining needed funding in this Offering). The Company’s financial situation to date is not reflective of what management expects the Company’s financial situation to be after the successful completion of all or a portion of this Offering. As the Company has only recently begun to earn revenues, if the Offering is not consummated, there could be an adverse material affect on the Company.  The Company has begun receiving revenues from J.P. Morgan Chase relating to the marketing agreement the Company has with J.P. Morgan Chase, described in the agreement filed as Exhibit 10.11 of this Prospectus. This marketing agreement is being implemented through  public meetings being held in churches, schools, town halls and other locations to inform people with mortgage problems of the potential for J.P. Morgan Chase to help with their mortgage problem. In turn, J.P. Morgan Chase is responsible for the intake process relating to the names provided by the Company from these meetings, underwriting the loan applications for the intake process and providing loans to those who can meet the bank’s established criteria. The Company has received, to date, $12,000 for services rendered from J.P. Morgan Chase and for the above mentioned activities.   In addition, the Company received a deposit from Catoca Mines relating to the Fuel Distribution and Fire Protection contract that was recently signed in the amount of $246,000 for both products and services, to be supplied in the future.  The deposit was for mobilization, drawings, travel, materials and personnel associated with the supply and installation of the fuel distribution and fire suppression system as described in detail in the contract filed as Exhibit 10.17 of this Prospectus.  Billing against the deposit began in July 2008.  The Company recognizes revenue from services rendered when the following four revenue recognition criteria are met: persuasive evidence of an arrangement exists, services have been rendered, the selling price is fixed or determinable, and collectability is reasonably assured. Additionally, revenue arrangements with multiple services are divided into separate units of accounting if the services in the arrangement meet the following criteria: the service has value to the customer on a standalone basis; there is objective and reliable evidence of the fair value of service; and performance of any service is probable.  Revenue was recognized in the third quarter and used to pay for some of the services that had been delivered, leaving the Company with approximately $114,000 in deferred revenue.

The businesses and services the Company anticipates pursuing depend heavily on the level of success of this Offering.  If only the minimum Offering is achieved, the Company anticipates using such proceeds to execute the real estate development projects in St. Augustine and Ft. Lauderdale, Florida. In such case, the working capital costs will not exceed $163,000.00, with the maximum investment on these projects of $2,000,000.00. Any proceeds would then being used to move forward with expanding the Company’s network of businesses and services as set out above, (See “The Company.”)  If the maximum Offering is achieved, the Company plans to fully proceed with business and projects laid out under “The Company” described above.

Government Regulations

Due to the wide variety of different business sectors that the Company is contemplating, there is an understanding by the management that there are many different governmental regulations that will have to be followed. The following are some of the type of regulations that the Company will have to operate under in these different sectors:

▪
The Company will have to comply with regulations regarding the wholesale purchase of vehicles in any state in which it has a physical presence.  Liability insurance on the business property as well as on the fleet of cars owned by the Company will have to be maintained.  If the dealership creates a body shop, it will have to comply with Occupational Safety Health Administration. (OSHA) regulations.

▪
Regulations regarding food services and processing will have to be met by our coffee roasting business. Before the Company can roast or sell coffee beans and products, it must meet both the Federal Food and Drug Administration guidelines for making food products available to the public for consumption, as well as meet  guidelines of the Florida Health Department, including continuing inspections.  The Company must also meet the Occupational Safety and Health Administration guidelines for safety to employees of the coffee roasting business.

▪
For the construction business, the Company must meet the regulations for having a licensed general contractor as a qualifier for the Company.  Additionally, the construction company must have workers compensation insurance for injury on the job or while operating company vehicles, if any.  The construction company must also maintain general liability insurance, comply with the Federal Unemployment Tax Act and OSHA Regulations.

▪
The Company will have to comply with regulations covering radio signal broadcasting, if the Company purchases or establishes a radio station.  It will also have to comply with ownership limitations in force at the time that it enters that business sector.

▪	The Company will also have to comply with the no-call laws if it enters the direct mail and phone notification business.
▪
If the Company enter the financial services sector as contemplated, prior to expending any funds, it will develop a thorough business plan, including input from national and state lawyers and bankers.  They will be engaged by the Company to insure that both federal and state oversight can be satisfied by the Company.

▪
Indigenous Business Development in the various countries that we will work in is at varying stages of development.  In South Africa, a Black Economic Empowerment Law is a regulation  that must be met by all companies operating in South Africa. In other countries, such as Angola, there is no strict requirement to follow any regulation for Black Economic Empowerment.  (The Company, without coercion, practices Black Economic Empowerment and indigenous business development.)

Liquidity and Capital Resources

Cash and cash equivalents have recently become a part of the Company’s capital resources.  Specifically, cash available for work performed during the period ending September 30, 2008, for client Catoca Mineing was approximately $108,000.  The Company expects to earn an additional $900,000 before December 31, 2008, also from Catoca Mining.  The Company has funded pre-development expenses primarily from borrowings from founders and potential stockholders.  As of August 2, 2007, the date the loans extended were converted to equity in the Company, the principal balance of all outstanding advances was approximately $2,820,277.  Additional investments made in the Company over the years have come from the Company’s founders.

Management believes that its short and long-term needs for working capital, capital expenditures, new facilities and acquisitions will be satisfied by the proceeds of this Offering and the funds generated from future operations. In Risk Factor (1), the Company acknowledges it is in the early stages of development with a limited history of operations and minimal capital resources which are not adequate to fully implement its business plan. The Company’s long term liabilities are owed to existing shareholders that will only receive payment on the liabilities when the Company’s cash flow from operations are adequate to make payment on those long-term liabilities without negatively impacting operations. The Company’s current liabilities will continue to be covered by existing shareholders, principally Mr. Jackson, through loans through March 31, 2009, if and when needed, and will be converted to long-term liabilities at an annual interest rate of 7% per annum. The Company expects to generate annual revenue in an amount adequate to cover operating cost, with the end result being positive cash flow by the end of the first quarter of 2009 with the Company expecting to be liquid at that time and believes that no further loans from existing shareholders will be needed. As the Company’s operating expenses have averaged between $50,000 and $60,000 monthly and our contract with Catoca Mining is expected to begin generating, in the 4th quarter of 2008, in excess of $200,000 per month, the revenue will cover current expenses of the Company. As reflected in our financial statements for the period ending September 30, 2008, the approximately $132,000 earned in the third quarter of 2008, came from the performance by the Company on the Catoca Mining contract leaving approximately $114,000 in deferred revenue reflected in the Company’s financial statements.  Though materials for the project were ordered and made, the contract called for payment to be made once the materials were shipped and original bill of ladings were supplied to the customer.  Those requirements were met and a portion of the deposit was then recognized as revenue.  As a team from the Company will arrive in Angola in the second week of January 2009, towards the end of the rainy season, the work load will increase and the revenue is expected to continue at a minimum of $300,000. per month until the housing lots are turned over to the Company.  At that time, the revenue is expected to be maintained at that level, from Catoca Mining for approximately the next 2 years.

the Company has recently begun generating revenue from its fuel and fire protection contract with Catoca Mining. The Company was recently informed that Catoca Mining would like the Company’s negotiating team to return in early February for final negotiations on the Catoca Mining affordable housing contract. Management believes that the Company’s operating cost on this project could be covered by the housing development project for up to 24 months beyond the completion of the fuel and fire protection contract.  The Company intends to significantly reduce development expenditures, considering its need to focus on the execution of the existing contracts. However, if the Company is not successful in raising the minimum in its initial public offering, it will have to rely on funding via an irrevocable letter of credit from Catoca Mining, provisions for which are included in the associated contract.  The Company has met with Florida Export Finance Corporation and  is in the process of creating a stand-by facility in the amount of $500,000 to support working capital needs on the Catoca Mining fuel and fire contract.  Additionally, the Company has initiated, through Florida Export Finance Corporation, an application for credit for Catoca Mining and has received a letter of interest to provide that facility. Management believes this facility will provide needed financing for the Company’s sales and services to Catoca Mining. If these efforts prove futile, substantial doubt is raised about the Company's ability to continue as a going concern.  See “Risk Factors:  Going Concern Report Of Independent Certified Public Accountants” and “The Company:  Directors and Executive Officers; Julius Jackson” relating to a bankruptcy filing, later dismissed, of a company of which Mr. Jackson, President of the Company, was CEO. However, if the forgoing financial efforts are successful, or at least the minimum or mid-point of this Offering is raised, as the Company envisions, the Company’s management believes that it will have adequate funding to cover at least 12 to18 months of operations.

Plan of Operations

To date, the Company's activities have been organizational and developmental.  Significant time has been devoted to developing business relationships while identifying and evaluating potential projects and investment targets and raising capital.  Where costs for these activities are indirect and administrative in nature, they have been expensed in the accompanying Statement of Operations. (See Appendix I and II.) The majority of the deficit shown was incurred during the developmental activities.

No guarantees can be given that the Company's products and services will be accepted in the marketplace or that there will be sufficient revenues generated for the Company to be profitable. Besides the risk factors (see “Risk Factors"), businesses are often subject to risks not foreseen by management. In reviewing this Prospectus, potential investors should keep in mind other potential risks that could be important.

The Company has developed an action plan geared to raising varying amounts of capital. The Company will structure its operations based on both the amount of capital raised in this Offering and the timing of the receipt of the proceeds. Hence, during its initial 12 months of operation following the Offering, the Company will devote a significant portion of its day-to-day operations to marketing, recruiting and retaining key personnel as well as creating a variety of unique products and services tailored to target markets in Sub-Sahara Africa.

As previously outlined, with a minimum funding level of $3,000,000, the Company's operations would be limited to the acquisition of raw land for development in West St. Augustine and to develop Carishoca, a second affordable housing project expected to consist of 90 townhouses in Ft. Lauderdale, Florida. The ability to fund many of the additional prospective projects of MGW Americas would be severely limited by the need to generate sufficient profits from the sale of housing units to allow financing of both additional construction and the other projects or to serve as collateral to support borrowing for expansion needs.

In addition, the Company will benefit extensively from agreements with Catoca Mining Limited in Africa.  The agreements, while confidential, provide for outsourcing of numerous support functions including the construction of housing, the provision of medical care, and taking over the acquisition, maintenance, and operation of a fleet of small trucks.  Each of these projects is expected to self-funded, that is will not require additional capital commitments, and the client is providing funding payments to allow for final design and preliminary initial equipment and material acquisition.  A $246,000 good faith payment was received in March 2008 by the Company on the expectation, since realized, that the pertinent contracts will be finalized. As in typical construction projects, subsequent progress payments will be adequate to fund construction and profits, if any, will be realized at the conclusion of the projects.  Management believes these profits will allow the Company to pursue other projects and provide a return for investors.  The agreements with Catoca are not confidential entirely.  The prices for services, if seen by a competitor, could have an adverse effect on the Company.  Therefore we are requesting that any costing or pricing data be kept confidential.  The Company has signed the contract for fuel and fire protection and has commenced associated work to fulfill that Catoca Mines contract.  The Company anticipates additional contracts being signed with Catoca Mines on or before  February 2009.  It is also the opinion of management that the receipt of additional funding over and above the minimum $3,000,000 contemplated above will allow the Company to complete these projects and to pursue additional, previously identified projects much more rapidly and to generate subsequent returns for investors sooner.

The Company does not believe that inflation will significantly affect its results of operation.

Foreign exchange fluctuations may impact upon future earnings of the Company, both positively and negatively.
There are no recently issued accounting standards known to impact the Company’s Financial Statements as of December 31, 2007.

APPLICATION OF PROCEEDS

The proceeds to the Company from the sale of the shares of common stock (the “Shares”) offered hereby (before associated organization and offering expenses) are estimated to be approximately $75,000,000 if the maximum Offering is achieved and $3,000,000  if the minimum Offering is achieved. (See also “Capitalization” below).   The following illustrates the Company’s estimated application of proceeds (% in parentheses).

	$3,000,00 Minimum		$37,500,000 Mid-Point		$75,000,000 Maximum
	Dollar	%	Dollar	%	Dollar	%
MGW Americas
Automotive Dealerships	$0	0	$0	0	4,300,000	5.73
Construction and Property	$2,000,000	66.67	$11,430,000	30.48	$14,000,000	18.67
Entertainment and Communications	$0	0	$0	0	$5,000,000	6.67
Affinity Products and Direct Mkgt.	$0	0	$1,000000	2.67	$5,000,000	6.67
Financial Services	$0	0	$3,000000	8.00	$5,000,000	6.67
Beverages & Food	$0	0	$2,500,000	6.67	$2,500,000	3.33
Sub-Totals	$2,000,000	66.67	$17,930,000	47.81	$35,800,000	47.73
MGW International
Indigenous Business Development	$0	0	$3,000,000	8.00	$3,000,000	4.00
Construction and Property	$0	0	$5,200,000	13.87	$19,000,000	25.33
Financial Services	$0	0	$6,000,000	16.00	$6,000,000	8.00
Food Production (Tambala)	$0	0	$0	0	$2,000,000	2.67
Private Equity Fund Management	$0	0	$500,000	1.33	$3,000,000	4.00
Sub-Totals	$0	0	$14,700,000	39.20	$33,000,000	41.33
IPO Expenses	$200,000	6.67	$200,000	0.53	$400,000	0.53
General & Administrative
Personnel	$300,000	10.00	$800,000	2.13	$1,200,000	1.60
Back Salaries *	$250,000	8.33	$500,000	1.33	$500,000	.06
Legal Fees	$0	0	$200,000	0.53	$200,000	0.27
Accounting	$25,000	0.83	$25,000	0.07	$50,000	0.07
Printing	$2,000	0.07	$25,000	0.07	$25,000	0.03
Office	$60,000	2.00	$60,000	0.16	$100,000	0.13
Sub-Totals	$637,000	21.23	$1,610,000	4.29	$2,475,000	3.30
Working Capital	$163,000	5.43	$3060,000	8.16	$3725,000	4.96
Totals	$3,000,000	100.0	$37,500,000	100.0	$75,000,000	100.0

	$3,000,000 Minimum		$37,500,000 Mid-Point		$75,000,000 Maximum
	Dollar	%	Dollar	%	Dollar	%
MGW Americas
Automotive Dealerships	$0	0	$0	0	4,300,000	5.73
Construction and Property	$2,000,000	66.67	$11,430,000	30.48	$14,000,000	18.67
Entertainment and Communications	$0	0	$0	0	$5,000,000	6.67
Affinity Products and Direct Mkgt.	$0	0	$1,000000	2.67	$5,000,000	6.67
Financial Services	$0	0	$3,000000	8.00	$5,000,000	6.67
Beverages & Food	$0	0	$2,500,000	6.67	$2,500,000	3.33
Sub-Totals	$2,000,000	66.67	$17,930,000	47.81	$35,800,000	47.73
MGW International
Indigenous Business Development	$0	0	$3,000,000	8.00	$3,000,000	4.00
Construction and Property	$0	0	$5,200,000	13.87	$19,000,000	25.33
Financial Services	$0	0	$6,000,000	16.00	$6,000,000	8.00
Food Production (Tambala)	$0	0	$0	0	$2,000,000	2.67
Private Equity Fund Management	$0	0	$500,000	1.33	$3,000,000	4.00
Sub-Totals	$0	0	$14,700,000	39.20	$33,000,000	41.33
IPO Expenses	$200,000	6.67	$200,000	0.53	$400,000	0.53
General & Administrative
Personnel	$300,000	10.00	$800,000	2.13	$1,200,000	1.60
Back Salaries *	$250,000	8.33	$500,000	1.33	$500,000	.06
Legal Fees	$0	0	$200,000	0.53	$200,000	0.27
Accounting	$25,000	0.83	$25,000	0.07	$50,000	0.07
Printing	$2,000	0.07	$25,000	0.07	$25,000	0.03
Office	$60,000	2.00	$60,000	0.16	$100,000	0.13
Sub-Totals	$637,000	21.23	$1,610,000	4.29	$2,475,000	3.30
Working Capital	$163,000	5.43	$3060,000	8.16	$3725,000	4.96
Totals	$3,000,000	100.0	$37,500,000	100.0	$75,000,000	100.0

*  See “The Company - Executive Compensation” regarding personal loan repayments to be made by Mr. Jackson and Ms. White out of back salaries to be paid.

To provide an overview, these are the intended application of proceeds over time and as a function of the success of the Offering’s raise:

St. Augustine Real Estate.  Residential Construction of 167 affordable housing units in the Black community.   If the minimum is raised, the Company intends to invest $900,000.  If the mid-point is reached, the Company intends to invest $3,500,000 and if the maximum is reached, the Company intends to invest $5,000,000.

Ft. Lauderdale Real Estate.  Residential and Commercial Construction which will allow the community to participate in the project through the initial construction of townhouses and through long term cash flow, construction of office building and possibly hotel.  This project will be owned by the Company and the community, with the Company having a minimum 51% stake.  If the minimum is reached, the Company intends to invest $1,100,000.00 in this project; if the  mid-point is reached, $7,930,000.00; and if the maximum is reached, $9,000,000.00.

South Africa Hall of Fame.  This is a low and moderate income housing project to be developed from some of the proceeds from an upscale residential community.   Indigenous Africans will be given the opportunity to establish sub-contractor businesses on this project.   If the minimum is raised, the Company will not invest in this project from those proceeds.  If the mid-point is reached, the Company intends to invest $5,200,000 from the proceeds of the Offering.  If the maximum is reached, the Company intends to invest $5,200,000.

Mexico Real Estate.  This is another low and moderate income housing project developed with some of the proceeds of a high- end development project.  MGW will also assist in the development of indigenous businesses through mentor/protégé relationships.  If the minimum is reached, the Company will not invest in this project.  If the mid-point is reached, the Company intends to invest $7,000,000 and if the maximum is reached, the Company intends to invest $13,800,000.

J.P. Morgan Chase and Robert Plan Financial Services.  Mortgages and SME loans in minority communities and certain sub-Saharan African countries are planned to be marketed by the Company on behalf of  J.P. Morgan Chase and The Robert Plan, an insurance company located in Beth Page, New York to provide their respective services to the Company’s target market..  Moreover, there are loan programs available in the State of Florida where the Black Business Investment Board, established by the Florida Legislature, can partner with a private sector company to provide tax credits for investments into a loan pool where the majority of the Board of Directors are from the Black Business Investment Board.  This vehicle can be utilized to provide loans to Black Businesses within the U.S. as well as indigenous Africans.  The Black Business Investment Board could be a vehicle through which additional funds could be raised.  The Robert Plan would provide needed property and casualty insurance services in both the U.S. and Africa.  Additionally, the Company intends to engage a consultant to lead the effort for creating or acquiring a banking institution which would allow the Company to provide lending services to its target market   All applicable governmental regulations will be met prior to the Company investing any proceeds from this Offering.  If the minimum is reached, the Company will not invest in this business.  If  the mid-point is reached, the Company intends to invest $9,000,000 in this business sector.  If the maximum is reached, the Company intends to invest $11,000,000 in this business sector.

Telecommunications Group (Entertainment).  This business will center around radio and TV programming with a focus on minority markets and African-Caribbean markets including newspapers.  The FCC announced rules changes on  De-cember 18, 2007, allowing, among other things, large newspapers to own radio and television stations in the same communities.  The Company intends to develop media ownership opportunities through the private equity fund component outlined in this Prospectus.  Until the maximum of the Offering is reached, the Company will not invest, at which point, the Company plans to invest $5,000,000.

Beverage Production.  Initially coffee, tea and cocoa harvesting, processing and distribution will be the center of this sector.  The partner in this enterprise belongs to a coffee cooperative in Kenya.  This venture with the Company will give the farmers access to the roasting, wholesale and retail markets through churches in the United States.  If the minimum is reached, there will be no investment made into this business.  If the mid-point is reached, the Company will invest $2,500,000 and, if the maximum is reached, the Company will invest $2,500,000.

Malawi (Tambala) Food Processing and Sales.  This project is a joint venture between the Company and Tambala Foods.  The new company will continue to work with small farmers as a cooperative, providing a vehicle for the farmers to get a better price for their products, and the Company to generate additional revenue.   If the minimum or mid-point is reached, there will be no investment in this joint venture.  If the maximum is attained, the Company intends to invest $2,000,000.00 into this venture.

Automotive Dealerships.  The Company has an agreement with Franklin Auto Mall to create a joint venture company owned 80.1% by the Company and 19.9% by Champion Chevrolet.  The new company will sell cars to church members of five targeted denominations, Baptist, A.M.E., A.M.E. Zion, Church of God and Church of God in Christ. Cars will be purchased from the dealership via a point person in each major city where there are at least 50,000 members of the above mentioned denominations.  Until the maximum of the Offering is reached, the Company will not invest, at which point   the Company plans to invest $4,300,000 in this sector.

Private Equity Fund Management.  The Company will hire a fund management team to manage this sector.  Recently   new strategies have been developed which involves people of African descent living in the U.S. assisting in the development of Sub-Sahara Africa.  The primary program is called the Africa Action Plan created by the World Bank.  The Company will use its experience in Africa to identify potential sources of funds for investment into the Company’s private equity fund established to coincide with the Africa Action Plan (and likely housed in a subsidiary of the Company).  If the mid-point is reached, the Company plans to invest $500,000 into this sector.  If the maximum is reached, the Company intends to invest $3,000,000.

Indigenous Business Development.  The Company intends to invest funds into both training and heavy equipment to be used in the development of the indigenous African population.  The training will be done primarily on projects contract-ed by the Company and the equipment will be purchased by the Company and rented to those companies sub-contracting to the Company.  With the agreement with Bas Congo province recently executed, the Company will have additional opportunities to increase the number of African-owned businesses as well as increase the number of indigenous Congolese being employed.  If only the minimum is reached, there will be no investment in this sector.  If the mid-point or the maximum is reached, the Company intends to invest $3,000,000.

Affinity Products and Direct Marketing.  The Company intends to develop promotional materials inclusive of catalogs    of the Company’s products and services.  Additionally, direct mail services is contemplated by the Company for its products and services as well as events and or activities of church congregations and community groups.  If only the minimum is raised, the Company will not invest in this sector.  However, if the mid-point is reached, the Company intends to invest $1,000,000 and, if the maximum is achieved, the Company intends to invest $5,000,000.

In the event that sufficient funding for all activities is not received,   the Company will concentrate its efforts primarily on its contemplated construction and real estate activities in the U.S.  In the event that more than the minimum is subscribed, the Company intends to be more aggressive in implementing its business plan by further developing its operations, personnel and projects.

The anticipated application of proceeds above does not, however, include expected cash flow, such as revenue. The Company expects to receive revenues from operations; however  such revenues may not be sufficient to generate a positive cash flow before proceeds from this Offering are expended. If only the minimum Offering is achieved,  management believes that the Company would have adequate proceeds to fund operations for 12 to 18 months at anticipated “burn rates.”  (See “Risk Factors.”)

The Company will review potential acquisition opportunities on an ongoing basis and periodically engage in discussions with acquisition candidates. The Company has not, however, entered into any definitive agreements with respect to the acquisition of any properties, projects, assets or companies, except as described in this Prospectus.

With the support of U.S government agencies or programs: such as United States Agency for International Development (“USAID”); Overseas Private Investment Corporation (“OPIC”); the U.S. Export Import Bank (“ExIm Bank”), or their multilateral counterparts such as the International Finance Corporation (“IFC:); Multilateral Investment Guarantee Agency (“MIGA”); African Development Bank (“AfDB”); and selected regional African and Caribbean development banks; the Company can significantly mitigate commercial and country risks in investing in these business opportunities.  By way of example, the U.S. Agency for International Development (“USAID”) recently collaborated with a large U.S. corporation in Angola to create a program designed to finance businesses similar to the Company, in Angola., the U.S. company providing a percentage of funds that were leveraged with funds from USAID.    These same types of programs are offered through Overseas Private Investment Corporation in addition to political risk insurance and guarantees against inconvertibility of the local currency.  Multilateral Investment Guarantee Agency, and its parent, The World Bank, offer similar programs to those previously described.  As one of the Directors of the Company has extensive experience with these agencies, the Company intends to explore the use of these and similar resources to reduce the risk and expand opportunities for the Company.

We noted that the Overseas Private Investment Corporation has recently established equity funds in Africa that coincide with the Company’s vision and mission.  Additionally, the Overseas Private Investment Corporation has recently established funds in Africa that the Company believes coincide with the Company’s vision and mission. In view of its contemplated initiatives, the Company believes it is qualified to apply for and pursue some of the moneys being made available through OPIC’s poverty alleviation programs for Africa.

ABSENCE OF PUBLIC MARKET AND DIVIDEND POLICY

PUBLIC MARKET

The Company, which currently has approximately 117 shareholders, will become a reporting company under Section 15(d) of the Securities Exchange Act of 1934 concurrent with the date of this Prospectus.   There is no public trading market for the Shares of the Company.  The Company expects, as a Section 15(d) reporting company, to qualify its shares for quotation on the OTCBB (the Over the Counter Bulletin Board) or other secondary market for which the Company’s common shares may then qualify.  (See “Risk Factors”).

DIVIDEND POLICY

Short-term or long-term operations prospects may not  generate a profit.  Therefore, the Company is not likely to pay immediate dividends and  an investment in the Company is thus not suitable for investors seeking current income for financial or tax planning purposes. Future dividends will be paid at the sole discretion of the Board of Directors of the Company.

CAPITALIZATION

The following table sets forth (i) the capitalization of the Company as of December 31, 2007 (the date of the audited financials contained in the Prospectus), and (ii) the pro forma capitalization of the Company on the same date, reflecting:
a.	The sale of 250,000 shares of common stock offered by the Company hereby for the estimated net proceeds of $12.00 per share (the Minimum Offering).
b.
The sale of 6,250,000 shares of common stock offered by the Company for estimated net proceeds of $12.00 per share (the “Maximum Offering”). (See “Application Of Proceeds,” “Description Of Capital Stock” and “Securities Ownership By Beneficial Owners And Management.”)

c.	The conversion of existing debt of the Company to common shares and the issuance of certain new shares to bring total share capitalization of the Company to 12,500,000 shares as of August 2, 2007.
d.	There has been no change in the number of shares outstanding through the date of this Prospectus.

December 31, 2007

SHAREHOLDERS EQUITY
Common Stock, $0.001 par value; Authorized
50,000,000 shares; Issued and outstanding (Actual) 6,250,000 shares,
Issued and outstanding (Adjusted) 6,250,000 shares.
6,250,000 (Minimum) and 12,500,000 (Maximum)

	Maximum	Actual Adjusted	Minimum
PAID-IN CAPITAL	$2,916,997	$5,916,997	$77,916,997
Deficit accumulated during Development Stage	$(3,243,852)	$(3,243,852)	$(3,243,852)
TOTAL SHAREHOLDERS EQUITY and TOTAL CAPITALIZATION	$(326,855)	$2,673,145	$74,673,145

DILUTION

The following table sets forth the percentage of equity the investors in this Offering will own compared to the percentage of equity owned by the present stockholders, and the comparative amounts paid for the shares by the investors as compared to the total consideration paid by the present stockholders of the Company. (See “Risk Factors,” “Capitalization” and “Description of Capital Stock” for a more complete analysis of total number of shares and associated rights and consequences.)

	Minimum $3MM Offering				Maximum $75MM Offering
	No. Shares (1)	Amount	Per Share	% (2)	No. Shares (1)	Amount	Per Share	% (2)
Existing Shares	6,250,000	$(326,855)	$(0.0523)	12.50%	6,250,000	$(326,855)	$(.0523)	12.5%
New Shares Offered	250,000	3,000,000	$12.00	0.50%	6,250,000	$75,000,000	$12.00	12.5%
Adjusted No. Shares	6,500,000	2,673,145	$0.4113	13.0%	12,500,000	$74,673,145	$5.97	25.0%
Pro Forma Net Tangible Value	------------	$2,673,145	$0.4113	13.0%	------------	$74,673,145	$5.97	25.0%
Adjusted Total Share Value	6,500,000	$2,673,145	$0.4113	13.0%	12,500,000	$74,673,145	$5.97	25.0%
Total Offer Expenses	------------	200,000	--------	-------	------------	400,000	--------	------
Dilution per Share			$11.59	97%			$6.03	49%

(1) Number of Shares after the conversion.
(2) % represents number of Shares issued divided by the number of Shares authorized.

DESCRIPTION OF CAPITAL STOCK

The Company's authorized capital stock consists of 50,000,000 shares of 0.001 par value common stock, the only class of stock outstanding at this time (the Shares"). Shareholders are entitled to one vote per Share on all matters to be voted upon by Shareholders and, upon issuance in consideration of full payment, are non-assessable. In the event of liquidation, dissolution or winding up of the Company, the Shareholders are entitled to share ratably in all assets remaining after payment of liabilities. Shares do not have cumulative voting rights with respect to the election of directors and, accordingly, the holders of more than 50% of the Shares could elect all the directors of the Company. (See “Risk Factors – Control by the Principal Stockholders.”)

DIVIDEND RIGHTS

Each Share is entitled to dividends if, as and when dividends are declared by the Company's Board of Directors. It is not the current expectation of the Company to pay dividends.

ANTI-TAKEOVER STATUTE

Section 607.0902 of the Florida Business Corporation Act (the “FBCL”) prohibits the voting of shares in a publicly-held Florida corporation that are reacquired in a "control share acquisition: unless the holders of a majority of the corporation's voting shares (exclusive of shares held by officers of the corporation, inside directors or the acquiring party) approve the granting of voting rights as to the shares acquired in the control share acquisition or unless the acquisition is approved by the corporation's board of directors, unless the corporation's articles of incorporation or bylaws specifically state that this section does not apply. A "control share acquisition" is defined as an acquisition that immediately thereafter entitles the acquiring party to vote in the election of directors within each of the following ranges of voting power: (i) one-fifth or more, but less than one-third of such voting power: (ii) one-third or more, but less than a majority of such voting power; and (iii) more than a majority of such voting power. Since the Company's articles of incorporation, as amended, specifically state that Section 607.0902 does not apply to control share acquisitions of Shares of the Company, the protections contemplated under this provision will not be available to the Company.

DIRECTORS' LIABILITY

As authorized by the FBCL, each director or officer of the Company will be indemnified by the Company against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative in which he is involved by reason of the fact that he is or was a director or officer of the Company; such indemnification, of course, is conditioned upon such officer or director having acted in good faith and in a manner that he reasonably believed to be in the best interests of the Company and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. The articles of incorporation, as amended, provides that no director of the Company shall be personally liable to the Company or any of its Shareholders for monetary damages for any breach of fiduciary duty as a director, except with respect to: (i) any breach of the director's duty of loyalty to the Company or its Shareholders; (ii) for acts or omissions that are not in good faith or involve intentional misconduct or a knowing violation of the law; (iii) violation of the FBCL; or (iv) for any transaction from which the director derived an improper personal benefit. In effect, such articles authorize the Company to indemnify any person to the fullest extent permitted by the FBCL.

On the basis of federal and/or state statutes, (a) shareholders in a corporation have the right, subject to the provisions of the Federal Rules of Civil Procedure and jurisdictional requirements, to bring class actions in federal court to enforce their rights under federal securities laws; and (b) Shareholders who have suffered losses in connection with the purchase or sale of their shares may be able to recover such losses from a corporation's management where the losses result from a violation by the management of SEC Rule 10b-5, promulgated under the Securities Exchange Act of 1934, as amended. It should be noted, however, that in endeavoring to recover damages in such actions, it would be generally difficult to establish as a basis for liability that the Company's management has not met such a standard. This is due to the broad discretion given the directors and officers of a corporation to act in its best interest. The SEC has stated that, to the extent any exculpatory or indemnification provision purports to include indemnification for liabilities arising under the Securities Act of 1933, as amended, it is the opinion of the SEC that such indemnification is contrary to public policy and, therefore, unenforceable. Shareholders who may, in the future, believe that the Company's management may have violated applicable law regarding fiduciary duties should consult with their own counsel as to their evaluation of the status of the law at such time.

PREFERRED STOCK

The Company's articles of incorporation do not authorize the issuance of preferred stock.

TRANSFER AGENT

The Company’s stock transfer agent is Action Stock Transfer Corp. 7069 S. Highland Dr.--Suite 300, Salt Lake City, Utah 84121.   Phones:  (801) 274-1088 and (801) 274-1099, the latter being the fax number.

PLAN OF DISTRIBUTION

The Shares will be offered on a best-efforts, self-underwritten basis (that is without the use of a broker-dealer) by the Company during the Initial Offering Period as defined below to a maximum number of 6,250,000 additional shares, by Julius V. Jackson Sr, President of the Company and Chairman of the Board, and/or Richard Corrigan, a director of the Company.  The Company has reserved the right, but is not expected, to have an SEC registered broker-dealer and a member firm of the NASD (the “Managing Placement Agent”) sell the Shares to supplement or supplant the self-underwritten Offering.  (If engaged, a Managing Placement Agent would be paid--out of Shares sold--at any closing up to 4% of the subscription amount and would file a post-effective amendment to this Prospectus.)  During this Offering Period, whether the Initial or Continuous Offering Periods (as long as a secondary market for the Company’s shares has not developed), Shares will be sold at the original $12.00 Selling Price.  If any Additional Placement Agents (other SEC-registered, NASD member broker-dealer firms) are engaged to offer Shares, they will be paid a negotiated portion of the 4% selling commission.  (In addition, any Managing Placement Agent would be reimbursed for its expenses the lesser of actual expenses or 2% of the proceeds of Offering and may be issued a negotiated number of shares for its services to the Company.) In connection with this Offering, the Managing and any Additional Placement Agent(s), if so engaged, are underwriters as defined by the Securities Act of 1933, as amended, and the rules promulgated there under.  Presently, the officers who will conduct the offering are exempt from registration as set forth by Rule 3a4-1 of the Securities Exchange Act of 1934, in that: 1) they are not subject to the “bad boy” provisions for statutory disqualifications; 2) they are not associated persons of a broker or dealer; 3) they are not compensated in connection with their participation in the Offering by the payment of commissions or other compensation based directly or indirectly on transactions in securities; and state qualified to the extent required.

The Initial Offering Period will be up to nine (9) months from the date of this Prospectus unless earlier terminated. Shares having as an aggregate selling price of $75,000,000 are being offered pursuant to this Registration Statement. Unless earlier terminated, the Initial Offering Period will be up to (9) months from the date hereof unless extended for periods up to a total of twenty-four months.  The Company is offering a minimum of $3,000,000 up to a maximum of $75,000,000 of Shares. The date that (i) subscriptions for a minimum of $3,000,000 in Shares have been received and (ii) the Company has closed the initial escrow on the Offering, will mark the end of the Initial Offering Period.  If a minimum of $3,000,000  in Shares is not sold during the Initial Offering Period (as it may be extended), investor funds will be promptly returned with no interest paid thereon.  Unless the minimum offering is achieved, all interest  earned on subscriptions will be paid to the escrow agent outlined below, not the individual subscribers.  Similarly, if the subscription is rejected, in whole or in part within (9) months of the date of this Prospectus (which is in the sole discretion of the Company), the subscription funds or the rejected portion thereof will be returned within 20 days to the subscriber without interest.  This up to $75,000,000 Offering being made pursuant to this Registration Statement may be extended for additional periods, once the Initial Offering Period is concluded, which in the aggregate will not exceed 24 months from the date of this Prospectus (defined herein as the "Continuous Offering Period). If any change to the specific $12.00 per share offering price were to occur, any new Offering (including a reconfirmation offering) may only be made by means of a post-effective amendment to the Prospectus and associated Registration Statement filed with the SEC.

The minimum purchase during Initial and Continuous Offering Periods is $500; additional purchases by existing Shareholders may be made in the amount of $500 or more. Subscriptions for Shares sold during the Initial Offering Period will continue to be escrowed (see "Escrow Account" below in this section) until the $3,000,000 minimum offering is achieved. The Offering is expected to continue during the Continuous Offering Period at the Company's $12.00 per Share Selling Price.  Subject to pertinent securities requirements, the Company expects to update periodically the Prospectus after its nine (9) month Initial Offering Period -- but no more than 24 months in the aggregate from the date of this Prospectus -- and continue the Offering if, as expected, the $75,000,000 maximum offering is not achieved during that period; in no case will this Offering extend for more than two (2) years from the date of this Prospectus nor will more than $75,000,000 be raised by the Company under this current Registration Statement.

No affiliate of the issuer or any other party involved in marketing of the securities reserves the right to purchase securities in order to meet the minimum purchase requirements.

SUBSCRIPTION PROCEDURE

In order to purchase Shares:

1)	An investor must complete and execute a copy of the Subscription Agreement and Power of Attorney (hereafter the "Subscription Agreement") (Appendix II).
2)	Checks (which should be at least $500 and increments thereof) should be made payable as follows: Miami Escrow Services, Inc./Millennium Escrow Acct.
3)	The check and the Subscription Agreement should be mailed or delivered to the Company.

To ensure enforcement of the investment requirements associated with this Offering, each purchaser (except as outlined in the paragraph following) must represent in the Subscription Agreement and Power of Attorney that he has (a) liquid net worth of at least $50,000 (exclusive of home, furnishings and automobiles); (b) liquid net worth (similarly calculated) of at least $25,000 and an annual adjusted gross income of not less than $20,000 where the investment constitutes no more than 10% of the purchaser’s net worth; or (c) a net worth of at least $150,000 (inclusive of home, furnishings and automobiles).

Of the states where Shares may be offered, California has established suitability requirements that are more stringent than the standards that the Company has established and described above. Accordingly,  Shares will be sold only to investors in California who meet the special suitability standards set forth below:

Investors must have either (1) a liquid net worth of at least $150,000 or  (2) gross annual income of $50,000 and a liquid net worth of at least $75,000, in neither case will the investment exceed ten percent (10%) of the investor’s liquid net worth; provided, however, that such special suitability standards shall not be applicable to an individual (or a husband and wife) who, including the proposed purchase, has not purchased more than $2,500 worth of securities issued or proposed to be issued by us within twelve months preceding the proposed sale.

In all states, liquid net worth is to be determined excluding the value of a purchaser’s home, furnishings and automobiles.

Company management must have reasonable grounds to believe (on the basis of information obtained from the Shareholder concerning his investments, financial situation and needs, and any other information known by the undersigned) that: (i) by meeting the suitability standards outlined above, the purchaser is or will be in a financial position appropriate to enable him to realize to a significant extent the benefits described in the Prospectus; (ii) the purchaser has a liquid net worth or net worth sufficient to sustain the risks inherent to the Company, including losses of investment and lack of liquidity; and (iii) the Company is otherwise a suitable investment for the purchaser.

ESCROW ACCOUNT

All monies remitted by subscribers during the Initial Offering Period will be deposited in an escrow account maintained by the Escrow Agent, Miami Escrow Services, Inc., until the $3,000,000 minimum offering is achieved.  To the extent practicable, the funds held in the account during the Initial Offering Period will be invested at the direction of the management in short-term U.S. Treasury securities and other high quality interest-earning obligations. Any interest earned during the escrow period will be retained by the Escrow Agent to offset the cost of the escrow.   (See “Application Of Proceeds.”)  Subscriptions for Shares sold during the Continuous Offering Period will not be escrowed.

ERISA CONSIDERATIONS

Persons who contemplate purchasing Shares on behalf of Qualified Plans are urged to consult with tax and ERISA counsel regarding the effect of such purchase and, further, to determine that such a purchase will not result in a prohibited transaction under ERISA, the Code or a violation of some other provision of ERISA, the Code or other applicable law. The management and the Company necessarily will rely on such determination made by such persons, although no Shares will be sold to any Qualified Plans if management believes that such sale will result in a prohibited transaction under ERISA or the Code.

LEGAL MATTERS

The validity of Shares being offered by this Prospectus will be passed upon for the Company by Carl N. Duncan, Esq., LLC.

EXPERTS

The financial statements included in this Prospectus and in the Registration Statement have been audited by Sharpp & Company, P.A., independent certified public accountants, to the extent and for the periods set forth in their report, which contain an explanatory paragraph regarding the Company’s ability to continue as a going concern, appearing as Appendix I to this Prospectus, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

AVAILABLE INFORMATION

The Company has filed with the Securities and Exchange Commission (the "SEC”) a Registration Statement  on Form S-1 with respect to the securities offered hereby.  This Prospectus does not contain all the information set forth in such Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC. Reference is made to such Registration Statement, including the amendment(s) and exhibits thereto, for further information with respect to the Company and such securities. The Registration Statement can be inspected and copied at the public reference facilities of the SEC at 100 F. Street, N.E.,, Washington, D.C. 20549, as well as at the SEC's following regional offices: 500 West Madison, Suite 1400, Chicago, Illinois 60601. Copies of the Registration Statement can be obtained from the Public Reference Section of the SEC at Room 1024, 100 F. Street N.E.,  Washington, D.C. 20549, at prescribed rates. Statements made in this Prospectus concerning the contents of any documents referred to herein are not necessarily complete, and in each instance are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement.

For further information with respect to the Company and the shares of common stock offered hereby, reference is made to the Registration Statement and the exhibits and the financial statements, notes and schedules filed as a part thereof or incorporated by reference therein, which may be inspected at the public reference facilities of the SEC, at the addresses set forth above.  Moreover, the Company has filed such materials electronically with the SEC; accordingly, such materials can be accessed through the SEC's web site that contains reports, proxy and information statements and other information regarding registrants (www.sec.gov).

The Company will become subject to informational reporting requirements -- Forms 10-K Annual (audited), Forms 10-Q Quarterlies (unaudited) and Form 8-K (as to enumerated events or anything management deems material --  automatically under Section 15(d) of the Securities Exchange Act upon the effectiveness of this Registration Statement. At such time that the Company is subject to information and periodic reporting requirements, the Company will provide such filings in electronic or paper form upon request or through Company’s website when it is available.

MILLENNIUM GROUP WORLDWIDE, INC.
(A DEVELOPMENT STAGE COMPANY)
FINANCIAL STATEMENTS
September 30, 2008

SHARPP & COMPANY, P.A.
CERTIFIED PUBLIC ACCOUNTANT
5617 NORTHWEST SEVENTH AVENUE
 MIAMI, FLORIDA 33127
 TEL. (305) 751-4551
E-MAIL W_SHARPP@BELLSOUTH.NET
 FAX (305) 751-5017

Report of Independent Registered Public Accounting Firm

November 21, 2008

To the Board of Directors
Millennium Group Worldwide, Inc.
Jacksonville, Florida

We have reviewed the accompanying balance sheets of Millennium Group Worldwide, Inc. (A Development Stage Company) as of September 30, 2008 and the related statements of operations and deficit accumulated during the development stage, cash flows and stockholders’ equity (deficiency) for the nine month periods ended September 30, 2008 and 2007. These financial statements are the responsibility of the Company’s management.

We conducted our review in accordance with standards established by the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying interim financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.
As discussed in Note 3 to the financial statements, certain conditions indicate that the Company may be unable to continue as a going concern. The accompanying financial statements do not include any adjustments to the financial statements that might be necessary should the Company be unable to continue as a going concern.

_/s/ Sharpp & Company, P.A.
Sharpp & Company, P.A.
Miami, Florida

Millennium Group Worldwide, Inc.
(Development Stage Company)
Balance Sheet
September 30, 2008 and December 31, 2007
ASSETS	30-Sep-08	31-Dec-07
	(Unaudited)
CURRENT ASSETS
Cash	$75,473	$3,401

TOTAL ASSETS	$75,473	$3,401

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

CURRENT LIABILITIES
Accounts payable	$43,915	$37,612
Deferred revenue	114,670
TOTAL CURRENT LIABILITIES	158,585	37,612

LONG-TERM LIABILITIES- stockholders
Loans payable	614,891	186,299
Accrued fees	280,000	100,000
Accrued interest	39,847	6,344

TOTAL LONG-TERM LIABILITIES	934,738	292,643

TOTAL LIABILITIES	1,093,323	330,255

STOCKHOLDERS' EQUITY (DEFICIENCY)
Common stock
Authorized 50,000,000 shares at $.001 par value,
Issued and outstanding 6,250,000 shares	2,916,997	2,916,997
Deficit Accumulated during the development stage	(3,934,847)	(3,243,852)

Total Equity (Deficiency)	(1,017,850)	(326,855)

TOTAL LIABILITIES and EQUITY (DEFICIENCY)	$75,473	$3,401

   Millennium Group Worldwide, Inc.
(Development Stage Company)
Statement of Operations
(Unaudited)
Periods ended September 30, 2008 and 2007
and deficit accumulated during the
Development stage
From March 25, 2002 (Inception) to September 30, 2008

	For the Quarters Ended		For the Nine Months Ended
REVENUE:	30-Sep-08	30-Sep-07	30-Sep-08	30-Sep-07	March 2002 (inception) to September 30, 2008
Income	$147,000	$-	$159,000	$-	$159,000
Direct Costs	131,050	-	147,000	-	147,000
Gross Profit	15,950	-	12,000	-	12,000

GENERAL AND ADMINISTRATIVE EXPENSES:
Administrative fees; stockholders	60,000	60,000	180,000	180,000	1,455,000
Travel	57,212	27,272	237,698	173,256	1,261,444
Professional fees	68,745	26,182	102,795	59,780	195,221
Automobile	4,713	10,025	39,076	36,069	166,379
Telephone	11,906	9,655	30,859	23,807	119,545
Subcontractors	12,220	4,040	12,520	27,940	106,195
Supplies	1,752	5,619	9,600	16,858	79,817
Insurance	5,765	3,132	17,395	8,661	71,118
Rent	9,815	2,253	12,307	6,759	42,679
Utilities	2,895	2,789	8,254	7,634	44,483
Maintenance	2,145	1,840	8,415	6,775	43,264
Health Care	1,522	1,894	2,893	4,929	27,335
Other	1,152	1,193	5,855	4,568	19,262
Contributions	550	500	1,331	1,716	10,119
Bank Service Charges	166	1,041	494	3,123	4,971

TOTAL GENERAL AND ADMINISTRATIVE EXPENSES	250,558	157,435	669,492	561,875	3,646,832
INTEREST EXPENSE; STOCKHOLDERS	7,464	1,292	33,503	68,851	300,015

NET (LOSS)	$(357,915)	$(158,727)	$(690,995)	$(630,726)	$(3,934,847)

LOSS PER SHARE:
Net (Loss) per Share	$(0.0573)	$(0.03)	$(0.11)	$(0.10)
Weighted Average Shares Outstanding	6,250,000	6,250,000	6,250,000	6,250,000

Millennium Group Worldwide, Inc.
(Development Stage Company)
Statement of Cash Flows
(Unaudited)
Periods ended September 30, 2008 and 2007
and from March 25, 2002 (Inception Date)
to September 30, 2008

	Nine Months Ended September 30,			March 2002 (inception) to September 30, 2008
	2008		2007
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss)	$(690,995)	$(630,726)	$(3,934,847)
Adjustments to reconcile net (loss) to net
cash used by operating activities
Changes in:
Accounts payable	6,303	6,291	43,915
Accrued fees - stockholders	180,000	180,000	1,455,000
Deferred revenue	114,670	-	114,670
Accrued interest - stockholders	33,503	68,851	300,015

NET CASH USED BY OPERATING ACTIVITIES	(356,519)	(375,583)	(2,021,247)

CASH FLOWS FROM FINANCING ACTVITES

Issuance of debt - stockholders	428,592	379,098	2,095,721
Common stock issued	-	-	1000

NET CASH PROVIDED BY FINANCING ACTIVITIES	428,592	379,098	2,095,721

Net increase in cash	72,072	3,515	75,473
Cash, beginning	3,401	3,443	-
Cash, end	$75,473	$6,958	$75,473

SUPPLEMENTAL CASH FLOW INFORMATION:
On August 2, 2007, the Company issued 6,249,000 shares of common stock to existing stockholders in payment of long-term debt.

Millennium Group Worldwide, Inc.
(Development Stage Company)
Statement of Stakeholder’s Equity (Deficiency)
(Unaudited)
As of September 30, 2008, December 31, 2007,
2006, 2005, 2004, 2003 and 2002

	Shares	Amount	Net Loss	Accumulated Deficit	Total Equity (deficiency)

March 25,2002 (Inception) to December 31, 2002	1,000	$1,000	$(135,000)	$(135,000)	$(134,000)

Net Loss – 2003	-	-	(345,799)	(480,799)	(479,799)

Net Loss – 2004	-	-	(458,226)	(939,025)	(938,025)

Net Loss – 2005	-	-	(679,890)	(1,618,916)	(1,617,916)

Net Loss – 2006	-	-	(758,481)	(2,377,398)	(2,377,397)

Net Loss – 2007	-	-	(866,453)	(3,243,852)	(326,855)

Common Stock
Issued in Exchange
For debt – 2007	6,249,000	2,915,997

Net Loss – 2008	-	-	(690,995)	-	-

Balance – September 30,2008	6,250,000	$2,916,997	$-	$(3,934,847)	$(1,017,850)

MILLENNIUM GROUP WORLDWIDE, INC.
A DEVELOPMENT STAGE COMPANY
NOTES TO FINANCIAL STATEMENTS

NOTE 1 – Organization

Millennium Group Worldwide, Inc. (the “Company”) was organized as a Florida corporation on  March 25, 2002.

The Company was formed to meet the expanding needs of ethnic communities for consumer products and services. The Company intends to initially concentrate its operations in South Africa and Mozambique.

NOTE 2 – Summary of Significant Accounting Policies

Development Stage Enterprise:

The Company has had no substantial revenues and its activities, consisting of instituting its business plan, are accounted for as those of a “Development Stage Enterprise”.

Basis of Presentation:

The interim financial information is unaudited, but reflects, in the opinion of management, a fair statement of the results for the interim periods presented. These financial statements and accompanying notes should be read in conjunction with the Company’s annual financial statements and the notes thereto for the fiscal year ended December 31, 2007.

Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the Unites States of America requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition:

We recognize revenue from services rendered when the following four recognition criteria are met:

1.	persuasive evidence of an arrangement exists
2.	services have been rendered
3.	the selling price is fixed or determinable
4.	collectability is reasonably assured

Additionally, revenue arrangements with multiple services are divided into separate units of accounting if the services in the arrangement meet the following criteria:

1.	the delivered item has value to the customer on a standalone basis
2.	there is objective and reliable evidence of the fair value of the undelivered item
3.	performance of the undelivered item is probable and within the Company control

The Company only expects to have two types of revenue;
1.
Services Rendered - Revenue from product installation and services like drawings, project planning, etc., are recognized as services provided and the revenue is recorded as the related cost of the services

2.	Sale of Products - When either the products being manufactured for, or purchased and resold to, the customer for the job or services being delivered.

At times, a good faith deposit is given to the Company in advance of any work being done for a customer and those funds appear in the Company’s bank account prior to services being rendered or products being sold. Those funds will be recorded on the Company financial statements on the balance sheet as deferred revenue.

Given the forgoing, the Company has recognized both forms of revenue, product and service sales, in 2008. These revenues are for the contracts:

•	J.P. Morgan Chase (Marketing Agreement) signed in the 1st quarter of 2008
•	Catoca Mining (Fuel Distribution and Fire Protection contract) signed in the 1st quarter of 2008 with deferred revenue appearing in the 3rd quarter of 2008.

The Catoca Mining contract is broken up into specific separate projects based on measurable, distinct elements.  Period invoicing and thus revenue recognition entails calculating the percentage completed of each major element multiplied by the value assigned to that element from the schedule of values as defined in the contract. The period invoicing is subtracted from the total invoicing for the project to date costs and revenues. The result is the amount of billing and revenue to the client for that period. Any excess costs are accounted for as “Costs in excess of billings” while excess billings are accounted for as “Billings in excess of costs”. As estimated costs are revised upward or downward, the period in which the revenue is recognized will be adjusted accordingly for the revised costs. When current estimates of current revenue and contract costs indicate a loss, a provision for the entire loss on the contract will be made.

The Company recognized revenue in 2008 based on the Company Revenue Recognition Policies.

Given the forgoing, the Company has recognized both forms of revenue, product and service sales, from the contracts respectively with J.P. Morgan Chase (Marketing Agreement) in the 1st quarter of 2008 and Catoca Mining (Fuel Distribution and Fire Protection contract)  in  the 3rd quarter of 2008.  On those contracts, the only ones currently generating review, the Company recognized revenue when products or services have been provided to the clients, and payment has been received from those clients. At that time, the Company books revenue to its financial statements for the period.

Deferred Taxes:

At September 30, 2008, the Company had an operating loss carry forward, totaling approximately $3,600,000 that may offset future taxable income. Accrued fees and interest to shareholders are not deductible for tax purposes until paid. The measurement of deferred taxes is based on provisions of enacted income tax law. Management does not have evidence to indicate the future period when the carry forwards will be offset by future income. Since future taxable income cannot be determined, a full valuation allowance has been provided.

NOTE 3 – Going Concern:

The Company incurred net losses from operations of $3,934,847 from March 2002 (inception) through September 30, 2008. As of September 30, 2008, the Company’s total liabilities exceeded its total assets. The Company’s recurring losses since its inception raise substantial doubt about its ability to continue as a going concern. The Company believes the current level of working capital will not be sufficient to fund its operations until it expects to start generating positive income from operations. Therefore, the Company anticipates raising capital through the issuance of new equity.

NOTE 4 - Related Party Transaction:

Loans Payable to Stockholders:

Interest is accruing at 7%. The loans are payable upon the consummation of an initial public offering. If the Company does not consummate an initial public offering, the loans will be forgiven. However, the interest on a loan from a director of $27,500.00, the principal of which, has been repaid, carries an interest rate of 18% per annum, which will not be forgiven if there is no public offering.  An existing shareholder loaned the Company, from March 2, 2002 (inception) to August 2, 2007, $200,000. After August 2, 2007 (see Note 5), the shareholder loaned the Company $186,299.

Administrative Fees:

The Company agreed to accrue administrative fees to two Founding Stockholders, of $7,500 each per month, for general administrative services from March 25, 2002 through December 31, 2003, and $10, 000 each per month from January 1, 2004 through the effective date of the initial public offering. If there is no initial public offering, the deferred fees will be forgiven.

Classification:

Because of the uncertainty of the timing of the initial public offering, those items have been classified as long term liabilities.

Debt Retirement:

On August 2, 2007, the Company retired a significant portion of the related party long-term debt. Long-term debt, of $ 2,915,997, was exchanged for 6,249,000 shares of common stock. Since the value of the debt was more clearly evident, valuation was determined using the value of the debt. Each individual received their respective percentage of the 6,249,000 shares. There was no gain or loss on the exchange.

Note 5 - Deferred Revenue:

Deferred revenue is recorded when payments are received in advance of performing our service obligations and is recognized over the service period. Current deferred revenue is included in deferred revenue in current liabilities on our balance sheets. Current deferred revenue was $114,670 at September 30, 2008.

Catoca Mine provided the Company with the advance of $246,000 for installment of fuel distribution equipment. The company agreed to install fire protection systems and fuel distribution systems. Shipments of equipment begin August 31, 2008 and construction will be completed by December 31, 2008.

MILLENNIUM GROUP WORLDWIDE, INC.
(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

DECEMBER 31, 2007, 2006 and 2005

MILLENNIUM GROUP WORLDWIDE, INC.
(A Development Stage Company)
FINANCIAL STATEMENTS
December 31, 2007, 2006 and 2005

TABLE OF CONTENTS

PAGES

Cover Page	F-1

Table of Contents	F-2

Independent Auditor’s Report	F-3 – F-4

Balance Sheets	F-5

Statements of Operations and Deficit Accumulated During Development Stage	F- 6

Statements of Cash Flows	F- 7

Statements of Stockholders’ Equity (Deficiency)	F- 8

Notes to Financial Statements	F -9 – F -10

SHARPP & COMPANY, P.A.

CERTIFIED PUBLIC ACCOUNTANT

5617 NORTHWEST SEVENTH AVENUE

MIAMI, FLORIDA  33127

TEL. (305) 751-4551

E-MAIL W_SHARPP@BELLSOUTH.NET

FAX (305) 751-5017

Report of Independent Registered Public Accounting Firm

February 22, 2008

To the Board of Directors
Millennium Group Worldwide, Inc.
Jacksonville, Florida

We have audited the accompanying balance sheet of Millennium Group Worldwide, Inc., (A Development Stage Company) as of December 31, 2007, 2006 and 2005 and the related statements of operations and deficit accumulated during the development stage, cash flows and stockholders’ equity (deficiency) from inception (March 25, 2002) to December 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Millennium Group Worldwide, Inc. (A Development Stage Company) as of December 31, 2007, 2006 and 2005 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 3 to the financial statements, the Company’s recurring losses from operations raise substantial doubt about its ability to continue as a going concern. Management’s plans as to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Sharpp & Company, P.A.
Sharpp & Company, P.A.
Miami, Florida

Millennium Group Worldwide, Inc
(Development Stage Company)
Balance Sheets
December 31, 2007, 2006, and 2005

ASSETS	2007	2006	2005
CURRENT ASSETS
Cash	$3,401	$3,443	$4,875
TOTAL ASSETS	3,401	3,443	4,875
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

CURRENT LIABILITIES
Accounts payable	$37,612	$55,390	$13,107

LONG-TERM LIABILITIES- stockholders
Loans payable	186,299	1,101,620	707,672
Accrued fees	100,000	1,035,000	795,000
Accrued interest	6,344	187,831	107,011

TOTAL LONG-TERM LIABILITIES	292,643	2,324,451	1,609,683

TOTAL LIABILITIES	330,255	2,379,841	1,622,790
STOCKHOLDERS' EQUITY (DEFICIENCY)
Common stock
Authorized 50,000,000 shares at $0.001 par value,
Issued 6,250,000 for 2007 and 1,000 shares for 2006 and 2005	2,916,997	1,000	1,000
Deficit accumulated during the development stage	(3,243,852)	(2,377,397)	(1,618,916)
Total Equity (Deficiency)	(326,855)	(2,376,397)	(1,617,916)
TOTAL LIABILITIES and EQUITY (DEFICIENCY)	$3,401	$3,443	$4,875

Millennium Group Worldwide, Inc.
(Development Stage Company)
Statements of Operations
Years ended December 31, 2007, 2006 and 2005
and deficit accumulated during the development stage
from March 25, 2002 (Inception),
to December 31, 2007

OPERATING EXPENSES:	2007	2006	2005	March 2002 (inception) to December 31, 2007
Administrative fees; stockholders	$240,000	$240,000	$240,000	$1,275,000
Travel	282,163	256,488	269,938	1,023,746
Automobile	44,355	32,513	19,785	127,303
Subcontractors	31,480	35,885	17,960	93,675
Professional fees	61,180	18,996	11,540	92,426
Telephone	37,251	22,038	15,351	88,686
Office supplies	29,872	24,871	5,630	70,217
Insurance	13,192	14,473	13,225	53,723
Utilities	11,027	8,102	6,320	36,229
Maintenance	6,559	7,303	16,545	34,849
Rent	10,403	10,403	7,166	30,372
Health Care	9,124	3,975	3,142	24,442
Other	9,016	2,177	1,233	13,407
Contributions	1,716	91	1,425	8,788
Bank Service Charges	434	347	1,718	4,477
TOTAL OPERATING EXPENSES	787,772	677,662	630,978	2,977,340
INTEREST EXPENSE; STOCKHOLDERS	78,681	80,820	48,912	266,512
NET (LOSS)	$(866,453)	$(758,481)	$(679,890)	$(3,243,852)

LOSS PER SHARE:
Net (Loss) per Share	$(0.34)	$(758)	$(680)
Weighted Average Shares Outstanding	2,586,203	1,000	1,000

Millennium Group Worldwide, Inc.
(Development Stage Company)
Statements of Cash Flows
Years ended December 31, 2007, 2006 and 2005
And from March 25, 2002 (Inception Date)
To December 31, 2007

	2007	2006	2005	March 2002 (Inception) to December 31, 2007
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss)	$(866,453)	$(758,481)	$(679,890)	$(3,243,852)
Adjustments to reconcile net (loss) to net cash (used) by operating activities
Cash used by operating activities
Changes in:
Accounts payable	(17,778)	42,283	13,107	37,612
Accrued fees - Stockholders	240,000	240,000	240,000	1,275,000
Accrued interest - Stockholders	78,681	80,820	48,912	266,512
NET CASH (USED) BY OPERATING ACTIVITIES	(565,550)	(395,378)	(377,871)	(1,664,728)
CASH FLOWS FROM FINANCING ACTVITES
Issuance of Debt - Stockholders	565,508	393,948	381,065	1,667,129
Common stock issued	-	-	-	1,000
NET CASH PROVIDED BY FINANCING ACTIVITIES	565,508	393,948	381,065	1,668,129
Net increase (decrease) in cash	(42)	(1,431)	3,194	3,401
Cash, beginning	3,443	4,875	1,681	-
Cash, end	$3,401	$3,443	$4,875	$3,401
SUPPLEMENTAL CASH FLOW INFORMATION:

On August 2, 2007, the Company issues 6,249,000 shares of common stock to existing stockholders in payment of long-term debt.

Millennium Group Worldwide, Inc
(Development Stage Company)
Statement of Stockholders’ Equity
December 31, 2007, 2006, and 2005

	Shares	Amount	Net (Loss)	Deficit Accumulated During Development Stage	Total Equity
March 25, 2002 (inception) to December 31, 2002	$1,000	$1,000	$(135,000)	$(135,000)	$(134,000)
Net(Loss) 2003			(345,799)	(480,799)	(479,799)
Net(Loss) 2004			(458,226)	(939,025)	(938,025)
Net(Loss) 2005			(679,890)	(1,618,916)	(1,617,916)
Net(Loss) 2006			(758,481)	(2,377,397)	(2,376,397)
Net(Loss) 2007			(866,453)	(3,243,852)	(326,855)
Common Stock issued in exchange for debt - 2007	6,249,000	2,915,997

Balance December 31, 2007	$6,250,000	$2,916,997		$(3,243,852)	$(326,855)

MILLENNIUM GROUP WORLDWIDE, INC.
A DEVELOPMENT STAGE COMPANY
NOTES TO FINANCIAL STATEMENTS

NOTE 1 – Organization

Millennium Group Worldwide, Inc. (the “Company”) was organized as a Florida corporation on March 25, 2002.

The Company was formed to meet the expanding needs of ethnic communities for consumer products and services. The Company intends to initially concentrate its operations in South Africa and Mozambique and extend from ownership of housing to ownership of companies such as banks, mining, construction, real estate development, transportation and advertising.

NOTE 2 – Summary of Significant Accounting Policies

Development Stage Enterprise:

The Company has had no revenues and its activities, consisting of instituting its business plan, are accounted for as those of a “Development Stage Enterprise”.

Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the Unites States of America requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Deferred Taxes:

At December 31, 2007, the Company had an operating loss carryforward, totaling approximately $1,702,337 that may offset future taxable income. Accrued fees and interest to shareholders are not deductible for tax purposes until paid. The measurement of deferred taxes is based on provisions of enacted income tax law. Management does not have evidence to indicate the future period when the carryforwards will be offset by future income. Since future taxable income cannot be determined, a full valuation allowance has been provided.

NOTE 3 – Going Concern:

As of December 31, 2007, the Company’s total liabilities exceeded its total assets by $326,854. The Company has incurred net losses from operations of $3,243,852 from March 2002 (inception) through December 31, 2007. The Company’s recurring losses since its inception raise substantial doubt about its ability to continue as a going concern. The Company believes the current level of working capital will not be sufficient to fund its operations until it expects to start generating positive income from operations. Therefore, the Company anticipates raising capital through the issuance of new equity.

As of December 31, 2004, the Company entered into a contract with Varick Memorial A.M.E. Zion Church to construct affordable houses in Mozambique, Africa for middle income teachers and professionals. Construction is anticipated to begin after consummation of an initial public offering.

NOTE 4 - Related Party Transaction:

Loans Payable to Stockholders:

Interest is accruing at 7%. The loans are payable upon the consummation of an initial public offering. If the Company does not consummate an initial public offering, the loans will be forgiven. The RONCO Group of Companies (RONCO), an existing shareholder, loaned the Company, from March 2, 2002 (inception) to August 2, 2007, $200,000. After August 2, 2007, RONCO loaned the Company $189,700.

Administrative Fees:

The Company has agreed to accrue administrative fees for two Founding Stockholders, of $7,500 each per month, for general administrative services from March 25, 2002 through December 31, 2003, and $10, 000 each per month from January 1, 2004 through the effective date of the initial public offering. If there is no initial public offering, the deferred fees will be forgiven.

Classification:

Because of the uncertainty of the timing of the initial public offering, those items have been classified as long term liabilities.

NOTE 5 - Debt Retirement:

During the year ended December 31, 2007, the Company retired a significant portion of the long-term debt as a part of a debt reduction program.  The long-term liabilities were retired by exchanging the Company’s stock.  Since the value of the debt was more clearly evident, valuation was determined using the value of the debt.  Long-term debt valued at $2,915,997 was exchanged for 6,249,000 shares of common stock.  There was no gain or loss on the exchange.

[Balance of Page Intentionally Left Blank]

SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

MILLENNIUM GROUP WORLDWIDE INCORPORATED

2825 N. 10th Street
St. Augustine, Florida 32084

By executing this Subscription Agreement and Power of Attorney (hereafter, the "Subscription Agreement") of MILLENNIUM GROUP WORLDWIDE INCORPORATED (hereafter, the "Company"), the undersigned purchaser (hereafter, the "Purchaser") hereby irrevocably subscribes for shares of common stock ("Shares") in the Company. Purchaser herewith encloses the sum of $___________ ($500 initial minimum and additional purchases by existing Shareholders may be in $500 increments). Subscriptions, whether checks or wire transfers, should be made payable to Escrow Agent, Miami Escrow Services, Inc. If this Subscription Agreement is accepted, the Purchaser agrees to contribute the amount enclosed to the Company.

Purchaser represents that he, she or it has (i) a liquid net worth of at least $50,000 (exclusive of home, furnishings and automobiles); (ii) a liquid net worth (similarly calculated) of at least $25,000 and an annual adjusted gross income of at least $20,000 where the investment constitutes no more than 10% of the purchaser's net worth; or (iii) a net worth of at least $150,000 (inclusive of home, furnishings and automobiles).

California has established suitability requirements that are more stringent than the standards that we have established and described above.  Shares will be sold only to investors in California who meet the special suitability standards set forth below:

Investors must have either (1) a liquid net worth os at least $150,000 or  (2) gross annual income of $50,000 and a liquid net worth of at least $75,000, in neither case shall the investment exceed ten percent (10%) of the investor’s liquid net worth; provided, however, that such special suitability standards shall not be applicable to an individual (or a husband and wife) who, including the proposed purchase, has not purchased more than $2,500 worth of securities issued or proposed to be issued by us within twelve months preceding the proposed sale.

In all states, liquid net worth is to be determined excluding the value of a purchaser’s home, furnishings and automobiles.

III-1

Purchaser represents that he meets these financial requirements for his/her/its state of residency and that he is of legal age. Purchaser is urged to review carefully the responses, representations and warranties he is making herein. Purchaser agrees that this subscription may be accepted or rejected in whole or in part by the Company in its sole and absolute discretion.

READ THIS PROSPECTUS CAREFULLY BEFORE YOU SUBSCRIBE. CONTAINED HEREIN ARE DISCLOSURES CONCERNING VARIOUS RISKS, CONFLICTS, FEES AND EXPENSES RELATING TO OR TO BE PAID BY THE COMPANY. YOU SHOULD BE AWARE THAT THE DISCLOSURES MADE MAY BE USED AS A DEFENSE IF PROCEEDINGS ARE BROUGHT BY SHAREHOLDERS RELATING TO THE COMPANY.

REPRESENTATIONS AND WARRANTIES

Purchaser makes the following representations and warranties in order to permit the Company to determine his suitability as a purchaser of Shares:

(1)	The undersigned has received the Company's Prospectus and the exhibits thereto and is aware of and can afford the risks of an investment in the Company as described in such Prospectus.

(2)
The undersigned understands that the Company has made all documents pertaining to the transactions described in the Company's Prospectus available to the undersigned in making the decision to purchase the Shares subscribed for herein and that no representations or agreements other than those set forth in the Prospectus and the exhibits thereto have been made to the undersigned in respect thereto.

(3)	The undersigned is reminded that:

(a)	The Shares are speculative investments, the purchase of which involves a high degree of risk of loss of the entire investment of the undersigned in the Company.

(b)
S/he is encouraged to discuss the proposed purchase with her/his attorney, accountant or a Purchaser Representative (as defined under Regulation D, promulgated under the Securities Act of 1933, as amended) or take the opportunity to do so, is aware of and can afford the risks of an investment in the Company, and is satisfied that s/he has had an adequate opportunity to ask questions concerning the Company, the Shares and the offering described in the Prospectus.

(c)
No federal or state agency has passed upon the adequacy or accuracy of the information set forth in the Prospectus or made any finding or determination as to the fairness of the investment, or any recommendation or endorsement of the Shares as an investment.

(d)	S/he must not be dependent upon a current cash return with respect to her/his investment in the Shares. S/he understands that distributions are not required (and are not expected) to be made.

(e)	The Company is not a "tax shelter" and the specific tax consequences to her/him relative to as an investment in the Company will depend on her/his individual circumstances.

(4)
If the Shares are being subscribed for by a pension or profit-sharing plan, the undersigned independent trustee represents that s/he has reviewed the plan's portfolio and finds (considering such factors as diversification, liquidity and current return and projected return of the portfolio) this purchase to be a prudent investment under applicable rules and regulations, and acknowledges that no representation is made on behalf of the Company that an investment in the Company by such plan is suitable for any particular plan or constitutes a prudent investment thereby. Moreover, the undersigned independent trustee represents that s/he understands that income generated by the Company may be subject to tax, that s/he is authorized to execute such subscription on behalf of the plan or trust and that such investment is not prohibited by law or the plan's or trust's governing documents.

III-2

The undersigned understands and agrees that this subscription may be accepted or rejected by the Company in whole or in part, in its sole and absolute discretion. The undersigned hereby acknowledges and agrees that this Subscription Agreement shall survive (i) non-material changes in the transactions, documents and instruments described in the Prospectus, (ii) death or disability of the undersigned and (iii) the acceptance of this subscription by the Company.

By executing this Subscription Agreement below, the undersigned (i) acknowledges the accuracy of all statements and (ii) appoints the management of the Company to act as his true and lawful attorney to file any documents or take any action required by the Company to carry out its business activities. In addition, the undersigned by executing this Subscription Agreement waives on behalf of her/himself and her/his estate the furnishing of any inventory, accounting or appraisal of the assets of the Company; providing that such waiver does not extend to any rights granted a Shareholder under pertinent federal or state law.

The foregoing information which the undersigned has provided to the Company is true and accurate as of the date hereof and shall be true and accurate as of the date of the undersigned's admission as a Shareholder. If in any respect such representations, warranties or information shall not be true and accurate at any time prior to the undersigned's admission as a Shareholder, s/he will give written notice of such fact to the Company, specifying which representation, warranty or information is not true and accurate and the reason therefore.

By executing this Subscription Agreement, the undersigned certifies, under penalty of perjury:

(1)	That the Social Security Number or Taxpayer Identification Number provided below is correct; and
(2)
That the IRS has never notified him that s/he is subject to 20% backup withholding, or has notified her/him that s/he is no longer subject to such backup withholding. (NOTE: IF THIS PART (2) IS NOT TRUE IN YOUR CASE, PLEASE STRIKE OUT THIS PART BEFORE SIGNING.)

(3)
 The undersigned is a U.S. citizen or resident, or is a domestic corporation, partnership or trust, as defined in the Internal Revenue Code of 1986, as amended. (NOTE: IF THIS PART (3) IS NOT TRUE IN YOUR CASE, PLEASE STRIKE OUT THIS PART BEFORE SIGNING.)

(4)
That the undersigned acknowledges and agrees that this information may be disclosed to the Internal Revenue Service by the Company and that any false statement contained herein is punishable by fine, imprisonment or both. The undersigned will notify the Company within sixty (60) days of the date upon which any of the information contained herein becomes false or otherwise changes in a material manner, or the undersigned becomes a foreign person. The undersigned agrees to update this information whenever requested by the Company. Under penalties of perjury, the undersigned declares that the undersigned has examined the information contained herein and to the best of the undersigned's knowledge and belief, it is true, correct and complete, and that the undersigned has the authority to execute this Subscription Agreement.

This Subscription Agreement and the representations and warranties contained herein shall be binding upon the heirs, executors, administrators and other successors of the undersigned. If there is more than one signatory hereto, the obligations, representations, warranties and agreements of the undersigned are made jointly and severally.

The undersigned is the following kind of entity (please check):

Individual	IRA
Joint Account – JTWROS	Pension Plan
Joint Account –TENCOM	Trust
UGMA (Gift to Minor)	Non-Profit Organization
Partnership	Employee of NASD member firm
Corporation	Other (Specify)

III-3

NOTE: IF A JOINT SUBSCRIPTION, PLEASE INDICATE WHETHER JOINT TENANTS WITH RIGHT OF SURVIVORSHIP (JTWROS) OR TENANTS IN COMMON (TENCOM). EACH JOINT TENANT OR TENANT IN COMMON MUST SIGN IN THE SPACE PROVIDED. IF PURCHASER IS A TRUST, PARTNERSHIP, CORPORATION OR OTHER BUSINESS ASSOCIATION, THE SIGNING TRUSTEE, PARTNER OR OFFICER REPRESENTS AND WARRANTS THAT HE/SHE/IT HAS FULL POWER AND AUTHORITY TO EXECUTE THIS SUBSCRIPTION AGREEMENT ON ITS BEHALF. IF PURCHASER IS A TRUST OR PARTNERSHIP, PLEASE ATTACH A COPY OF THE TRUST INSTRUMENT OR PARTNERSHIP AGREEMENT. IF PURCHASER IS A CORPORATION, PLEASE ATTACH CERTIFIED CORPORATE RESOLUTION AUTHORIZING SIGNATURE.

Investor’s Full Name

Social Security or Tax ID#	Date of Birth

Street Address

City, State and Zip Code

Business Phone (Day)	Home Phone (Evening)

Email address (if applicable)

First Investor Signature (Individual or, if an entity, the Custodian, Officer or Partner)

Second Investors Information: (If applicable)

Second Investor’s Full Name

Second Investor Signature

TO BE COMPLETED BY COMPANY

The undersigned certifies that s/he has informed the Purchaser of all pertinent facts relating to the liquidity and marketability of the Shares as set forth in the Prospectus. In addition, the undersigned has reasonable grounds to believe on the basis of information obtained from the Purchaser concerning his investment objectives, other investments, financial situation and needs, and any other information known by the undersigned, that: (i) the Purchaser is or will be in a financial position appropriate to enable her/him to realize to a significant extent the benefits described in the Prospectus; (ii) the Purchaser has a fair market net worth sufficient to sustain the risks inherent in the Company, including losses of investment and lack of liquidity; and (iii) the Company is otherwise a suitable investment for the Purchaser.

Accepted by:
Julius Jackson, Sr.	President

III-4

PART II

Item 13.	Other Expenses of Issuance and Distribution *

The following table sets forth an itemized statement of all cash expenses in connection with the issuance and distribution of the securities being registered:
	At $3MM Minimum		At $75MM Maximum
SEC registration fee	$2,302.50		$2,302.50
Blue sky fees and expenses*	18,500.00		18,500.00
Printing and related expenses*	20,000.00		20,000.00
Legal fees**	62,500.00		62,500.00
Accounting fees and expenses*	37,500.00		37,500.00
Transfer Agent fees	2,500.00		2,500.00
Self-underwriting/marketing expenses*	50.000.00		240,000.00
Miscellaneous	6,697.50		16,697.50
TOTAL	$200,000	***	$400,000.00	***

* Estimated
** Counsel, in addition, is being issued 1/2 of 1% of the outstanding shares of the Registrant as of the date this Registration Statement is declared effective.
*** Expenses will be the same irrespective of the number of shares actually sold by Registrant, whether the $75,000,000 of common share maximum (or some lesser number) is raised.

Item 14.	Indemnification of Directors and Officers

Reference is made to “Certain Related Party Transactions” and “Description of Capital Stock” contained in the Prospectus relating to the indemnification of Registrant’s officers, directors, stockholders, employees and affiliates.  The Registrant is prohibited from indemnifying its affiliates for liabilities resulting from violations or alleged violations of the Securities Act of 1933 or any state securities laws in connection with the issuance or sale of the shares of common stock, except in the case of successful defense of an action in which such violations are alleged, and then only if a court approves such indemnification after being appraised of relevant regulatory positions on indemnification.

Specifically, each director or officer of Registrant will be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with the defense or settlement of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in which he is involved by reason of the fact that he is or was a director or officer of Registrant; such indemnification, of course, is conditioned upon such officer or director having acted in good faith and in a manner that he reasonably believed to be in the best interests of Registrant and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful.  If, however, any threatened, pending or completed action, suit or proceeding is by or in the right of Registrant, the director or officer shall not be indemnified in respect to any claim, issue or matter as to which he is adjudged to be liable to us unless a court determines otherwise.

Moreover, the Certificate of Incorporation of Registrant provides that authorizes Registrant indemnify any person, including its directors and offers, to the fullest extent permitted by the Florida Business Corporation Act.

III-5

Item 15.     Recent Sales of Unregistered Shares

There has been no established trading market for the Registrant’s common stock since its inception on March 25, 2002.  As of September 30, 2007, Registrant had approximately 117 shareholders of record owning its 6,250,000 outstanding shares of common stock in the circumstances described below.  Registrant has at no time issued options and/or warrants to employees, affiliates and/or service providers.

Since inception, Registrant has funded its developmental stage activities through the issuance over time of convertible debentures having a principal amount of approximately $2,820,277 to 117 persons during multiple offering periods over the prior five years.  No underwriter was employed in connection with the offer and sale of such convertible debentures.  Registrant claimed the exemption from registration in connection with such private placement offering provided under Section 4(2) of the Securities Act of 1933 and Rule 505 or Regulation D thereunder.  Such debt was converted as of August 2, 2007, to common shares aggregating 6,250,000.  No underwriter was employed in connection with such conversion.  Registrant claimed the exemption from registration in connection with such exchange with its existing convertible debenture holders provided under Section 3(a)(9) of the Securities Act of 1933.

Item 16.    Index to Exhibits

(a)
(1)	Financial Statements -- Included in Prospectus

Balance Sheets as of December 31, 2007 and 2006 (audited) and September 30, 2008 (unaudited)

Statements of Operations and Deficit Accumulated During the Development Stage for the years ended December 31, 2007 and 2006 (audited) and September 30, 2008 (unaudited)

Statements of Cash Flows for the years ended December 31, 2007 and 2006 (audited) and September 30, 2008 (unaudited)

Statement of Changes in Shareholder’s Equity

Notes to Financial Statements.

(2)	Included Separately from Prospectus: Consent of Independent Public Accountants. (See Exhibit 23.2 below.)

Other than the Financial Data Schedule, no schedules are included for the reason that all required information is contained in the financial statements included in the Prospectus.

(b)	Exhibits:
*3.1	Certificate of Incorporation of Registrant.
*3.2	Bylaws of Registrant
*3.3	Form of Stock Certificate.
3.4	Subscription Agreement (an exhibit to Prospectus), Minutes of Meetings dated December 14, 2002; December 13, 2003; December 11, 2004; December 10, 2005; December 28, 2006; and August 2, 2007.
*5.1
Opinion of Counsel as to the legality of the Shares. Conformed, Executed Escrow Agreement between Registrant and Miami Escrow Services, Inc. (with completed Information Sheet),  Conformed, Executed Joint Venture Agreement between Registrant and Franklin Auto Mall, Inc. re Automotive Group.

*10.2.1	Ratification & Extension Agreement between Registrant and Franklin Auto Mall, Inc. re Automotive Group.
*10.2.2	Extended Ratification & Extension Agreement between Registrant and Franklin Auto Mall, Inc. re Automotive Group.
*10.2.3	Extended Ratification & Extension Agreement between Registrant and Franklin Auto Mall, Inc. re Automotive Group.
10.2.4
Extended Ratification & Extension Agreement (to March 15, 2009) between Registrant and Franklin Auto Mall, Inc. re Automotive Group. Conformed, Executed Joint Venture Agreement between Prism Real Estate, Inc. re Cascadas Project.

*10.3.1	Ratification & Extension Agreement to Joint Venture Agreement between Prism Real Estate,Inc. re Cascadas Project
*10.3.2	Extended Ratification & Extension Agreement to Joint Venture Agreement between Prism Real Estate, Inc. re Cascadas Project
*10.3.3	Extended Ratification & Extension Agreement to Joint Venture Agreement between Prism Real Estate, Inc. re Cascadas Project
10.3.4
Extended Ratification & Extension Agreement (to March 15, 2009) to Joint Venture Agreement between Prism Real Estate, Inc. re Cascadas Project. Conformed, Executed Joint Venture Agreement between Tambala Foods Products Limited re Cocoa Project .Conformed, Executed Joint Venture Agreement between Wandana International Jambo Coffees and Teas, Inc. re African Crops Project

*10.5.1	Addendum to Joint Venture Agreement between Wandana International Jambo Coffees and Teas, Inc. re African Crops Project
*10.5.2	Ratification & Extension Agreement to Joint Venture Agreement between Wandana International Jambo Coffees and Teas, Inc. re African Crops Project.
*10.5.3	Extended Ratification & Extension Agreement to Joint Venture Agreement between Wandana International Jambo Coffees and Teas, Inc. re African Crops Project.
*10.5.4	Extended Ratification & Extension Agreement to Joint Venture Agreement between Wandana International Jambo Coffees and Teas, Inc. re African Crops Project.
10.5.5
Extended Ratification & Extension Agreement (to March 15, 2009) to Joint Venture Agreement between Wandana International Jambo Coffees and Teas, Inc. re African Crops Project. Conformed, Executed Purchase and Development Agreement between Registrant and Amera Broward Central, Inc. re Carishoca Project. Conformed, Executed Shareholder Agreement between Registrant and Leman Trading 33 (Pty) Ltd. Re Knysna  Project.

*10.7.1	Ratification & Extension Agreement to Shareholder Agreement between Registrant and Leman Trading 33 (Pty) Ltd. Re Knysna Project.
*10.7.2	Extended Ratification & Extension Agreement to Shareholder Agreement between Registrant and Leman Trading 33 (Pty) Ltd. Re Knysna Project.
*10.7.3	Extended Ratification & Extension Agreement to Shareholder Agreement between Registrant and Leman Trading 33 (Pty) Ltd. Re Knysna Project
10.7.4	Extended Ratification & Extension Agreement (to March 15, 2009) to Shareholder Agreement between Registrant and Leman Trading 33 (Pty) Ltd. Re Knysna Project
*10.8
Shareholder Agreement between Registrant and The Ronco Group of Companies, Inc. re Financial Services Group (Subsequently cancelled but provided on a fully conformed basis). Conformed, Executed Vacant Land Contract between Registrant and Cameron Jacobs re St. Augustine Project.

*10.9.1	Ratification & Extension Agreement to Vacant Land Contract between Registrant and Cameron Jacobs re St. Augustine Project.
*10.9.2	Extended Ratification & Extension Agreement to Vacant Land Contract between Registrant and Cameron Jacobs re St. Augustine Project.
*10.9.3	Extended Ratification & Extension Agreement to Vacant Land Contract between Registrant and Cameron Jacobs re St. Augustine Project.
10.9.4	Extended Ratification & Extension Agreement (to March 15, 2009) to Vacant Land Contract between Registrant and Cameron Jacobs re St. Augustine Project.
*10.10	Memorandum of Understanding between Registrant and the Ministry of the Interior for the Republic of Angola.
*10.11	Conformed, Executed Marketing Contract between Registrant and J.P. Morgan regarding Mortgage Operations.
*10.12	Letter from Catoca Mining Limited Accepting Registrant’s proposal for providing multiple outsourced services.
*10.13	Form of Contract for Study of Water Intake from Chicapa River for the Catoca Mining Limited Mine and New Village between Registrant and Catoca Mining Limited
*10.14	Form of Contract for Supplying an Automotive Leasing and Maintenance Program to Catoca Mining Limited
*10.15	Form of Contract for Acquiring Maintaining and Expanding the Delivery of Current Health Services to Catoca Mining Limited Employees and Dependents between Registrant and Catoca Mining Limited
*10.16	Form of Contract for Supply and Construction of Houses at Catoca Mining Limited New Village between Registrant and Catoca Mining Limited
*10.17	Conformed, Executed Contract for Fuel Distribution and Fire Protection between Registrant and Catoca Mining Limited
*10.18	Conformed, Executed Contract for Mineral Development between Registrant and Bas Congo Province
*10.19	Amended and Restated Secured Note Between Millennium Group Worldwide Incorporated and Everest Advisors, Inc.
*10.20	Board Resolutions Regarding Tim Lane Payment Arrangements
*10.21	Board Resolutions Regarding Mr. Jackson and Ms. White Prior Compensation
23.1	Consent of Counsel (Carl N. Duncan, Esq., LLC).
23.2	Consent of Auditors (Sharpp & Company, P.A.).

* Previously filed and not filed herewith

III-6

Item 17. Undertakings

A.	Certificates: Inapplicable
B.	Rule 415 Offering

Registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:  (i) include any prospectus required by Section 10(a) (3) of the Securities Act of 1933 (the “1933 Act”); (ii) reflect in the Prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement; and (iii) include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2)
For determining liability under the 1933 Act, treat each post-effective amendment as a new Registration Statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

C.	Request for Acceleration of Effective Date

  The Registrant may elect to request acceleration of the effective date of the Registration Statement under Rule 461 of the 1933 Act.

D.	Indemnification

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

E.	Liability to Any Purchase in Initial Distribution of Securities

Registrant undertakes that in a primary offering of its securities pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to have offered or sold such securities to such purchaser:

(i)	Any Preliminary Prospectus or Prospectus of the Registrant relating to the Offering required to be filed pursuant to Rule 424 under the 1933 Act;
(ii)	Any free writing Prospectus relating to the Offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;
(iii)	The portion of any other free writing Prospectus relating to the Offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and
(iv)	Any other communication that constitutes an offer in the Offering made by the Registrant to the purchaser.

The Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant’s Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s Annual Report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Pre-Effective Amendment No.11 to the Registration Statement to be signed on its behalf by the Undersigned, thereunto duly authorized, in the City of St. Augustine, Florida, on the 2nd day of January, 2009.

MILLENNIUM GROUP WORLDWIDE INCORPORATED
 By:  /s/ Julius Jackson, Sr.                                                                           Julius Jackson, Sr., Chairman and President
Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 11 to the Registration Statement has been signed below by the following persons in their respective capacity as officer and/or director of the Registrant on the date indicated.

Signatures/Title	Date
/s/ Julius Jackson, Sr. Julius Jackson, Sr., Chairman, President and Principal Executive Officer	January 2, 2009
/s/ Newall J. Daughtrey Newall J. Daughtrey, Treasurer, Principal Financial/Accounting Officer and Director	January 2, 2009
/s/ Timothy M. Lane Timothy M. Lane, Chief Operating Officer and Director	January 2, 2009
/s/ Richard Corrigan Richard Corrigan, Executive Vice-President and Director	January 2, 2009
/s/ Ronald Avery Ronald Avery, Director	January 2, 2009
/s/ Patricia J. Braynon Patricia J. Braynon, Director	January 2, 2009
/s/ Robert Curbelo Robert Curbelo, Director	January 2, 2009
/s/ Ronald J Hoston Ronald J Hoston, Director	January 2, 2009
/s/ Joseph Johnson, Jr. Joseph Johnson, Jr., Director	January 2, 2009
/s/ Thomas S. Kornegay Thomas S. Kornegay, Director	January 2, 2009
/s/ Joseph Krall Joseph Krall, Director	January 2, 2009
/s/ Dr. W. David Lee Dr. W. David Lee, Director	January 2, 2009
/s/Gordon G. Murdock Gordon G. Murdock, Director	January 2, 2009
/s/ Charles Perkins Charles Perkins, Director	January 2, 2009
/s/ Mary White Mary White, Director	January 2, 2009

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